PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 16, 1996)
--------------------------------------------------------------------------------

                                  $210,000,000
                  DELTA FUNDING HOME EQUITY LOAN TRUST 1996-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-3

                           DELTA FUNDING CORPORATION
                             (SELLER AND SERVICER)

                             PRUDENTIAL SECURITIES
                         SECURED FINANCING CORPORATION
                                  (DEPOSITOR)
                         ------------------------------

     The Home Equity Loan Pass-Through Certificates, Series 1996-3 (the 'Certificates'), will consist of the Classes (each, a 'Class') listed below (collectively, the 'Class A Certificates'), the Class S Certificates (collectively with the Class A Certificates, the 'Senior Certificates') and the Class R-1 and Class R-2 Certificates. Only the Class A Certificates are being offered hereby. The Senior Certificates will have the benefit of an irrevocable and unconditional certificate guaranty insurance policy (the 'Policy') issued by MBIA Insurance Corporation (the 'Certificate Insurer') pursuant to which the Certificate Insurer will guarantee payments to the holders of Senior Certificates as described herein.

                                 MBIA

                                                  (cover continued on next page)

                                                             INITIAL CLASS      CERTIFICATE        FINAL SCHEDULED
                                                           PRINCIPAL BALANCE        RATE        DISTRIBUTION DATE (1)
Class A-1................................................    $  70,100,000         (2)          October 25, 2011
Class A-2................................................    $  56,900,000        6.525  %      October 25, 2011
Class A-3................................................    $  16,100,000        6.825  %      February 25, 2015
Class A-4................................................    $  22,400,000        7.075  %      March 25, 2019
Class A-5................................................    $  14,500,000        7.250  %(3)   December 25, 2026
Class A-6................................................    $  30,000,000         (2)          December 25, 2026

(1) Determined as described under 'Description of the Certificates--Final Scheduled Distribution Date' herein.
(2) The Pass-Through Rate for this Class will be calculated by reference to the London interbank offered rate for one-month U.S. dollar deposits ('1-Month LIBOR') subject to the limitations described herein. See 'Description of the Certificates--The Certificate Rate' herein.
(3) For each Distribution Date after the Optional Termination Date, the Certificate Rate for this Class will be 7.750% per annum.

                         ------------------------------

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER 'RISK FACTORS' BEGINNING ON PAGE S-14 HEREIN AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS.
                         ------------------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF DELTA, THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

     The Class A Certificates will be purchased by Prudential Securities Incorporated, Lehman Brothers Inc. and Greenwich Capital Markets, Inc. (the 'Underwriters') from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 99.92% of the aggregate principal balance of the Class A Certificates before deducting expenses payable by the Depositor estimated to be $500,000. See 'Underwriting' herein.

     The Class A Certificates are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Class A Certificates will be issued on or about December 27, 1996, and will thereafter be available from the Underwriters through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and Cedel Bank, societe anonyme, and the Euroclear System.

PRUDENTIAL SECURITIES INCORPORATED
                                LEHMAN BROTHERS
                                                 GREENWICH CAPITAL MARKETS, INC.
--------------------------------------------------------------------------------
          The date of this Prospectus Supplement is December 18, 1996.

(Cover continued from front page)

     The Certificates will evidence in the aggregate the entire beneficial interest in a pool (the 'Mortgage Pool') of closed-end, fixed- and adjustable-rate, mortgage loans (the 'Mortgage Loans') consisting of two groups ('Loan Group 1' and 'Loan Group 2,' respectively, and each a 'Loan Group') held by Delta Funding Home Equity Loan Trust 1996-3 (the 'Trust') to be formed pursuant to a Pooling and Servicing Agreement among Prudential Securities Secured Financing Corporation, as Depositor, Delta Funding Corporation

('Delta'), as Seller and Servicer, and Bankers Trust Company of California, N.A., as Trustee. The assets of the Trust will also include certain other property. Distributions on the Class S, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the 'Group 1 Certificates') will be calculated by reference to Loan Group 1 which consists of Mortgage Loans with fixed interest rates. Distributions on the Class A-6 Certificates (the 'Group 2 Certificates') will be calculated by reference to Loan Group 2 which consists of Mortgage Loans with adjustable interest rates. The Mortgage Loans are secured by first and second deeds of trust or mortgages primarily on one- to four-family residential properties. All of the Initial Mortgage Loans will be acquired by Prudential Securities Secured Financing Corporation (the 'Depositor') from Delta.

     Distributions on the Class A Certificates will be made on the 25th day of each month or, if such date is not a Business Day, then on the next succeeding Business Day (each, a 'Distribution Date'), commencing in January 1997. On each Distribution Date, holders of the Class A Certificates will be entitled to receive, from and to the limited extent of funds available in the Distribution Account (as defined herein), distributions calculated as set forth herein.

     There is currently no market for the Class A Certificates and there can be no assurance that such a market will develop or if it does develop that it will continue or will provide sufficient liquidity of investment. See 'RISK FACTORS' herein.

     Separate elections will be made to treat certain assets of the Trust as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will constitute 'regular interests' in a REMIC. See 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES' herein and in the Prospectus.

                         ------------------------------

     The Mortgage Loans that were identified as of November 30, 1996 and purchased by the Depositor pursuant to the Purchase Agreement will be collectively referred to herein as the 'Initial Mortgage Loans.' The Pooling and Servicing Agreement will provide that additional closed-end, fixed- and adjustable-rate mortgage loans (the 'Subsequent Mortgage Loans') may be purchased by the Trust from the Seller on the Closing Date. The Initial Mortgage Loans and the Subsequent Mortgage Loans will be collectively referred to as the 'Mortgage Loans.' The maximum amount of Subsequent Mortgage Loans to be transfered to the Trust on the Closing Date for Loan Group 1 and Loan Group 2 is $65,251,801.33 and $8,989,954.73, respectively.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                         ------------------------------

     The Class A Certificates constitute part of a separate series of

Pass-Through Certificates being offered by Prudential Securities Secured Financing Corporation from time to time pursuant to its Prospectus dated December 16, 1996. This Prospectus Supplement does not contain complete information about the offering of the Class A Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Index of Significant Prospectus Supplement Definitions herein and Index of Significant Definitions in the Prospectus for the definitions of certain capitalized terms.

Trust.......................  Delta Funding Home Equity Loan Trust 1996-3 (the 'Trust') will be formed pursuant to a pooling and servicing agreement (the 'Agreement') to be dated as of November 30,
                              1996 among Prudential Securities Secured Financing Corporation, as depositor (the
                              'Depositor'), Delta Funding Corporation ('Delta'), as seller and servicer (together with any successor in such capacity, the 'Seller' and the 'Servicer', respectively), and Bankers Trust Company of California, N.A., as trustee (the 'Trustee'). The property of the Trust will include: a pool of closed-end, fixed- and adjustable-rate mortgage loans (the 'Mortgage Loans'), secured by first and second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties (the 'Mortgaged Properties'); payments in respect of the Mortgage Loans received after the Cut-Off Date, other than payments of interest on the Initial
                              Mortgage Loans due on or before December 15, 1996; property that secured a Mortgage
                              Loan which is acquired by foreclosure or deed in lieu of foreclosure; an assignment of the Depositor's rights under the Purchase Agreement (as defined herein); rights under certain hazard insurance policies covering the Mortgaged Properties; funds on deposit in trust accounts (the 'Initial Interest Coverage Account' and the 'Funding
                              Account') and certain other property, as described more fully herein. In addition, the Depositor has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the 'Policy') for the benefit of the holders of the Class A and the Class S Certificates (collectively, 'Senior
                              Certificates') pursuant to which the Certificate Insurer will guarantee payments to the Senior Certificateholders as described herein. The 'Cut-Off Date' for the
                              Initial Mortgage Loans is November 30, 1996, and the Cut-Off Date with respect to any Mortgage Loan originated on or after November 30, 1996 will be the date of origination of such Subsequent Mortgage Loan.

                              The Trust property will include the unpaid principal balance of each Mortgage Loan as of its Cut-Off Date. With respect to any date, the 'Pool Balance' will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date.
                              The 'Cut-Off Date Principal Balance' with respect to each Mortgage Loan is the unpaid principal balance thereof as of the related Cut-Off Date. With respect to any date, the 'Loan Group 1 Principal Balance' and the 'Loan Group 2 Principal Balance'
                              will be equal to the aggregate of the Principal Balances of all Mortgage Loans in
                              Loan Group 1 and Loan Group 2, respectively, as of such date. The Loan Group 1
                              Principal Balance and the Loan Group 2 Principal Balance are each sometimes referred to herein as a 'Loan Group Principal Balance.' The 'Principal Balance' of a Mortgage
                              Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date
                              Principal Balance, minus all collections applied in reduction of the Cut-Off Date
                              Principal Balance of such Mortgage Loan. The Principal Balance of a Liquidated
                              Mortgage Loan (as defined herein) after final recovery of related Liquidation
                              Proceeds (as defined herein) will be zero.


Securities Offered..........  The Home Equity Loan Pass-Through Certificates, Series 1996-3 (the 'Certificates')
                              will consist of the Classes listed on the cover page hereof (the 'Class A
                              Certificates'), the Class S Certificates and the Class R-1 and Class R-2
                              Certificates (collectively, the 'Residual Certificates'). Only the Class A
                              Certificates are offered hereby.

                              Each Class of Class A Certificates represents the right to receive payments of interest at the rates described below (with respect to each such Class, the
                              'Certificate Rate'), payable monthly, and payments of principal to the extent provided below. The Class A-1 and Class A-6 Certificates are sometimes referred to herein collectively as the 'Variable Rate Certificates' and the Class A-2, Class
                              A-3, Class A-4 and Class A-5 Certificates are sometimes referred to herein collectively as the 'Fixed Rate Certificates.' The Senior Certificates will be divided into two groups (each a 'Certificate Group'). Distributions on the Class
                              A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class S Certificates
                              (collectively, the 'Group 1 Certificates') will be calculated by reference to Loan
                              Group 1 which consists of Mortgage Loans with fixed interest rates. Distributions on the Class A-6 Certificates (the 'Group 2 Certificates') will be calculated by reference to Loan Group 2 which consists of Mortgage Loans with adjustable interest rates. The principal amount of a Class of Class A Certificates (each, a 'Class
                              Principal Balance') on any date is equal to the applicable Class Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates prior to such date. On any date, the 'Certificate Group Principal Balance' is the aggregate of the Class
                              Principal Balances of the Class A Certificates in such Certificate Group on such date.

Depositor...................  Prudential Securities Secured Financing Corporation, a Delaware corporation (the
                              'Depositor'). See 'THE DEPOSITOR' in the Prospectus.

Seller and Servicer of the
Mortgage Loans..............  Delta Funding Corporation (the 'Seller' or the 'Servicer,' as applicable). The principal executive offices of the Servicer are located at 1000 Woodbury Road,
                              Woodbury, New York 11797 (telephone: (516) 364-8500). See 'DELTA FUNDING
                              CORPORATION' herein.

The Mortgage Loans..........  The Mortgage Pool consists of 1,728 Initial Mortgage Loans with an aggregate Cut-Off
                              Date Principal Balance of $135,758,243.94 (the 'Cut-Off Date Initial Pool Principal
                              Balance') of closed-end, fixed- and adjustable- rate home equity loans secured by first and second deeds of trust or mortgages on Mortgaged Properties located in 38 states and the District of Columbia.

                              The Initial Mortgage Loans were originated or purchased by the Seller and will be sold to the Depositor pursuant to a purchase agreement (the 'Purchase Agreement').

                              The Mortgage Loans will be divided into two groups (each, a 'Loan Group'): 'Loan
                              Group 1' and 'Loan Group 2.' The Initial Mortgage Loans in such Loan Groups are referred to herein as 'Loan Group 1 Initial Mortgage Loans' and 'Loan Group 2
                              Initial Mortgage Loans.' The maximum amount of Subsequent Mortgage Loans to be transfered to the Trust on the Closing Date for Loan Group 1 and Loan Group 2 is
                              $65,251,801.33 and $8,989,954.73, respectively.

                              Interest on each Mortgage Loan is payable monthly on the outstanding Principal
                              Balance thereof at a rate per annum (the 'Loan Rate') specified in the related
                              Mortgage Note. Each Mortgage Loan in Loan Group 1 will bear interest at a fixed rate that is calculated on the 'simple interest' method. Certain of the Mortgage Loans in
                              Loan Group 1 will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years ('Balloon Loans'), leaving a substantial payment due at the stated maturity (each, a 'Balloon Payment').

                              Each Mortgage Loan in Loan Group 2 will bear interest at an adjustable rate (each an
                              'ARM') that is calculated on the 'simple interest' method. The Loan Rate borne by each Loan Group 2 Mortgage Loan is subject to adjustment on the date set forth in the related Mortgage Note and at regular intervals thereafter (each, a 'Change
                              Date') to equal the sum of (i) the applicable index (the 'Loan Index')

                              and (ii) the number of basis points set forth in such Mortgage Note (the 'Gross
                              Margin'), subject to rounding and to the effects of the applicable Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The 'Periodic Cap' limits changes in the Loan Rate for each ARM on each Change Date. The 'Lifetime Cap' is the maximum Loan Rate that may be borne by an ARM over its life. The 'Lifetime Floor' is the minimum Loan Rate that may be borne by an ARM over its life. The Loan Group 2
                              Mortgage Loans do not provide for negative amortization.

                              For all of the Initial Mortgage Loans that are ARMs: the Loan Index is the London interbank offered rate for six-month United States dollars deposits ('Six-month
                              LIBOR'); the Change Dates occur every six months after the initial Change Date; the
                              Periodic Cap generally is 100 basis points; the Lifetime Cap is generally 600 basis points above the initial Loan Rate; and the Lifetime Floor is generally either the initial Loan Rate or the Gross Margin. Approximately 4.20% and 0.57% of the Loan
                              Group 2 Initial Mortgage Loans (by Cut-off Date Loan Group 2 Initial Principal
                              Balance) have initial Change Dates which are 24 months and 12 months, respectively, after the original Due Date. The reference for each applicable Loan Index and the date prior to a Change Date as of which such Loan Index is determined is set forth in the related Mortgage Note. See 'Description of the Mortgage Loans' herein.

Initial Interest Coverage
Account.....................  On the Closing Date, cash will be deposited in a trust account (the 'Initial
                              Interest Coverage Account') in the name of the Trustee on behalf of the Trust. The amount on deposit in the Initial Interest Coverage Account, including reinvestment income thereon, will be used by the Trustee to fund certain interest shortfalls on the initial Distribution Date as described herein under 'DESCRIPTION OF THE
                              CERTIFICATES--Initial Interest Coverage Account.' Amounts remaining in the Initial
                              Interest Coverage Account after the initial Distribution Date and not used for such purpose are required to be paid to the Seller. The Initial Interest Coverage Account will terminate immediately following the first Distribution Date. The Initial
                              Interest Coverage Account will not be an asset of either REMIC.

Funding Account.............  On the Closing Date, it is expected that approximately $65,251,801.33 and
                              $8,989,954.73 of Subsequent Mortgage Loans will be transferred to the Trust for Loan
                              Group 1 and Loan Group 2, respectively. See 'DESCRIPTION OF THE MORTGAGE
                              LOANS--Conveyance of Subsequent Mortgage Loans.' In the event that less than such amounts of Subsequent Mortgage Loans are transferred to the Trust for each Loan
                              Group, respectively, an aggregate cash amount equal to the excess of (i)
                              $65,251,801.33 in the case of Subsequent Mortgage Loans for Loan Group 1 and
                              $8,989,954.73 in the case of Subsequent Mortgage Loans for Loan Group 2, over (ii)
                              the aggregate Cut-Off Date Principal Balances of the related Subsequent Mortgage
                              Loans for such Loan Groups, respectively, will be deposited by the Seller in an account which will be in the name of, and maintained by, the Trustee on behalf of the Trust (the 'Funding Account'). Any amounts on deposit in the Funding Account in respect of each Loan Group will be transferred by the Trustee on the first
                              Distribution Date into the Distribution Account, and will be distributed as a principal prepayment to Certificateholders of the related Certificate Group then entitled to distributions of principal. See 'RISK FACTORS--The Subsequent Mortgage
                              Loans,' 'PREPAYMENT AND YIELD CONSIDERATIONS,' and 'DESCRIPTION OF THE
                              CERTIFICATES--Distributions.'

Denominations...............  The Class A Certificates will be offered for purchase in denominations of $25,000 and integral multiples of $1,000 in excess thereof.

Registration of Class A
Certificates................  The Class A Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Class A Certificates ('Certificate
                              Owners') will hold their Class A Certificate interests through The Depository Trust
                              Company ('DTC'), in the United States, or Cedel Bank societe anonyme ('Cedel') or the Euroclear System ('Euroclear'), in Europe. Transfers within DTC, Cedel or
                              Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are
                              Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ('Cede'), as the nominee of DTC, or one of the relevant depositaries (collectively, the 'European
                              Depositaries'). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through
                              Citibank N.A. ('Citibank') or The Chase Manhattan Bank ('Chase'), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The interests of such Certificateholders will be represented by book-entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus
                              Supplement to any Class A Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See 'RISK FACTORS--Book-Entry
                              Certificates', 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates' and 'ANNEX
                              I' hereto.

Certificate Rate............  The Certificate Rate for each Class of Fixed Rate Certificates is set forth on the cover page hereof.

                              The Certificate Rate on any Distribution Date for the Class A-1 Certificates will equal the lesser of (A) Class A-1 Formula Rate and (B) the Loan Group 1 Net Funds
                              Cap for such Distribution Date. The 'Class A-1 Formula Rate' is the sum of the
                              interbank offered rates for one-month United States dollar deposits in the London market (the 'Certificate Index') (calculated as described under 'DESCRIPTION OF THE
                              CERTIFICATES--The Certificate Rate' as of the related LIBOR Determination Date (as defined herein) plus 0.08%. The 'Loan Group 1 Net Funds Cap' for any Distribution
                              Date will equal the product of (x) 360/365 and (y) the difference between (A) the weighted average of the Loan Rates of the Loan Group 1 Mortgage Loans as of the
                              first day of the related Due Period, weighted on the basis of the related Principal
                              Balances as of such date and (B) the sum of the Servicing Fee Rate and the rates at which the Trustee fee and the premium payable to the Certificate Insurer with respect to the Group 1 Certificates are calculated.

                              The Certificate Rate on any Distribution Date for the Class A-6 Certificates will equal the lesser of (A) the Class A-6 Formula Rate and (B) the Loan Group 2 Net
                              Funds Cap for such Distribution Date. The 'Class A-6 Formula Rate' is the sum of the
                              Certificate Index as of the related LIBOR Determination Date (as defined herein)
                              plus 0.22% (or 0.44% for each Distribution Date occurring after the Optional
                              Termination Date). The 'Loan Group 2 Net Funds Cap' for any Distribution Date will equal the product of (x) 360/365 and (y) the difference between (A) the weighted average of the Loan Rates of the Loan Group 2 Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (i) the Servicing Fee Rate and the rates at which the Trustee fee and the premium payable to the Certificate

                              Insurer with respect to the Group 2 Certificates are calculated and (ii) commencing with the thirteenth Distribution Date, 0.50% per annum.

                              The Certificate Rate on any Distribution Date for the Class S Certificates will equal the average of the Strip Rates weighted on the basis of the Class Principal
                              Balances of the related Classes of Group 1 Certificates immediately prior to such
                              Distribution Date. The Strip Rates are as follows:


CLASS          STRIP RATE
-----------    ----------

A-1               (1)
A-2              1.225%
A-3              0.950%
A-4              0.680%
A-5              0.475%

(1) The Strip Rate for any Distribution Date will equal the lesser of (a) the difference between (i) the weighted average of the Loan Rates of the Loan Group 1 Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the related Principal Balances as of such date and
    (ii) the sum of the Certificate Rate for the Class A-1 Certificates, the Servicing Fee Rate and the rates at which the Trustee fee and the premium payable to the Certificate Insurer are calculated, and (b) 1.9875%.

                              The 'Interest Period' means, with respect to each Distribution Date and the Fixed
                              Rate Certificates and the Class S Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. Interest on the Fixed Rate Certificates in respect of any
                              Distribution Date will accrue during the related Interest Period on the basis of a
                              360-day year consisting of twelve 30-day months.

                              The 'Interest Period' means, with respect to each Distribution Date and the Variable
                              Rate Certificates, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date. Interest on the Variable Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year and the actual number of days elapsed.

Record Date.................  With respect to the Variable Rate Certificates and any Distribution Date, the
                              'Record Date' will be the day immediately preceding such Distribution Date. With respect to the Fixed Rate Certificates and any Distribution Date, the 'Record Date'
                              will be the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

Distributions...............  On the 25th day of each month, or if such a day is not a Business Day then the next succeeding Business Day, commencing in January 1997 (each such day, a 'Distribution
                              Date'), the Trustee will be required to distribute from funds available therefor in the Distribution Account (as described herein) to the Holders of the Senior
                              Certificates on the related Record Date, in the priorities described below, in the aggregate an amount equal to the sum of (a) the Class Interest Distribution for each
                              Class of Senior Certificates in a Certificate Group and (b) the Class A Principal
                              Distribution for each Certificate Group. On any Distribution Date, the Class A
                              Principal Distribution will be distributed as described below. See 'DESCRIPTION OF
                              THE CERTIFICATES--Distributions' herein.

                              Interest

                              On each Distribution Date, to the extent of funds available therefor as described herein, interest will be distributed with respect to each Class of Senior
                              Certificates in an amount (each, a 'Class Interest Distribution') equal to the sum of (a) interest for the related Interest Period at the related Certificate Rate on the related Class Principal Balance or, in the case of the Class S Certificates, the


                              Notional Balance of such Class (the 'Class Monthly Interest Distributable Amount')
                              and (b) any Class Interest Carryover Shortfall for such Class of Senior Certificates for such Distribution Date. As to any Distribution Date and Class of Senior
                              Certificates, 'Class Interest Carryover Shortfall' is the sum of (i) the
                              excess, if any, of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed on the Certificates of such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate. The interest entitlement described in (a) above will be reduced by such Class' pro rata share of
                              Civil Relief Act Interest Shortfalls, if any, for such Distribution Date. Civil
                              Relief Act Interest Shortfalls will not be covered by payments under the Policy. See
                              'DESCRIPTION OF THE CERTIFICATES--Interest' herein.

                              On each Distribution Date, the Class Interest Distribution relating to each Class of
                              Senior Certificates in a Certificate Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated among such Classes pro rata based on the amount that would have been distributed on each such Class in the absence of such shortfall.

                              The 'Notional Balance' of the Class S Certificates at any date of determination will equal the aggregate of the Class Principal Balances of the Group 1 Certificates on
                              such date. The Notional Balance of the Class S Certificates does not entitle the
                              Holders thereof to any distributions in respect of principal but is used to calculate the Class Interest Distribution.

                              If on any Distribution Date, the Certificate Rate for the Class A-6 Certificates is
                              based on the Loan Group 2 Net Funds Cap, Holders of the Class A-6 Certificates will be entitled to receive the Class A-6 Basis Risk Carryover Amount (as defined herein)
                              to the extent of funds available therefor as described herein. The Policy will not cover the payment of, and the ratings assigned to the Class A-6 Certificates do not address the likelihood of the payment of, any Class A-6 Basis Risk Carryover Amount.

                              Principal

                              On each Distribution Date, to the extent of funds available therefor as described herein, principal will be distributed to the holders of the Class A Certificates of a Certificate Group then entitled to distributions of principal in an amount equal to the lesser of (A) the related Certificate Group Principal Balance and (B) the related Class A Principal Distribution for such Distribution Date. 'Class A
                              Principal Distribution' means, with respect to any Distribution Date and Certificate

                              Group, the sum of the related Class A Monthly Principal Distributable Amount for such Distribution Date and any Class A Principal Shortfall for such Distribution
                              Date.

                              So long as an Insurer Default has not occurred, the Class A Principal Distribution relating to the Group 1 Certificates will be distributed sequentially, to the Class
                              A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the respective Class Principal Balances thereof have been reduced to zero. On any Distribution Date during the continuance of an Insurer Default, the Class A
                              Principal Distribution relating to the Group 1 Certificates will be distributed to each Class of Group 1 Certificates outstanding on a pro rata basis in accordance with the Class Principal Balance of each such Class immediately prior to such
                              Distribution Date. The Class A Principal Distribution relating to the Group 2
                              Certificates will be distributed to the holders of the Class A-6 Certificates.

                              'Class A Monthly Principal Distributable Amount' means, with respect to any
                              Distribution Date and Certificate Group, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without

                                      S-8
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                              duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan in the related Loan Group received by the Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan for the first time during the related Due
                              Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in the related Loan Group with respect to such
                              Due Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed with respect to the related Loan
                              Group, (v) the amount, if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization for the related Loan Group for such Distribution Date (the 'Distributable Excess Spread') and (vi) with respect to the initial Distribution Date, the amount by which the related Certificate Group
                              Principal Balance exceeds the aggregate Principal Balance of the Mortgage Loans in the related Loan Group as of the Cut-Off Date.

                              'Class A Principal Shortfall Amount' means for any Distribution Date and Certificate
                              Group, the amount, if any, by which the related Certificate Group Principal Balance exceeds the related Loan Group Principal Balance at the end of the related Due
                              Period after giving effect to all distributions of the related Class A Monthly
                              Principal Distributable Amount (exclusive of Distributable Excess Spread) and draws under the Policy for such Distribution Date.

                              If the required level of overcollateralization for a Certificate Group is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization is satisfied, the amount of the Class A
                              Monthly Principal Distributable Amount for such Certificate Group will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization for such Certificate Group after giving effect to the distribution in respect of principal to be made on such Distribution Date.
                              'Due Period' means, (a) with respect to the first Determination Date (i) for collections of principal, the period from and including December 1, 1996 through and including January 15, 1997 and (ii) for collections of interest, the period from and including December 16, 1996 through and including January 15, 1997 and (b) with respect to each Determination Date thereafter for collections of both interest and principal the period from and including the sixteenth day of the month preceding the month of such Determination Date to and including the fifteenth day of the month of such Determination Date.

                              For a description of a Liquidated Mortgage Loan, see 'DESCRIPTION OF THE
                              CERTIFICATES--Principal' herein.

                              'Excess Spread' means, with respect to any Distribution Date and Loan Group, the positive excess, if any, of (x) Available Funds (as defined herein) for the related
                              Certificate Group for such Distribution Date over (y) the portion thereof to be distributed pursuant to subclauses A and C with respect to the Group 1 Certificates and subclauses B and C with respect to the Group 2 Certificates, in each case as set forth under the heading 'DESCRIPTION OF CERTIFICATES-- Distributions' on such
                              Distribution Date. Distributions of Excess Spread will result in acceleration of principal payments to the holders of Class A Certificates creating overcollateralization to the extent required by the Agreement. This feature will have the effect of reducing the weighted average lives of the Class A Certificates.
                              See 'DESCRIPTION OF CERTIFICATES--Overcollateralization Provisions' and 'PREPAYMENT
                              AND YIELD CONSIDERATIONS' herein.
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                                      S-9

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Overcollateralization.......  The credit enhancement provisions of the Trust result in a limited acceleration of the Class A Certificates of a Certificate Group relative to the amortization of the
                              Mortgage Loans in the related Loan Group in the early months of the transaction. The accelerated amortization is achieved by the application of Excess Spread as described herein to principal distributions on the Class A Certificates of the related Certificate Group. This acceleration feature creates, with respect to each
                              Certificate Group, overcollateralization (i.e., the excess, if any, of the aggregate outstanding Principal Balance of the Mortgage Loans in the related Loan Group over the related Certificate Group Principal Balance). Once the required level of overcollateralization is reached for a Certificate Group, and subject to the provisions described in the next paragraph, the acceleration feature for such
                              Certificate Group will cease, until necessary to maintain the required level of overcollateralization for such Certificate Group.

                              The Agreement will provide that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Certificate Group may increase or decrease over time. An increase in the required level of overcollateralization for a Certificate Group will result in a temporary period of accelerated amortization of the related Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization for a Certificate Group to its required level. An increase in the required level of overcollateralization for a Certificate Group will result if the delinquency experience on the related Mortgage Loans exceeds certain levels set forth in the Agreement. In that event, amortization of the Class A Certificates of the related Certificate Group would be accelerated until the level of overcollateralization reaches its required level. The required level of overcollateralization for a Certificate Group may be decreased (and may be decreased to zero) under certain circumstances, which will slow the amortization of the related Class A Certificates. See 'PREPAYMENT AND YIELD CONSIDERATIONS' and
                              'DESCRIPTION OF THE CERTIFICATES--Overcollateralization Provisions.'

Crosscollateralization......  In addition to the foregoing, the Agreement provides for crosscollateralization through the application of certain Available Funds generated by one Loan Group to fund shortfalls in Available Funds and to create overcollateralization in the other
                              Loan Group, subject to certain prior requirements of such Available Funds. See
                              'DESCRIPTION OF THE CERTIFICATES--Distributions' and 'PREPAYMENT AND YIELD
                              CONSIDERATIONS.'

The Policy..................  The Policy will unconditionally and irrevocably guarantee principal payments (as described in the next sentence) on the Class A Certificates plus accrued and unpaid interest due on the Senior Certificates. On each Distribution Date, a draw will be made on the Policy equal to the sum of (a) the amount by which interest accrued during the applicable Interest Period at the applicable Certificate Rate for each
                              Class of Senior Certificates on the related outstanding Class Principal Balance or, in the case of the Class S Certificates, the Notional Balance (net of any Civil
                              Relief Act Interest Shortfalls with respect to the related Loan Group) exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (b) with respect to each Certificate Group, the amount, if any, by which the Certificate Group Principal Balance exceeds the related
                              Loan Group Principal Balance at the end of the previous month (after giving effect to all distributions of principal on the related Class A Certificates on such
                              Distribution Date). In addition, the Policy will guarantee the payment in full of the applicable Certificate Group Principal Balance to the Group 1 Certificates and
                              the Group 2 Certificates on the Distribution Date in December 2026, respectively
                              (each, a 'Final Distribution Date') (after giving effect to all other distributions of principal on such Classes on such Distribution Date).
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                                      S-10

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                              In the absence of payments under the Policy, Class A Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See 'DESCRIPTION OF THE CERTIFICATES--The Policy' herein.

The Certificate Insurer.....  MBIA Insurance Corporation, a New York stock insurance company (the 'Certificate
                              Insurer'). See 'DESCRIPTION OF THE CERTIFICATES--The Policy' and 'THE CERTIFICATE

                              INSURER' herein.

Servicing...................  The Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans. The Servicer will deposit all collections in respect of the
                              Mortgage Loans into the Collection Account as described herein. Not later than the fourth Business Day prior to each Distribution Date (the 'Determination Date'), the
                              Servicer will calculate the amounts to be paid, as described herein, to the
                              Certificateholders on such Distribution Date. See 'DESCRIPTION OF THE
                              CERTIFICATES--Distributions.' With respect to each Due Period, the Servicer will receive from each payment in respect of interest on the Mortgage Loans a portion of such payments as a monthly servicing fee (the 'Servicing Fee') in the amount of
                              0.50% per annum (the 'Servicing Fee Rate') on the Principal Balance of each Mortgage
                              Loan as of the first day of each such Due Period. See 'DESCRIPTION OF THE
                              CERTIFICATES--Servicing Compensation, Payment of Expenses and Prepayment Interest
                              Shortfalls.' In certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor Servicer. See 'DESCRIPTION OF THE CERTIFICATES--Certain
                              Matters Regarding the Servicer--Events of Default' and '--Rights Upon Events of
                              Default.'

Trustee.....................  Bankers Trust Company of California, N.A., a national banking association (the
                              'Trustee').

Monthly Advances............  The Servicer is required to remit to the Trustee no later than the close of business on the Determination Date for each Distribution Date, for deposit in the
                              Distribution Account, an amount equal to the scheduled installment of interest due on each Mortgage Loan but not received by the Servicer during the related Due Period
                              (a 'Monthly Advance'). Such obligation of the Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan. The
                              Servicer is not required to make any Monthly Advances which it determines would be nonrecoverable. Monthly Advances are reimbursable to the Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest on the Senior Certificates. See 'DESCRIPTION OF THE
                              CERTIFICATES--Advances' herein.

Prepayment Interest
Shortfalls..................  Not later than the Determination Date, the Servicer is required to remit to the
                              Trustee, without any right of reimbursement, an amount equal to, with respect to each Mortgage Loan as to which a principal prepayment in full was received during the related Due Period, the lesser of (a) the excess, if any, of the sum of 30 days'
                              interest on the Principal Balance of each such Mortgage Loan at the Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Civil Relief
                              Act')), minus the sum of the Servicing Fees for each such Mortgage Loan over the amount of interest actually paid by the related Mortgagor in connection with such principal prepayment (with respect to all such Mortgage Loans, the 'Prepayment
                              Interest Shortfall') and (b) the Servicing Fee received by the Servicer in the most recently ended Due Period.

                              Civil Relief Act Interest Shortfalls will not be covered by the Policy, although
                              Prepayment Interest Shortfalls, after application of the Servicing Fee, will be so covered. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any shortfalls in interest collections on the
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                                      S-11

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                              Mortgage Loans that are attributable to the application of the Civil Relief Act
                              ('Civil Relief Act Interest Shortfalls'). See 'RISK FACTORS--Payments on the
                              Mortgage Loans' herein.

Optional Termination by the
Servicer....................  The Servicer may, at its option, terminate the Agreement on the Distribution Date following the Due Period at the end of which the aggregate Principal Balance of the
                              Mortgage Loans is less than 10% of the sum of the Principal Balances of the Initial
                              Mortgage Loans and Subsequent Mortgage Loans as of the Cut-Off Date (the 'Optional
                              Termination Date'). See 'DESCRIPTION OF THE CERTIFICATES--Termination; Purchase of
                              Mortgage Loans' herein.

Optional Purchase of
Defaulted Mortgage
Loans.......................  The Servicer has the option, but is not obligated, to purchase from the Trust any
                              Mortgage Loan 90 days or more delinquent at a purchase price equal to the outstanding Principal Balance as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance through the date of purchase, computed at the Loan Rate net of the Servicing Fee Rate. See 'DESCRIPTION OF THE
                              CERTIFICATES--Optional Purchase of Defaulted Mortgage Loans' herein.

Certain Federal Tax
Considerations..............  Separate elections will be made to treat certain assets of the Trust (exclusive of the Initial Interest Coverage Account and the Funding Account) as a 'real estate mortgage investment conduit' (the 'REMIC'). The Class A Certificates and the components comprising the Class S Certificates will be designated as 'regular interests' in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes with payment terms equivalent to the terms of such Certificates.
                              The Class R-1 and Class R-2 Certificates will be designated as the sole class of
                              'residual interests' in the related REMIC.

                              The holders of the Class A Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting, and the Class A Certificates may, depending on their issue price, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the Class A Certificates, see 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES' herein and in the Prospectus.

ERISA Considerations........  The acquisition of a Class A Certificate by a pension or other employee benefit plan
                              (a 'Plan') subject to the Employee Retirement Income Security Act of 1974, as
                              amended ('ERISA'), could, in some instances, result in a 'prohibited transaction' or other violation of the fiduciary responsibility provisions of ERISA and Code Section
                              4975. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of such Certificates. Any Plan fiduciary considering whether to purchase any Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See 'ERISA

                              CONSIDERATIONS' herein and in the Prospectus.

                              Subject to the considerations and conditions described under 'ERISA CONSIDERATIONS'
                              herein, it is expected that the Class A Certificates may be purchased by a Plan.

Legal Investment
Considerations..............  The Group 1 Certificates will NOT constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), because some of the Mortgages securing the Loan Group 1 Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Group 1 Certificates.
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                                      S-12

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                              The Group 2 Certificates will constitute 'mortgage related securities' for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the
                              Group 2 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.
                              In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. See 'LEGAL INVESTMENT
                              CONSIDERATIONS' herein and 'LEGAL INVESTMENT' in the Prospectus.

Certificate Rating..........  It is a condition to the issuance of the Class A Certificates that they receive ratings of 'AAA' by Standard & Poor's Rating Services ('Standard & Poor's') and
                              'Aaa' by Moody's Investors Service, Inc. ('Moody's') (each a 'Rating Agency'). In general, ratings address credit risk and do not address the likelihood of prepayments or the payment of any Class A-6 Basis Risk Carryover Amount. See
                              'RATINGS' herein and 'RISK FACTORS--Certificate Rating' in the Prospectus.

                                  RISK FACTORS

     Book-entry Certificates. Issuance of the Class A Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates.

     Since transactions in the Class A Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Class A Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Class A Certificates.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates' herein.

     Balloon Loans. With respect to approximately 48.20% of the Loan Group 1 Initial Mortgage Loans (by Cut-Off Date Loan Group 1 Principal Balance) the borrowers are not required to make monthly payments of principal that will be sufficient to amortize such Mortgage Loans by their maturity (collectively, 'Balloon Loans'). Following the conveyance of the Subsequent Mortgage Loans to the Trust, no more than approximately 53% (by Cut-Off Date Loan Group 1 Principal Balance) of the Loan Group 1 Mortgage Loans will be Balloon Loans. In the case of Balloon Loans, a borrower generally will be required to pay the entire remaining principal amount of the Mortgage Loan at its maturity. The general credit risk may be greater to holders of Group 1 Certificates than to holders of instruments representing interests only in level payment fully amortizing first mortgage loans. The ability of a borrower to make such a payment may depend on the ability of the borrower to obtain refinancing of the balance due on the Mortgage Loan. An increase in interest rates over the Loan Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment.

     Risk of Early Defaults. Substantially all of the Initial Mortgage Loans were originated within 12 months prior to the Cut-Off Date. Although little data is available, defaults on mortgage loans, including home equity loans similar to the Initial Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

     Prepayment Considerations. All of the Mortgage Loans may be prepaid in whole or in part at any time. However, Mortgage Loans secured by first liens on Mortgaged Properties in New York are subject to a prepayment penalty for the first 12 months following origination. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to prepayment penalties to the extent permitted by law. Home equity loans, such as the

Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Servicer will be required by the Agreement to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See 'CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Due-on-Sale Clauses' in the Prospectus.

     Certificate Rating. The rating of the Class A Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Class A Certificates may result in a reduction in the rating of the Class A Certificates. The rating by the Rating Agencies of the Class A Certificates is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Class A Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Nature of Collateral. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Class A Certificateholders could occur if the Certificate Insurer were unable to perform its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Class A Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     The Initial Mortgage Loans are secured by first and second mortgages or deeds of trust (representing approximately 94.24% and 5.76% (by Cut-Off Date Group 1 Initial Principal Balance) of the Group 1 Initial Mortgage Loans, respectively, and representing approximately 100% and 0% (by Cut-Off Date Group

2 Initial Principal Balance) of the Group 2 Mortgage Loans, respectively). With respect to Mortgage Loans that are junior in priority to liens having a first priority with respect to the related Mortgaged Property ('First Liens'), the Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Mortgage Loan in connection with the refinancing of such First Lien. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Trust and, accordingly, the Certificateholders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and
(ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See 'CERTAIN LEGAL ASPECTS OF LOANS' in the Prospectus.

     Legal Considerations. The sale of the Initial Mortgage Loans from the Seller to the Depositor and the sale of the Subsequent Mortgage Loans from the Seller to the Trust will be treated by the Seller, the Depositor and the Trust as a sale of the Mortgage Loans. The Seller will warrant that such transfer is a sale of its interest in the Mortgage Loans. In the event of an insolvency of the Seller, the bankruptcy trustee of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans. If the bankruptcy trustee decided to challenge such transfer, delays in payments of the Class A Certificates and possible reductions in the amount thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans to the Trust is a valid transfer and assignment of such interest.

     The Subsequent Mortgage Loans. The Seller will not select Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Class A Certificateholders and the Certificate Insurer. However, Subsequent Mortgage Loans purchased by the Seller and sold to the Trust may have been originated using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then held in the Trust may vary from those of the Initial Mortgage Loans. See 'DESCRIPTION OF THE MORTGAGE LOANS--Conveyance of Subsequent Mortgage Loans' herein.

     In the event that on the Closing Date the aggregate principal balance of the Mortgage Loans in a Loan Group is less than the related Certificate Group Principal Balance, the holders of the Class A-1 Certificates in the case of Certificate Group 1 and the holders of the Class A-6 Certificates in the case of Certificate Group 2 will receive, on the first Distribution Date, an additional distribution allocable to principal in an amount equal to such difference.

     The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon the ability of the Seller to originate and/or purchase additional loans. The ability of the Seller to originate and/or purchase additional loans may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Depositor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Seller's ability to originate or purchase additional loans and therefore the availability of Subsequent Mortgage Loans.

     Payments on the Mortgage Loans. When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month which may result in a Prepayment Interest Shortfall. The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Senior Certificates that are attributable to Prepayment Interest Shortfalls, but only to the extent of the Servicing Fee for the related Due Period (any such payment, 'Compensating Interest').

     Substantially all of the Initial Mortgage Loans are simple interest mortgage loans ('Simple Interest Loans') pursuant to which interest is computed and charged to the Mortgagor on the outstanding Principal Balance of the related Mortgage Loan based on the number of days elapsed between the date through which interest was last paid on the Mortgage Loan through receipt of the Mortgagor's most current payment, and the portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on such basis. Consequently, if less than a full month has elapsed between the interest paid to date and the next payment on a Mortgage Loan, the amount of interest actually paid by the Mortgagor will be less than a full month's interest on the principal balance of such Mortgage Loan. Conversely, if more than a full month has elapsed between the interest paid to date and the next payment on a Mortgage Loan, the amount of interest actually paid by the Mortgagor will be greater than a full month's interest on the principal balance of such Mortgage Loan. To the extent that the aggregate of such shortfalls exceeds the aggregate of such excesses, a 'Net Simple Interest Shortfall' will result. The Servicing Fee will not be available to cover any shortfalls in interest collections on the Mortgage Loans that are attributable to Civil Relief Act Interest Shortfalls or Net Simple Interest Shortfalls. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy, although Prepayment Interest Shortfalls, after application of the Servicing Fee as described above, and Net Simple Interest Shortfalls, will be so covered.

     Underwriting Standards. As described herein, the Seller's underwriting standards generally are less stringent than those of FNMA or FHLMC with respect to a borrower's credit history and in certain other respects. A borrower's past credit history may not preclude the Seller from making a loan; however, it will reduce the size (and consequently the Combined Loan-to-Value Ratio) of the loan that the Seller is willing to make. As a result of this approach to underwriting, the Mortgage Loans in the Mortgage Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner.

     Geographic Concentration. Approximately 57.31% (by Cut-Off Date Principal Balance) of the Loan Group 1 Initial Mortgage Loans and approximately 20.14% (by Cut-Off Date Principal Balance) of the Loan Group 2 Initial Mortgage Loans, are located in New York. To the extent that the Northeast region has experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, such a concentration of the Mortgage Loans may be expected to exacerbate the foregoing risks. The Seller can neither quantify the impact of any recent property value declines on the Mortgage Loans nor predict whether, to what extent or for how long such declines may continue.

                            THE CERTIFICATE INSURER

     The information set forth in this section and in the financial statements of the Certificate Insurer incorporated by reference herein as described below have been provided by the Certificate Insurer.

     The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995, and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the nine months ended September 30, 1996 and for the periods ending September 30, 1996 and September 30, 1995 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1996, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ('SAP') and generally accepted accounting principles ('GAAP'):

                                                                              SAP
                                                            ---------------------------------------
                                                            DECEMBER 31, 1995    SEPTEMBER 30, 1996
                                                            -----------------    ------------------
                                                                (AUDITED)           (UNAUDITED)
                                                                         (IN MILLIONS)
Admitted Assets..........................................        $ 3,814               $4,348
Liabilities..............................................          2,540                2,911
Capital and Surplus......................................          1,274                1,437


                                                                             GAAP
                                                            ---------------------------------------
                                                            DECEMBER 31, 1995    SEPTEMBER 30, 1996
                                                            -----------------    ------------------
                                                                (AUDITED)           (UNAUDITED)
                                                                        (IN MILLIONS)
Assets...................................................        $ 4,463               $4,861
Liabilities..............................................          1,937                2,161
Shareholder's Equity.....................................          2,526                2,700

     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Certificate Insurer set forth under the headings 'DESCRIPTION OF THE CERTIFICATES--The Policy' and 'THE CERTIFICATE INSURER.' Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

     Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer 'Aaa'.


     Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. rates the claims paying ability of the Certificate Insurer 'AAA'.

     Fitch Investors Service L.P. rates the claims paying ability of the Certificate Insurer 'AAA'.

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                           DELTA FUNDING CORPORATION

GENERAL

     Delta Funding Corporation, a New York corporation ('Delta' or the 'Company') is a specialty consumer finance company that has engaged in originating, acquiring, selling and servicing home equity loans since 1982. Throughout its 14 years of operating history, Delta has focused on lending to individuals who generally have impaired or limited credit profiles or higher debt to income ratios and typically have substantial equity in their homes. The Company makes loans to these borrowers for such purposes as debt consolidation, home improvement, refinancing or education, and these loans are primarily secured by first mortgages on one- to four-family residential properties.

     Delta originates home equity loans through licensed mortgage brokers and other real estate professionals ('brokers') who submit loan applications on behalf of the borrower ('Brokered Loans'). Delta also purchases from approved mortgage bankers and financial institutions ('correspondents') loans that conform to Delta's underwriting guidelines ('Correspondent Loans'). During the twelve month period ended September 30, 1996, the Company has originated loans through 806 brokers and purchased loans through 186 correspondents. The Company believes that it has a competitive advantage in serving brokers and correspondents in the nonconforming home equity market that stems from its substantial experience in this sector and its emphasis on providing quality service that is prompt, responsive and consistent. The 19 members of the Company's senior management have an average of over 12 years of nonconforming mortgage loan experience, and more than one-quarter of the Company's employees have been with the Company for at least five years. The Company believes this industry- and company-specific experience, coupled with the systems and programs it has developed over the past 14 years, enable the Company to provide quality services that include preliminary approval of most Brokered Loans and certain Correspondent Loans within one day, consistent application of its underwriting guidelines and funding or purchasing of loans within 14 to 21 days of preliminary approval. In addition, the Company seeks to establish and maintain productive relationships with its network of brokers and correspondents by servicing each one with a business development representative, a team of experienced underwriters and, in the case of Brokered Loans, a team of loan officers and processors who are assigned to specific brokers to process all applications submitted by each broker.

     During its first 12 years of operation, Delta concentrated its efforts on serving brokers and correspondents primarily in New York, New Jersey and Pennsylvania. Commencing in 1995, the Company began to implement a program to expand its geographic focus into the New England, Mid-Atlantic and Midwest regions. The Company currently originates and purchases the majority of its loans in 21 states and the District of Columbia through a staff of 18 business development representatives who operate from the Company's main office in New York and from nine business development offices located in Michigan (2), Missouri, New Jersey, Ohio (2), Pennsylvania, Rhode Island and Virginia. The Company opened a full service office in Atlanta, Georgia in September 1996. Two members of Delta's senior management relocated to this office to concentrate on developing Delta's Mid-Atlantic and Southeast markets. As a consequence of its expansion into new markets, as well as of its further penetration of existing markets, the Company increased its loan production substantially in 1995 and the first nine months of 1996. Total loan originations and purchases increased from $119.7 million in 1994 to $287.8 million in 1995 and $415.1 million in the first nine months of 1996. Of the total loan production during the first nine months of 1996, 54% was originated through the Company's broker network and 46% was purchased from its correspondent network.

     As of September 30, 1996, Delta had 309 employees. Delta's headquarters are located in approximately 55,000 square feet in a 230,000 square foot building located at 1000 Woodbury Road, Woodbury, New York 11797. Its telephone number is
(516) 364-8500.

UNDERWRITING

     All of Delta's brokers and correspondents are provided with the Company's underwriting guidelines. Loan applications received from brokers and correspondents are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence. Delta has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of four letter ratings 'A' through 'D', with subratings within those categories. Terms of loans made by Delta, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the applicant. Loan applicants with less favorable credit ratings are generally offered loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings. The general criteria used by Delta's underwriting staff in classifying loan applicants are set forth below.

               UNDERWRITING CRITERIA OF DELTA FUNDING CORPORATION

                       'A' RISK               'B' RISK               'C' RISK               'D' RISK
                       ---------------------  ---------------------  ---------------------  ---------------------
Credit profile.......  Excellent credit       Good overall credit    Good to fair credit    Fair to poor credit
                       history

Existing mortgage
  history............  Current at             Current at             Up to 30 days          Mortgage rating not a
                       application time and   application time and   delinquent at          factor
                       a maximum of two       a maximum of four      application time and
                       30-day late payments   30-day late payments   a maximum of four
                       in the last 12 months  in the last 12 months  30-day late payments, two 60-day late
                                                                     payments and one
                                                                     90-day late payment
                                                                     in the last 12 months

Other credit.........  Minor 30-day late      Some slow pays         Slow pays, some open   Not a factor.
                       items allowed with a   allowed but majority   delinquencies          Derogatory credit
                       letter of              of credit and          allowed. Isolated      must be paid with
                       explanation; no open   installment debt paid  charge-offs,           proceeds. Must
                       collection accounts,   as agreed. Small       collection accounts    demonstrate ability
                       charge-offs,           isolated charge-offs,  or judgments case-by-  to pay
                       judgments              collections, or        case
                                              judgments allowed
                                              case-by-case

Bankruptcy filings...  Discharged more than   Discharged more than   Discharged more than   May be open at
                       four years prior to    three years prior to   one year prior to      closing, but must be
                       closing and excellent  closing and excellent  closing and good       paid off with
                       reestablished credit   reestablished credit   reestablished credit   proceeds

Debt Service to
  Income ratio.......  Generally 45% or less  Generally 50% or less  Generally 50% or less  Generally 50% or less

Maximum loan-to-value
  ratio:

  Owner-occupied.....  Generally 80% (up to   Generally 80% (up to   Generally 75% (up to   Generally 65% (up to
                       90%*) for a one- to    85%*) for a one- to    80%*) for a one- to    70%*) for a one- to
                       four-family residence  four-family residence  four-family residence  four-family residence

  Non-owner            Generally 70% (up to   Generally 70% (up to   Generally 65% (up to   Generally 55% (up to
    occupied.........  80%*) for a one- to    80%*) for a one- to    75%*) for a one- to    60%*) for a one- to
                       four-family residence  four-family residence  four-family residence  four-family residence


Employment...........  Minimum 2 years        Minimum 2 years        Minimum 2 years        No minimum required
                       employment in the      employment in the      employment in the
                       same field             same field             same field

------------------
* On an exception basis

     Delta uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the Company may determine that the prospective borrower warrants an exception, if sufficient compensating factors exist. Examples of such compensating factors are: low loan-to-value ratio, low debt ratio, long-term stability of employment and/or residence, excellent payment history on past mortgages, or a significant reduction in monthly housing expenses.

     Except for Balloon Loans, the mortgage loans originated by Delta have amortization schedules ranging from 5 years to 30 years, generally bear interest at fixed rates and require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. Substantially all of Delta's mortgage loans are simple interest loans. Delta primarily purchases fixed rate loans which amortize over a period not to exceed 30 years. Delta also acquires and originates Balloon Loans, which generally provide for scheduled amortization over 30 years, but in some instances over 20 years, with a due date and a Balloon Payment at the end of the fifteenth year. The principal amounts of the loans purchased or originated by Delta generally range from a minimum of $6,000 to a maximum of $325,000. Delta generally does not acquire or originate any mortgage loans where the Combined Loan-to-Value Ratio exceeds 90%. The collateral securing loans acquired or originated by Delta are generally one- to four-family residences, including condominiums and townhomes, and such properties may or may not be occupied by the owner. It is Delta's policy not to accept mobile or manufactured housing, commercial properties or unimproved land as collateral. However, Delta will accept mixed-use properties such as a property where more than 50% is used for residential purposes and the balance is used for commercial purposes. Delta does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

     Delta's mortgage loan program includes (i) a full documentation program for salaried borrowers and (ii) a non-income vertification program for self-employed borrowers. Under the full documentation program, the total monthly debt obligations (which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness) generally cannot exceed 50% of the borrower's monthly gross income. A higher debt to income ratio will be considered for a loan with a lower Combined Loan-to-Value Ratio, or with a combined total gross income greater than $50,000 in conjunction with the loan applicant's favorable credit history, and each approval for such a loan will be supported by documentation. Loans to borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers, one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employer. For Delta's non-income verification program, proof of self-employment in the same business plus proof of current self-employed status is required. Delta generally requires lower Combined Loan-to-Value Ratios with respect to loans made to self-employed borrowers.

     Assessment of an applicant's ability and willingness to pay is one of the principal elements in distinguishing Delta's lending specialty from methods employed by traditional lenders, such as savings and loans and commercial banks. All lenders utilize debt ratios and loan-to-value ratios in the approval process. Many lenders simply use software packages to score an applicant for loan approval and fund the loan after auditing the data provided by the borrower. In contrast, Delta employs experienced non-conforming mortgage loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record.

     Delta has a staff of 25 underwriters, with an average of more than seven and one-half years of non-conforming underwriting experience. At present, all underwriting functions are centralized in its Woodbury, New York office. Delta does not delegate underwriting authority to any broker or correspondent. Delta's Underwriting Department functions independently of its Business Development and Mortgage Origination Departments and does not report to any individual directly involved in the origination process. No underwriter at Delta is compensated on an incentive or commission basis.

     Delta has instituted underwriting checks and balances that are designed to ensure that every loan is reviewed and approved by a minimum of two underwriters, with certain higher loan amounts requiring a third approval. The Company believes that by requiring each file to be seen by a minimum of two underwriters, a high degree of accuracy and quality control is ensured throughout the underwriting process and before funding.

     Delta's underwriting of every loan submitted consists not only of a thorough credit review, but also (i) a separate appraisal review conducted by Delta's Appraisal Review Department, and (ii) a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations. Appraisals are performed by third party, fee-based appraisers or by the Company's staff appraisers and generally conform to current FNMA/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the exterior of the subject property and, where available, data from sales within the preceding 12 months of similar properties within the same general location as the subject property. In addition, in certain situations, the Company also obtains broker price opinions from independent real estate agents.

     Delta performs a thorough appraisal review on each loan prior to closing or prior to purchasing. While Delta recognizes that the general practice by conventional mortgage lenders is to perform only drive-by appraisals after closings, the Company believes this practice does not provide sufficient protection. In addition to reviewing each appraisal for accuracy, the Company accesses other sources to validate sales used in the appraisal to determine market value. These sources include: interfacing with Multiple Listing Services and Comps, Inc. to access current sales and listing information; its own in-house database which contains comparable sales from all appraisals ordered by Delta during the past eight years; and other sources for verification, including broker price opinions and market analyses by local real estate agents.

     Post closing, in addition to its normal due diligence, the Company randomly selects one out of every ten appraisals, and performs a drive-by appraisal. This additional step gives the Company an added degree of comfort with respect to appraisers with which the Company has had limited experience. Delta actively tracks all appraisers from which it accepts appraisals for quality control purposes and does not accept work from appraisers who have not conformed to its review standards.

     Upon completion of a broker loan's underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by Delta. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and Delta's operating procedures. Title insurance that insures Delta's interest as mortgagee and evidence of adequate homeowner's insurance naming Delta as an additional insured party are required on all loans.

     The Company performs a post-funding quality control review to monitor and evaluate the Company's loan origination policies and procedures. The Quality Control Department is separate from the Underwriting Department, and reports directly to a member of senior management.

     At least 10% of all loan originations and purchases are subjected to a full quality control re-underwriting and review, the results of which are reported to senior management on a monthly basis. Discrepancies noted by the audit are analyzed and corrective actions are instituted. A typical quality control review currently includes: (a) obtaining a new drive-by appraisal for each property;
(b) running a new credit report from a different credit report agency; (c) reviewing loan applications for completeness, signatures, and for consistency with other processing documents; (d) obtaining new written verification of income and employment; (e) obtaining new written verification of mortgage to re-verify any outstanding mortgages; and (f) analyzing the underwriting and program selection decisions. The quality control process is updated from time to time as the Company's policies and procedures change.

SERVICING

     Delta has been servicing loans since its inception in 1982, and Delta has serviced or is servicing substantially all of the loans that it has originated or purchased. Servicing involves, among other things, collecting payments when due, remitting payments of principal and interest and furnishing reports to the current owners of the loans and enforcing such owners' rights with respect to the loans, including, recovering delinquent payments, instituting foreclosure and liquidating the underlying collateral. As of September 30, 1996, Delta had a servicing portfolio of $739.0 million.

     Delta services all loans out of its headquarters in Woodbury, New York, utilizing a leading 'in-house' loan servicing system ('LSAMS') which it purchased in 1995. LSAMS replaced Delta's former 'service bureau' loan servicing system, and has provided Delta with considerably more flexibility to adapt the system to Delta's specific needs as a nonconforming home equity lender. As such, Delta has achieved significant cost efficiencies by automating a substantial number of previously manual servicing procedures and functions since its conversion to LSAMS on July 1, 1995.

     At the same time that it upgraded its primary servicing system, Delta purchased a default management sub-servicing system ('TPLS')--with separate 'modules' for foreclosure, bankruptcy, and REO--to provide it with the ability to more efficiently monitor and service loans in default. These sub-servicing modules provide detailed tracking of all key events in foreclosure and bankruptcy on a loan-by-loan and portfolio-wide basis; the ability to track and account for all pre- and post-petition payments received in bankruptcy from the borrower and/or trustee; and the ability to monitor, market and account for all aspects necessary to liquidate an REO property after foreclosure. Additionally, Delta's Management Information Systems Department has created a market value analysis program to run with LSAMS, and provides Delta with the ability to monitor its equity position on a loan-by-loan and/or portfolio-wide basis.

     Centralized controls and standards have been established by Delta for the servicing and collection of mortgage loans in its portfolio. Delta revises such policies and procedures from time to time in connection with changing economic and market conditions and changing legal and regulatory requirements.

     Delta's collections policy is designed to identify payment problems sufficiently early to permit Delta to quickly address delinquency problems and, when necessary, to act to preserve equity in a preforeclosure property.

Delta believes that these policies, combined with the experience level of independent appraisers engaged by Delta, help to reduce the incidence of charge-offs of a first or second mortgage loan.

     Borrowers are billed on a monthly basis in advance of the due date. Collection procedures commence upon identification of a past due account by Delta's automated servicing system. If timely payment is not received, LSAMS automatically places the loan in the assigned collector's 'auto queue' and collection procedures are generally initiated on the day immediately following the payment due date for chronic late payers, or the day immediately following the end of the grace period for those borrowers who usually pay within the grace period or shortly thereafter. LSAMS automatically queues up each loan in the assigned collector's 'auto queue' at one of these two dates based upon a particular borrower's payment history over the prior 12 months. The account remains in the queue unless and until a payment is received, at which point LSAMS automatically removes the loan from that collector's auto queue until the next month's payment is due and/or becomes delinquent.

     When a loan appears in a collector's auto queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts are attempted until the account is current or other payment arrangements have been made. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or, in some circumstances, to supplement the phone contacts. During the delinquency period, the collector will continue to contact the borrower. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. All collection activity, including the date collection letters were sent and detailed notes on the substance of each collection telephone call, is entered into a permanent collection history for each account on LSAMS. Additional guidance with the collection process is derived through frequent communication with Delta's senior management.

     For those loans in which collection efforts have been exhausted without success, the Pre-foreclosure Manager recommends the loans be sent to foreclosure at one of two Foreclosure Committee Meetings held each month. At each such committee meeting, the Pre-foreclosure Manager meets with the Foreclosure Manager and a member of the Executive Department, to determine whether foreclosure proceedings are appropriate, based upon their analysis of all relevant factors, including a market value analysis, reason for default and efforts by the borrower to cure the default.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the secured property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. All aspects of foreclosures and bankruptcies are closely monitored by Delta through its TPLS sub-servicing loan system described above and through monthly status reports from attorneys.

     Prior to foreclosure sale, Delta performs an in-depth market value analysis on all defaulted loans. This analysis includes: (i) a current valuation of the property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from Delta's network of real estate brokers, complete with a description of the condition of the property, recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; (iii) an evaluation of the amount owed, if any, to a senior mortgagee; and (iv) estimated carrying costs, brokers' fee, repair costs and other related costs associated with real estate owned properties. Delta bases the amount it will bid at foreclosure sales on this analysis.

     If Delta acquires title to a property at a foreclosure sale or otherwise, the REO Department immediately begins working the file by obtaining an estimate of the sale price of the property by sending at least two local real estate brokers to inspect the premises, and then hiring one to begin marketing the property. If the property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     Delta's loan servicing software also tracks and maintains homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated bi-weekly listing all policies scheduled to expire within the next 15 days. When policies lapse, a letter is issued advising the borrower of such lapse and notifying the borrower that Delta will obtain force-placed insurance at the borrower's expense. Delta also has an insurance policy in place that provides coverage automatically for Delta in the event that Delta fails to obtain force-placed insurance.

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth information relating to the delinquency and loss experience of Delta for its servicing portfolio of mortgage loans (including mortgage loans serviced for others) for the periods indicated.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Delta's mortgage loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the mortgage loans in Delta's mortgage loan portfolio are not fully seasoned, the delinquency and loss information for such an isolated group would also be distorted to some degree.

                          DELTA FUNDING CORPORATION'S
                    HISTORIC SERVICING PORTFOLIO INFORMATION

                                                                                                 NINE MONTHS
                                                          YEAR ENDED DECEMBER 31,                   ENDED
                                                --------------------------------------------    SEPTEMBER 30,
                                                    1993            1994            1995            1996
                                                ------------    ------------    ------------    -------------
Total Outstanding Principal Balance...........  $292,700,193    $310,228,743    $468,846,079    $ 738,969,989
Average Outstandings(1).......................  $282,482,792    $300,678,046    $373,384,417    $ 603,301,978
DELINQUENCY
30-59 Days:
  Principal Balance...........................  $ 21,124,005    $ 22,569,938    $ 35,052,951    $  37,602,288

Percent of Delinquency by Dollar(2)...........          7.22%           7.28%           7.48%            5.09%
60-89 Days:
  Principal Balance...........................  $  7,551,379    $  6,398,055    $  8,086,230    $   9,067,550
Percent of Delinquency by Dollar(2)...........          2.58%           2.06%           1.72%            1.23%
90 Days or More:
  Principal Balance...........................  $ 10,823,367    $  6,517,506    $  6,748,061    $   7,004,927
Percent of Delinquency by Dollar(2)...........          3.70%           2.10%           1.44%            0.95%
Total Delinquencies:
  Principal Balance...........................  $ 39,498,751    $ 35,485,499    $ 49,887,242    $  53,674,765
Percent of Delinquency by Dollar(2)...........         13.49%          11.44%          10.64%            7.26%
FORECLOSURES
  Principal Balance...........................  $ 14,311,077    $ 20,768,336    $ 23,506,751    $  32,748,691
Percent of Foreclosures by Dollar(2)..........          4.89%           6.69%           5.01%            4.43%
REO...........................................  $  1,359,537    $  1,926,922    $  4,020,295    $   5,288,384
Net Gains/(Losses) on liquidated loans........  $    (88,994)   $   (720,872)   $ (2,457,982)   $  (1,953,451)
Percentage of Net Gains/(Losses) on liquidated
  loans (based on Average Outstanding
  Principal Balance)..........................        (0.032)%        (0.240)%        (0.658)%         (0.432)%(3)

------------------

(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.

(2) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.

(3) Annualized.

     While the above delinquency and foreclosure and loss experiences reflect Delta's experiences for the periods indicated, there can be no assurance that the delinquency and foreclosure and loss experiences on the Mortgage Loans will be similar. Accordingly, this information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the loans in Delta's servicing portfolio. The Mortgage Loans may, in general, be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the loans in Delta's servicing portfolio. In addition, Delta only began originating ARMs in 1994. Delta has no meaningful basis on which to assess the possible delinquency and loss experience of the ARMs. The delinquencies and losses on the ARMs could be significantly higher than those on Delta's fixed rate home equity loans.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL


     The statistical information presented in this Prospectus Supplement is only with respect to the Initial Mortgage Loans and describes the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 and the characteristics of such Initial Mortgage Loan as of the Cut-Off Date.

     The Subsequent Mortgage Loans are intended to be purchased by the Trust from the Seller on the Closing Date. The Initial Mortgage Loans and the Subsequent Mortgage Loans, if available, to be purchased by the Trust will be originated or purchased by Delta and sold by Delta to the Depositor and the Depositor to the Trust, in the case of the Initial Mortgage Loans, or by the Seller to the Trust, in the case of the Subsequent Mortgage Loans. The Agreement will provide that the Mortgage Loans, following the conveyance of the Subsequent Mortgage Loans, must in the aggregate conform to certain specified characteristics described below under '--Conveyance of Subsequent Mortgage Loans.'

     The Mortgage Loans will be divided into two groups (each, a 'Loan Group'):
'Loan Group 1' and 'Loan Group 2'. The Initial Mortgage Loans in such Loan Groups are referred to herein as 'Loan Group 1 Initial Mortgage Loans' and 'Loan Group 2 Initial Mortgage Loans.' The maximum amount of Subsequent Mortgage Loans to be transfered to the Trust on the Closing Date for Loan Group 1 and Loan Group 2 is $65,251,801.33 and $8,989,954.73, respectively.

     Each Mortgage Loan in Loan Group 1 will bear interest at a fixed rate that is calculated on the 'simple interest' method. Certain of the Mortgage Loans in Loan Group 1 will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years ('Balloon Loans'), leaving a substantial payment due at the stated maturity (each, a 'Balloon Payment').

     Each Mortgage Loan in Loan Group 2 will bear interest at an adjustable rate (each an 'ARM') that is calculated on the 'simple interest' method. The Loan Rate borne by each Loan Group 2 Mortgage Loan is subject to adjustment on the date set forth in the related Mortgage Note and at regular intervals thereafter (each, a 'Change Date') to equal the sum of (i) the applicable index (the 'Loan Index') and (ii) the number of basis points set forth in such Mortgage Note (the 'Gross Margin'), subject to rounding and to the effects of the applicable Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The 'Periodic Cap' limits changes in the Loan Rate for each ARM on each Change Date. The 'Lifetime Cap' is the maximum Loan Rate that may be borne by an ARM over its life. The 'Lifetime Floor' is the minimum Loan Rate that may be borne by an ARM over its life. The Loan Group 2 Mortgage Loans do not provide for negative amortization.

     For all of the Initial Mortgage Loans that are ARMs: the Loan Index is the London interbank offered rate for six-month United States dollar deposits ('Six-month LIBOR'); the Change Dates occur every six months after the initial Change Date; the Periodic Cap is generally 100 basis points; the Lifetime Cap is generally 600 basis points above the initial Loan Rate; and the Lifetime Floor is generally either the initial Loan Rate or the Gross Margin. Approximately 4.20% and 0.57% of the Loan Group 2 Initial Mortgage Loans (by Cut-off Date Loan Group 2 Initial Principal Balance) have initial Change Dates which are 24 months and 12 months, respectively, after the original Due Date. The reference for each applicable Loan Index and the date prior to a Change Date as of which such Loan Index is determined is set forth in the related Mortgage Rate.


     As of the Cut-Off Date, substantially all of the Group 2 Initial Mortgage Loans were accruing interest at Loan Rates that are below the sum of the related Gross Margin and the Loan Index that would otherwise have been applicable. On the first Change Date for each such Mortgage Loan, the related Loan Rate will adjust to the sum of the applicable Loan Index and the related Gross Margin subject to the application of the related Periodic Caps, the related Lifetime Cap and the related Lifetime Floor.

     The Mortgage Pool consists of 1,728 Initial Mortgage Loans with an aggregate Cut-Off Date Principal Balance of $135,758,243.94 (the 'Cut-Off Date Initial Pool Principal Balance'), together with any Subsequent Mortgage Loans acquired as described herein. The Initial Mortgage Loans consist of closed end, fixed and adjustable rate mortgage loans with remaining terms to maturity of not more than 360 months (including both fully amortizing and Balloon Loans).

     The sole basis for determination of whether a Mortgage is secured by a primary residence of a borrower ('Mortgagor') will be either (a) a representation by the Mortgagor at origination of the Mortgage Loan that the Mortgaged Property will be used for a period of at least six months every year, or that he intends to use the Mortgaged Property as his primary residence or (b) that the address of the Mortgaged Property is the Mortgagor's mailing address as reflected in the Seller's records.

LOAN GROUP 1 STATISTICS

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages and weighted averages set forth herein with respect to the Loan Group 1 Initial Mortgage Loans are approximate and are percentages or weighted averages of the Cut-Off Date Principal Balances of the Loan Group 1 Initial Mortgage Loans.

     The Loan Group 1 Initial Mortgage Loans consist of 1,529 loans, and the related Mortgaged Properties are located in 38 states and the District of Columbia as set forth herein. As of the Cut-Off Date, the Loan Group 1 Initial Mortgage Loans had an aggregate Principal Balance of $114,748,198.67 (the 'Cut-Off Date Loan Group 1 Initial Principal Balance'), the maximum Cut-Off Date Principal Balance of any of the Loan Group 1 Initial Mortgage Loans was $335,545.17, the minimum Cut-Off Date Principal Balance thereof was $8,169.24, and the Cut-Off Date Principal Balance of such Initial Mortgage Loans averaged $75,047.87. As of the Cut-Off Date, the Loan Rates on the Loan Group 1 Initial Mortgage Loans ranged from 8.250% to 18.440% per annum, and the weighted average Loan Rate for Loan Group 1 Initial Mortgage Loans was approximately 11.714% per annum. As of the Cut-Off Date, the original term to stated maturity of the Loan Group 1 Initial Mortgage Loans ranged from 60 months to 360 months, the remaining term to stated maturity ranged from 47 months to 360 months, the weighted average original term to stated maturity was approximately 222 months, the weighted average remaining term to stated maturity was approximately 221 months and the CLTV at origination (as defined herein) ranged from approximately 6.25% to approximately 90.00% with a weighted average CLTV at origination of approximately 69.07%. Approximately 94.24% of the Loan Group 1 Initial Mortgage Loans are secured by first liens, and approximately 5.76% by second liens. Approximately 51.80% of the Loan Group 1 Initial Mortgage Loans require monthly payments of principal that will fully amortize such Initial Mortgage Loans by their respective maturity dates (assuming all payments are received on the Due
Date), and approximately 48.20% of the Loan Group 1 Initial Mortgage Loans are Balloon Loans. Approximately 3.54% of the Loan Group 1 Initial Mortgage Loans (by Cut-off Date Loan Group 1 Principal Balance) have payments which, as of the Cut-off Date, are more than 30 but less than 90 days delinquent.

              CUT-OFF DATE LOAN GROUP 1 INITIAL PRINCIPAL BALANCES

                                                                NUMBER OF        CUT-OFF DATE     % OF CUT-OFF DATE
                                                              LOAN GROUP 1       LOAN GROUP 1       LOAN GROUP 1
   RANGE OF CUT-OFF DATE LOAN GROUP 1 INITIAL PRINCIPAL          INITIAL            INITIAL            INITIAL
                         BALANCES                            MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------  -----------------  -----------------  -----------------
$      0.01-$ 25,000.00...................................            137      $    2,733,606.88           2.38%
$ 25,000.01-$ 50,000.00...................................            432          16,265,310.82          14.17
$ 50,000.01-$ 75,000.00...................................            356          22,089,266.18          19.25
$ 75,000.01-$100,000.00...................................            204          17,928,352.50          15.62
$100,000.01-$125,000.00...................................            183          20,524,874.08          17.89
$125,000.01-$150,000.00...................................            117          16,022,153.97          13.96
$150,000.01-$175,000.00...................................             36           5,732,071.00           5.00
$175,000.01-$200,000.00...................................             29           5,344,463.45           4.66
$200,000.01-$225,000.00...................................             19           4,043,877.21           3.52
$225,000.01-$250,000.00...................................             11           2,630,265.31           2.29
$250,000.01-$275,000.00...................................              2             520,412.10           0.45
$275,000.01-$300,000.00...................................              2             578,000.00           0.50
$325,000.01-$350,000.00...................................              1             335,545.17           0.29
                                                                   ------      -----------------        -------
     Total................................................          1,529      $  114,748,198.67         100.00%
                                                                   ------      -----------------        -------
                                                                   ------      -----------------        -------

                      GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                  LOAN GROUP 1

                                                                NUMBER OF        CUT-OFF DATE     % OF CUT-OFF DATE
                                                              LOAN GROUP 1       LOAN GROUP 1       LOAN GROUP 1
                                                                 INITIAL            INITIAL            INITIAL
                          STATE                              MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------  -----------------  -----------------  -----------------
Arizona...................................................              4      $      258,485.02           0.23%
Arkansas..................................................              4             227,043.83           0.20
California................................................              1              64,000.00           0.06
Colorado..................................................              4             408,620.74           0.36
Connecticut...............................................             25           1,855,463.43           1.62
Delaware..................................................              3             374,719.15           0.33
District of Columbia......................................              6             407,578.05           0.36
Florida...................................................             68           4,011,023.29           3.50
Georgia...................................................             27           1,542,691.43           1.34
Illinois..................................................            110           7,233,269.95           6.30
Indiana...................................................             22             997,340.64           0.87
Kansas....................................................              2              62,300.00           0.05
Kentucky..................................................             11             592,203.35           0.52
Maryland..................................................             13           1,038,780.94           0.91
Massachusetts.............................................             40           2,821,777.12           2.46
Michigan..................................................             70           3,546,212.46           3.09
Minnesota.................................................              4             341,166.52           0.30
Mississippi...............................................             18             804,146.74           0.70
Missouri..................................................             15             670,010.26           0.58
Nebraska..................................................              3             246,769.54           0.22
Nevada....................................................              1              25,000.00           0.02
New Hampshire.............................................              2             187,347.96           0.16
New Jersey................................................             66           5,380,598.06           4.69
New Mexico................................................              1              91,820.88           0.08
New York..................................................            721          65,766,768.07          57.31
North Carolina............................................             29           1,672,354.81           1.46
Ohio......................................................             90           4,605,085.22           4.01
Oklahoma..................................................              9             550,667.74           0.48
Oregon....................................................              5             423,195.55           0.37
Pennsylvania..............................................             83           3,901,379.49           3.40
Rhode Island..............................................             20           1,206,527.98           1.05
Tennessee.................................................             35           2,320,774.46           2.02
Texas.....................................................              1              29,213.60           0.03
Utah......................................................              3             112,000.00           0.10
Vermont...................................................              1             117,000.00           0.10
Virginia..................................................              7             393,567.99           0.34
Washington................................................              3             382,350.00           0.33
West Virginia.............................................              1              27,000.00           0.02
Wyoming...................................................              1              51,944.40           0.05
                                                                   ------      -----------------        -------
     Total................................................          1,529      $  114,748,198.67         100.00%

                                                                   ------      -----------------        -------
                                                                   ------      -----------------        -------

------------------
(1) Determined by property address designated as such in the related Mortgage.

                        COMBINED LOAN-TO-VALUE RATIOS(1)
                                  LOAN GROUP 1

                                                           NUMBER OF           CUT-OFF DATE         % OF CUT-OFF DATE
                                                          LOAN GROUP 1         LOAN GROUP 1            LOAN GROUP 1
                                                            INITIAL              INITIAL                 INITIAL
RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS          MORTGAGE LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
------------------------------------------------------   --------------    --------------------    --------------------
 5.01%-10.00%.........................................            2          $      25,986.77               0.02%
10.01%-15.00%.........................................            4                 85,956.18               0.07
15.01%-20.00%.........................................           16                431,293.45               0.38
20.01%-25.00%.........................................           23                912,744.53               0.80
25.01%-30.00%.........................................           26                855,216.25               0.75
30.01%-35.00%.........................................           37              1,577,913.12               1.38
35.01%-40.00%.........................................           47              2,289,563.40               2.00
40.01%-45.00%.........................................           46              2,504,971.10               2.18
45.01%-50.00%.........................................           78              4,468,374.05               3.89
50.01%-55.00%.........................................           94              5,694,593.53               4.96
55.01%-60.00%.........................................          113              7,531,810.67               6.56
60.01%-65.00%.........................................          158             11,896,691.51              10.37
65.01%-70.00%.........................................          185             13,363,956.07              11.65
70.01%-75.00%.........................................          225             18,771,378.89              16.36
75.01%-80.00%.........................................          353             32,177,759.53              28.04
80.01%-85.00%.........................................           80              7,127,403.83               6.21
85.01%-90.00%.........................................           42              5,032,585.79               4.39
                                                             ------        --------------------          -------
     Total............................................        1,529          $ 114,748,198.67             100.00%
                                                             ------        --------------------          -------
                                                             ------        --------------------          -------

------------------
(1) The original Combined Loan-to-Value Ratios ('CLTV') shown above are equal, with respect to each Initial Mortgage Loan, to (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Mortgage Loan divided by the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan. No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Initial Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such Mortgage Loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related Mortgaged Properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                            CUT-OFF DATE LOAN RATES
                                  LOAN GROUP 1

                                                                NUMBER OF        CUT-OFF DATE     % OF CUT-OFF DATE
                                                              LOAN GROUP 1       LOAN GROUP 1       LOAN GROUP 1
                                                                 INITIAL            INITIAL            INITIAL
             RANGE OF CUT-OFF DATE LOAN RATES                MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------  -----------------  -----------------  -----------------
 8.001%- 8.250%...........................................              1      $       61,924.00           0.05%
 8.251%- 8.500%...........................................              2             147,000.00           0.13
 8.751%- 9.000%...........................................              5             391,069.03           0.34
 9.001%- 9.250%...........................................              5             354,938.21           0.31
 9.251%- 9.500%...........................................             21           1,958,031.71           1.71
 9.501%- 9.750%...........................................             30           2,957,563.56           2.58
 9.751%-10.000%...........................................            112          10,690,464.57           9.32
10.001%-10.250%...........................................             33           2,557,729.71           2.23
10.251%-10.500%...........................................             82           7,121,995.53           6.21
10.501%-10.750%...........................................             77           5,778,296.09           5.04
10.751%-11.000%...........................................            151          12,207,721.53          10.64
11.001%-11.250%...........................................             40           3,263,933.03           2.84
11.251%-11.500%...........................................            102           7,575,216.20           6.60
11.501%-11.750%...........................................             73           6,297,746.14           5.49
11.751%-12.000%...........................................            167          13,460,438.85          11.73
12.001%-12.250%...........................................             43           3,145,737.43           2.74
12.251%-12.500%...........................................             95           6,241,489.81           5.44
12.501%-12.750%...........................................             62           3,804,410.95           3.32
12.751%-13.000%...........................................            136          10,178,927.15           8.87
13.001%-13.250%...........................................             44           3,009,288.91           2.62
13.251%-13.500%...........................................             66           3,980,047.46           3.47
13.501%-13.750%...........................................             20             970,570.68           0.85
13.751%-14.000%...........................................             49           2,480,421.53           2.16
14.001%-14.250%...........................................             25           1,348,348.69           1.18
14.251%-14.500%...........................................             26           1,423,145.08           1.24
14.501%-14.750%...........................................              8             380,675.32           0.33
14.751%-15.000%...........................................             21           1,186,087.58           1.03
15.001%-15.250%...........................................              6             347,734.98           0.30
15.251%-15.500%...........................................              8             519,224.68           0.45
15.501%-15.750%...........................................              6             295,619.08           0.26
15.751%-16.000%...........................................              9             403,607.15           0.35

16.251%-16.500%...........................................              1              14,943.94           0.01
16.751%-17.000%...........................................              1              34,930.89           0.03
17.001%-17.250%...........................................              1              76,941.98           0.07
18.251%-18.500%...........................................              1              81,977.22           0.07
                                                                   ------      -----------------        -------
     Total................................................          1,529      $  114,748,198.67         100.00%
                                                                   ------      -----------------        -------
                                                                   ------      -----------------        -------

                        ORIGINAL TERM TO STATED MATURITY
                                  LOAN GROUP 1

                  ORIGINAL TERMS                          NUMBER OF              CUT-OFF DATE         % OF CUT-OFF DATE
                TO STATED MATURITY                   LOAN GROUP 1 INITIAL    LOAN GROUP 1 INITIAL    LOAN GROUP 1 INITIAL
                   (IN MONTHS)                          MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------------   --------------------    --------------------    --------------------
 60...............................................               3             $     139,756.08               0.12%
 84...............................................               2                    88,006.94               0.08
120...............................................              43                 2,107,769.29               1.84
180...............................................             917                67,244,064.43              58.60
240...............................................             351                25,849,100.65              22.53
300...............................................               7                   661,716.95               0.58
360...............................................             206                18,657,784.33              16.26
                                                            ------           --------------------          -------
     Total........................................           1,529             $ 114,748,198.67             100.00%
                                                            ------           --------------------          -------
                                                            ------           --------------------          -------

                      REMAINING MONTHS TO STATED MATURITY
                                  LOAN GROUP 1

                     RANGE OF
                 REMAINING MONTHS                         NUMBER OF              CUT-OFF DATE         % OF CUT-OFF DATE
                TO STATED MATURITY                   LOAN GROUP 1 INITIAL    LOAN GROUP 1 INITIAL    LOAN GROUP 1 INITIAL
                   (IN MONTHS)                          MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------------   --------------------    --------------------    --------------------
 36- 48...........................................               1             $      99,000.00               0.09%
 49- 60...........................................               2                    40,756.08               0.04
 72- 84...........................................               2                    88,006.94               0.08
108-120...........................................              43                 2,107,769.29               1.84
168-180...........................................             917                67,244,064.43              58.60
228-240...........................................             351                25,849,100.65              22.53

288-300...........................................               7                   661,716.95               0.58
348-360...........................................             206                18,657,784.33              16.26
                                                            ------           --------------------          -------
     Total........................................           1,529             $ 114,748,198.67             100.00%
                                                            ------           --------------------          -------
                                                            ------           --------------------          -------

                            MONTHS SINCE ORIGINATION
                                  LOAN GROUP 1

                                                                               CUT-OFF DATE       % OF CUT-OFF DATE
                                                          NUMBER OF            LOAN GROUP 1         LOAN GROUP 1
                                                     LOAN GROUP 1 INITIAL         INITIAL              INITIAL
             MONTHS SINCE ORIGINATION                   MORTGAGE LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------   --------------------   -------------------  -------------------
  0...............................................             533           $   42,286,131.45            36.85%
  1...............................................             567               43,539,148.30            37.94
  2...............................................             329               22,454,959.79            19.57
  3...............................................              73                4,877,176.50             4.25
  4...............................................              15                  833,716.64             0.73
  5...............................................               7                  308,497.51             0.27
  6...............................................               2                   96,493.48             0.08
  7...............................................               1                   98,855.85             0.09
 10...............................................               1                  154,219.15             0.13
 13...............................................               1                   99,000.00             0.09
                                                            ------          -------------------         -------
     Total........................................           1,529           $  114,748,198.67           100.00%
                                                            ------          -------------------         -------
                                                            ------          -------------------         -------

                                 PROPERTY TYPE
                                  LOAN GROUP 1

                                                                               CUT-OFF DATE       % OF CUT-OFF DATE
                                                          NUMBER OF            LOAN GROUP 1         LOAN GROUP 1
                                                     LOAN GROUP 1 INITIAL         INITIAL              INITIAL
                  PROPERTY TYPE                         MORTGAGE LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------   --------------------   -------------------  -------------------
Single Family.....................................           1,025           $   68,428,283.90            59.63%
Two-to-Four Family................................             404               37,262,044.56            32.47
Multi-Use.........................................              56                5,711,954.26             4.98
Multi-Family......................................              21                2,049,960.33             1.79

Condominium.......................................              21                1,231,948.02             1.07
Mobile Home.......................................               2                   64,007.60             0.06
                                                            ------          -------------------         -------
     Total........................................           1,529           $  114,748,198.67           100.00%
                                                            ------          -------------------         -------
                                                            ------          -------------------         -------

                                 OCCUPANCY TYPE
                                LOAN GROUP 1(1)

                                                                               CUT-OFF DATE       % OF CUT-OFF DATE
                                                          NUMBER OF            LOAN GROUP 1         LOAN GROUP 1
                                                     LOAN GROUP 1 INITIAL         INITIAL              INITIAL
                  OCCUPANCY TYPE                        MORTGAGE LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------   --------------------   -------------------  -------------------
Owner Occupied....................................           1,345           $  100,796,739.01            87.84%
Non-Owner Occupied................................             184               13,951,459.66            12.16
                                                            ------          -------------------         -------
     Total........................................           1,529           $  114,748,198.67           100.00%
                                                            ------          -------------------         -------
                                                            ------          -------------------         -------

     (1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

LOAN GROUP 2 STATISTICS

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages and weighted averages set forth herein with respect to the Loan Group 2 Initial Mortgage Loans are approximate and are percentages or weighted averages of the Cut-Off Date Loan Principal Balances of the Loan Group 2 Initial Mortgage Loans.

     The Loan Group 2 Initial Mortgage Loans consist of 199 loans, and the related Mortgaged Properties are located in 21 states. As of the Cut-Off Date, the Loan Group 2 Initial Mortgage Loans had an aggregate Principal Balance of $21,010,045.27 (the 'Cut-Off Date Loan Group 2 Initial Principal Balance'), the maximum Cut-Off Date Principal Balance of any of the Loan Group 2 Initial Mortgage Loans was $388,577.18, the minimum Cut-Off Date Principal Balance thereof was $25,000.00 and the Cut-Off Date Principal Balance of such Initial Mortgage Loans averaged $105,578.12. As of the Cut-Off Date, the current Loan Rates on the Loan Group 2 Initial Mortgage Loans ranged from 8.100% to 14.450% per annum, and the weighted average current Loan Rate for Loan Group 2 Initial Mortgage Loans was approximately 10.358% per annum. As of the Cut-Off Date, the original term to stated maturity of the Loan Group 2 Initial Mortgage Loans ranged from 180 months to 360 months, the remaining term to stated maturity ranged from 179 months to 360 months, the weighted average original term to stated maturity was approximately 359 months, the weighted average remaining term to stated maturity was approximately 358 months and the LTV (as defined herein) ranged from approximately 15.63% to approximately 90.00% with a weighted average LTV of approximately 70.222%. All of the Loan Group 2 Initial Mortgage Loans are secured by first liens. All of the Loan Group 2 Initial Mortgage Loans require monthly payments of principal that will fully amortize such Initial Mortgage Loans by their respective maturity dates (assuming all payments are received on the Due Date). As of the Cut-Off Date the weighted average Gross Margin of the Loan Group 2 Initial Mortgage Loans was approximately 6.813%, the weighted average Lifetime Cap was approximately 16.409% and the weighted average Lifetime Floor was approximately 9.286%. None of the Initial Loan Group 2 Mortgage Loans has reached its first Change Date and the earliest such date is February 1, 1997.

     As of the Cut-off Date, substantially all of the Group 2 Initial Mortgage Loans were accruing interest at Loan Rates that are below the sum of the related Gross Margin and the applicable Loan Index that would otherwise have been applicable. On the first Change Date for each such Mortgage Loan, the related Loan Rate will adjust to the sum of the applicable Loan Index and the related Gross Margin subject to the application of the applicable Periodic Cap, the related Lifetime Cap and the related Lifetime Floor. The first Change Date after the Cut-off Date for each of the Group 2 Initial Mortgage Loans will occur in the following months indicated on an approximate basis: 2.37% in February 1997; 4.26% in March 1997; 26.40% in April 1997; 33.39% in May 1997; 23.71% in June
1997; 5.08% in July 1997; 0.57% in October 1997; 2.75% in October 1998; 0.54% in
November 1998; and 0.91% in December 1998. The weighted average number of months before the next Change Date for Group 2 Initial Mortgage Loans in the Trust is approximately 7 months. Approximately 0.67% of the Loan Group 2 Initial Mortgage Loans (by Cut-off Date Loan Group 2 Initial Balance) have payments which, as of the Cut-off Date, are more than 30 but less than 90 days delinquent.

              CUT-OFF DATE LOAN GROUP 2 INITIAL PRINCIPAL BALANCES

                                                                                  CUT-OFF DATE
                                                                NUMBER OF         LOAN GROUP 2       % OF CUT-OFF
                                                              LOAN GROUP 2          INITIAL        DATE LOAN GROUP 2
  RANGE OF CUT-OFF DATE LOAN GROUP 2 INITIAL PRINCIPAL           INITIAL           PRINCIPAL            INITIAL
                        BALANCES                             MORTGAGE LOANS         BALANCE        PRINCIPAL BALANCE
---------------------------------------------------------  -------------------  ----------------  -------------------
$      0.01-$ 25,000.00                                                 1       $      25,000.00            0.12%
$ 25,000.01-$ 50,000.00..................................              25             922,760.26            4.39
$ 50,000.01-$ 75,000.00..................................              49           3,032,729.64           14.43
$ 75,000.01-$100,000.00..................................              41           3,721,766.48           17.71
$100,000.01-$125,000.00..................................              34           3,858,180.76           18.36
$125,000.01-$150,000.00..................................              12           1,640,065.19            7.81

$150,000.01-$175,000.00..................................               9           1,474,528.04            7.02
$175,000.01-$200,000.00..................................              16           2,927,640.28           13.93
$200,000.01-$225,000.00..................................               2             430,109.25            2.05
$225,000.01-$250,000.00..................................               4             979,233.32            4.66
$250,000.01-$275,000.00..................................               1             263,606.48            1.25
$300,000.01-$325,000.00..................................               2             609,494.44            2.90
$350,000.01-$375,000.00..................................               2             736,353.95            3.50
$375,000.01-$400,000.00..................................               1             388,577.18            1.85
                                                                      ---       ----------------         -------
     Total...............................................             199       $  21,010,045.27          100.00%
                                                                      ---       ----------------         -------
                                                                      ---       ----------------         -------

                      GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                  LOAN GROUP 2

                                                                                   CUT-OFF DATE
                                                                 NUMBER OF         LOAN GROUP 2    % OF CUT-OFF DATE
                                                               LOAN GROUP 2          INITIAL         LOAN GROUP 2
                                                                  INITIAL           PRINCIPAL           INITIAL
                          STATE                               MORTGAGE LOANS         BALANCE       PRINCIPAL BALANCE
----------------------------------------------------------  -------------------  ----------------  -----------------
Connecticut...............................................               6       $     531,762.65           2.53%
Florida...................................................               3             292,141.25           1.39
Georgia...................................................               9           1,255,655.99           5.98
Illinois..................................................              17           1,627,405.00           7.75
Indiana...................................................               2             114,356.87           0.54
Kentucky..................................................               1             223,859.25           1.07
Maryland..................................................               1             180,000.00           0.86
Massachusetts.............................................              24           2,871,285.08          13.67
Michigan..................................................              20           1,965,011.78           9.35
Minnesota.................................................               6             623,275.08           2.97
Missouri..................................................               2              72,895.34           0.35
Nebraska..................................................               1              77,600.00           0.37
New Hampshire.............................................               1             206,250.00           0.98
New Jersey................................................              21           2,402,507.07          11.44
New York..................................................              35           4,232,237.62          20.14
North Carolina............................................               1              29,755.73           0.14
Ohio......................................................              17           1,251,507.87           5.96
Pennsylvania..............................................              20           1,871,222.29           8.91
Rhode Island..............................................               8             510,453.98           2.43
Virginia..................................................               2             210,280.61           1.00
Washington................................................               2             460,581.81           2.19
                                                                       ---       ----------------        -------
     Total................................................             199       $  21,010,045.27         100.00%
                                                                       ---       ----------------        -------

                                                                       ---       ----------------        -------

------------------

(1) Determined by property address designated as such in the related Mortgage.

                            LOAN-TO-VALUE RATIOS(1)
                                  LOAN GROUP 2

                                                           NUMBER OF           CUT-OFF DATE         % OF CUT-OFF DATE
                                                          LOAN GROUP 2         LOAN GROUP 2            LOAN GROUP 2
                                                            INITIAL              INITIAL                 INITIAL
RANGE OF ORIGINAL LOAN-TO-VALUE RATIO                    MORTGAGE LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
------------------------------------------------------   --------------    --------------------    --------------------
15.01% - 20.00%.......................................           2            $    75,000.00                0.36%
20.01% - 25.00%.......................................           2                418,332.91                1.99
30.01% - 35.00%.......................................           1                139,162.45                0.66
40.01% - 45.00%.......................................           3                231,749.53                1.10
45.01% - 50.00%.......................................           7                593,565.44                2.83
50.01% - 55.00%.......................................          12                991,389.06                4.72
55.01% - 60.00%.......................................          11                961,954.99                4.58
60.01% - 65.00%.......................................          24              2,186,342.78               10.41
65.01% - 70.00%.......................................          33              3,238,622.39               15.41
70.01% - 75.00%.......................................          37              4,156,127.78               19.78
75.01% - 80.00%.......................................          57              7,018,797.94               33.41
80.01% - 85.00%.......................................           5                509,000.00                2.42
85.01% - 90.00%.......................................           5                490,000.00                2.33
                                                               ---         --------------------          -------
     Total............................................         199            $21,010,045.27              100.00%
                                                               ---         --------------------          -------
                                                               ---         --------------------          -------

------------------

(1) The original Loan-to-Value Ratios ('LTV') shown above are equal, with respect to each Initial Mortgage Loan, to the original principal balance of such Mortgage Loan at the date of origination divided by the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan. No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Initial Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such Mortgage Loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related Mortgaged Properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.

                            CUT-OFF DATE LOAN RATES
                                  LOAN GROUP 2

                                                             NUMBER OF          CUT-OFF DATE       % OF CUT-OFF DATE
                                                           LOAN GROUP 2         LOAN GROUP 2         LOAN GROUP 2
                                                              INITIAL              INITIAL              INITIAL
           RANGE OF CUT-OFF DATE LOAN RATES               MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------  -------------------  -------------------  -------------------
 8.001%- 8.250%.......................................               2        $      537,576.36             2.56%
 8.251%- 8.500%.......................................               2               141,300.00             0.67
 8.501%- 8.750%.......................................               6               568,030.60             2.70
 8.751%- 9.000%.......................................              11             1,578,372.97             7.51
 9.001%- 9.250%.......................................               8               677,248.38             3.22
 9.251%- 9.500%.......................................              17             1,593,706.19             7.59
 9.501%- 9.750%.......................................              12               933,506.09             4.44
 9.751%-10.000%.......................................              22             2,765,588.89            13.16
10.001%-10.250%.......................................              10               999,179.46             4.76
10.251%-10.500%.......................................              24             2,467,008.28            11.74
10.501%-10.750%.......................................              11             1,193,852.15             5.68
10.751%-11.000%.......................................              18             2,372,556.98            11.29
11.001%-11.250%.......................................              13             1,483,169.99             7.06
11.251%-11.500%.......................................              10             1,076,047.68             5.12
11.501%-11.750%.......................................              10             1,111,388.30             5.29
11.751%-12.000%.......................................               6               458,946.75             2.18
12.001%-12.250%.......................................               1                58,500.00             0.28
12.251%-12.500%.......................................               5               282,174.75             1.34
12.501%-12.750%.......................................               1                50,451.73             0.24
12.751%-13.000%.......................................               2               103,466.23             0.49
13.001%-13.250%.......................................               3               198,691.89             0.95
13.251%-13.500%.......................................               2               196,500.00             0.94
13.501%-13.750%.......................................               1                51,981.60             0.25
13.751%-14.000%.......................................               1                83,300.00             0.40
14.251%-14.500%.......................................               1                27,500.00             0.13
                                                                   ---       -------------------         -------
     Total:...........................................             199        $   21,010,045.27           100.00%
                                                                   ---       -------------------         -------
                                                                   ---       -------------------         -------

                        ORIGINAL TERM TO STATED MATURITY
                                  LOAN GROUP 2

                                                           NUMBER OF
                                                          LOAN GROUP 2         CUT-OFF DATE         % OF CUT-OFF DATE
                    ORIGINAL TERMS                          INITIAL        LOAN GROUP 2 INITIAL    LOAN GROUP 2 INITIAL
            TO STATED MATURITY (IN MONTHS)               MORTGAGE LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE

------------------------------------------------------   --------------    --------------------    --------------------
180...................................................           1            $    35,905.17                0.17%
240...................................................           2                137,177.31                0.65
360...................................................         196             20,836,962.79               99.18
                                                               ---         --------------------          -------
     Total:...........................................         199            $21,010,045.27              100.00%
                                                               ---         --------------------          -------
                                                               ---         --------------------          -------

                      REMAINING MONTHS TO STATED MATURITY
                                  LOAN GROUP 2

                                                                 NUMBER OF          CUT-OFF DATE       % OF CUT-OFF DATE
                                                               LOAN GROUP 2         LOAN GROUP 2         LOAN GROUP 2
                RANGE OF REMAINING MONTHS                         INITIAL              INITIAL              INITIAL
                    TO STATED MATURITY                        MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------------------------------   -----------------    -----------------    -----------------
168-180...................................................            1            $      35,905.17            0.17%
228-240...................................................            2                  137,177.31            0.65
348-360...................................................          196               20,836,962.79           99.18
                                                                    ---           -----------------         -------
     Total................................................          199            $  21,010,045.27          100.00%
                                                                    ---           -----------------         -------
                                                                    ---           -----------------         -------

                            MONTHS SINCE ORIGINATION
                                  LOAN GROUP 2

                                                                                   CUT-OFF DATE
                                                                 NUMBER OF         LOAN GROUP 2    % OF CUT-OFF DATE
                                                               LOAN GROUP 2          INITIAL         LOAN GROUP 2
                                                                  INITIAL           PRINCIPAL           INITIAL
                 MONTHS SINCE ORIGINATION                     MORTGAGE LOANS         BALANCE       PRINCIPAL BALANCE
----------------------------------------------------------  -------------------  ----------------  -----------------
0.........................................................              66       $   7,010,855.00          33.37%
1.........................................................              56           6,217,378.90          29.59
2.........................................................              56           6,018,086.89          28.64
3.........................................................              16           1,372,330.08           6.53
4.........................................................               4             334,828.17           1.59
9.........................................................               1              56,566.23           0.27
                                                                       ---       ----------------        -------

     Total................................................             199       $  21,010,045.27         100.00%
                                                                       ---       ----------------        -------
                                                                       ---       ----------------        -------

                                 PROPERTY TYPE
                                  LOAN GROUP 2

                                                                                   CUT-OFF DATE
                                                                 NUMBER OF         LOAN GROUP 2    % OF CUT-OFF DATE
                                                               LOAN GROUP 2          INITIAL         LOAN GROUP 2
                                                                  INITIAL           PRINCIPAL           INITIAL
                      PROPERTY TYPE                           MORTGAGE LOANS         BALANCE       PRINCIPAL BALANCE
----------------------------------------------------------  -------------------  ----------------  -----------------
Single Family.............................................             164       $  17,222,109.68          81.97%
Two-to-Four Family........................................              31           3,377,989.37          16.08
Condo.....................................................               4             409,946.22           1.95
                                                                       ---       ----------------        -------
     Total................................................             199       $  21,010,045.27         100.00%
                                                                       ---       ----------------        -------
                                                                       ---       ----------------        -------

                                 OCCUPANCY TYPE
                                  LOAN GROUP 2

                                                                                   CUT-OFF DATE
                                                                 NUMBER OF         LOAN GROUP 2    % OF CUT-OFF DATE
                                                               LOAN GROUP 2          INITIAL         LOAN GROUP 2
                                                                  INITIAL           PRINCIPAL           INITIAL
                    OCCUPANCY TYPE(1)                         MORTGAGE LOANS         BALANCE       PRINCIPAL BALANCE
----------------------------------------------------------  -------------------  ----------------  -----------------
Owner Occupied............................................             173       $  18,432,628.25          87.73%
Non-Owner Occupied........................................              26           2,577,417.02          12.27
                                                                       ---       ----------------        -------
     Total................................................             199       $  21,010,045.27         100.00%
                                                                       ---       ----------------        -------
                                                                       ---       ----------------        -------

------------------
(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

                                  GROSS MARGIN

                                                                                   CUT-OFF DATE
                                                                 NUMBER OF         LOAN GROUP 2    % OF CUT-OFF DATE
                                                               LOAN GROUP 2          INITIAL         LOAN GROUP 2
                                                                  INITIAL           PRINCIPAL           INITIAL
                  RANGE OF GROSS MARGINS                      MORTGAGE LOANS         BALANCE       PRINCIPAL BALANCE
----------------------------------------------------------  -------------------  ----------------  -----------------
4.251%-4.500%.............................................               2       $     225,051.17           1.07%
4.501%-4.750%.............................................               1              41,300.00           0.20
4.751%-5.000%.............................................               9             859,902.23           4.09
5.001%-5.250%.............................................               3             212,523.87           1.01
5.251%-5.500%.............................................              15           1,177,493.41           5.60
5.501%-5.750%.............................................              12           1,446,810.51           6.89
5.751%-6.000%.............................................              16           1,532,320.27           7.29
6.001%-6.250%.............................................               5             505,077.22           2.40
6.251%-6.500%.............................................              17           1,614,155.81           7.68
6.501%-6.750%.............................................              16           1,829,962.13           8.71
6.751%-7.000%.............................................              25           3,445,891.97          16.40
7.001%-7.250%.............................................              12           1,639,672.35           7.80
7.251%-7.500%.............................................              16           1,797,675.08           8.56
7.501%-7.750%.............................................              15           1,934,393.28           9.21
7.751%-8.000%.............................................               9             940,510.24           4.48
8.001%-8.250%.............................................               7             475,439.53           2.26
8.251%-8.500%.............................................               3             302,800.00           1.44
8.501%-8.750%.............................................               6             306,574.75           1.46
8.751%-9.000%.............................................               3             219,451.73           1.04
9.001%-9.250%.............................................               1              63,000.00           0.30
9.251%-9.500%.............................................               3             192,258.12           0.92
9.501%-9.750%.............................................               3             247,781.60           1.18
                                                                       ---       ----------------        -------
     Total................................................             199       $  21,010,045.27         100.00%
                                                                       ---       ----------------        -------
                                                                       ---       ----------------        -------

                                  LIFETIME CAP

                                                                                CUT-OFF DATE       % OF CUT-OFF DATE
                                                           NUMBER OF            LOAN GROUP 2         LOAN GROUP 2
                     RANGE OF                        LOAN GROUP 2 INITIAL          INITIAL              INITIAL
                  LIFETIME CAPS                         MORTGAGE LOANS        PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------  -----------------------  -------------------  -------------------
10.001%-10.250%...................................                 1          $      127,161.94             0.61%

14.001%-14.250%...................................                 2                 537,576.36             2.56
14.251%-14.500%...................................                 3                 222,300.00             1.06
14.501%-14.750%...................................                 4                 484,678.45             2.31
14.751%-15.000%...................................                10               1,497,372.97             7.13
15.001%-15.250%...................................                 7                 505,518.64             2.41
15.251%-15.500%...................................                14               1,412,755.87             6.72
15.501%-15.750%...................................                12                 880,659.74             4.19
15.751%-16.000%...................................                19               2,541,568.72            12.10
16.001%-16.250%...................................                10               1,043,747.26             4.97
16.251%-16.500%...................................                26               2,579,920.75            12.28
16.501%-16.750%...................................                 9                 934,912.47             4.45
16.751%-17.000%...................................                21               2,596,577.15            12.36
17.001%-17.250%...................................                11               1,183,359.95             5.63
17.251%-17.500%...................................                12               1,197,554.88             5.70
17.501%-17.750%...................................                11               1,353,579.91             6.44
17.751%-18.000%...................................                 5                 385,939.53             1.84
18.001%-18.250%...................................                 3                 358,310.04             1.71
18.251%-18.500%...................................                 5                 259,674.75             1.24
18.501%-18.750%...................................                 3                 149,928.95             0.71
18.751%-19.000%...................................                 1                  73,007.22             0.35
19.001%-19.250%...................................                 3                 198,691.89             0.95
19.251%-19.500%...................................                 3                 246,500.00             1.17
19.501%-19.750%...................................                 1                  51,981.60             0.25
19.751%-20.000%...................................                 2                 103,466.23             0.49
20.751%-21.000%...................................                 1                  83,300.00             0.40
                                                                 ---         -------------------         -------
     Total........................................               199          $   21,010,045.27           100.00%
                                                                 ---         -------------------         -------
                                                                 ---         -------------------         -------

                                LIFETIME FLOORS

                                                                                CUT-OFF DATE       % OF CUT-OFF DATE
                                                           NUMBER OF            LOAN GROUP 2         LOAN GROUP 2
                     RANGE OF                        LOAN GROUP 2 INITIAL          INITIAL              INITIAL
                 LIFETIME FLOORS                        MORTGAGE LOANS        PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------  -----------------------  -------------------  -------------------
 4.251%- 4.500%...................................                 2          $      225,051.17             1.07%
 4.751%- 5.000%...................................                 4                 282,914.78             1.35
 5.251%- 5.500%...................................                 3                 248,203.49             1.18
 5.501%- 5.750%...................................                 5                 660,793.79             3.15
 5.751%- 6.000%...................................                 3                 461,121.78             2.19
 6.001%- 6.250%...................................                 4                 424,077.22             2.02
 6.251%- 6.500%...................................                 5                 324,881.62             1.55
 6.501%- 6.750%...................................                 9                 996,305.65             4.74
 6.751%- 7.000%...................................                 2                 142,750.00             0.68

 7.001%- 7.250%...................................                 6                 713,620.65             3.40
 7.251%- 7.500%...................................                 3                 262,678.95             1.25
 7.501%- 7.750%...................................                 4                 493,105.42             2.35
 7.751%- 8.000%...................................                 1                 167,926.66             0.80
 8.001%- 8.250%...................................                 4                 531,767.48             2.53
 8.251%- 8.500%...................................                 4                 343,100.00             1.63
 8.501%- 8.750%...................................                 5                 311,981.67             1.48
 8.751%- 9.000%...................................                 7               1,055,487.02             5.02
 9.001%- 9.250%...................................                 6                 469,146.01             2.23
 9.251%- 9.500%...................................                13               1,184,416.59             5.64
 9.501%- 9.750%...................................                13               1,071,678.72             5.10
 9.751%-10.000%...................................                15               2,067,449.70             9.84
10.001%-10.250%...................................                 8                 912,423.73             4.34
10.251%-10.500%...................................                15               1,494,195.43             7.11
10.501%-10.750%...................................                10               1,171,855.53             5.58
10.751%-11.000%...................................                11               1,590,059.02             7.57
11.001%-11.250%...................................                 8                 881,893.82             4.20
11.251%-11.500%...................................                 8                 901,606.75             4.29
11.501%-11.750%...................................                 5                 539,184.42             2.57
11.751%-12.000%...................................                 4                 359,451.41             1.71
12.251%-12.500%...................................                 4                 217,717.23             1.04
12.501%-12.750%...................................                 1                  50,451.73             0.24
12.751%-13.000%...................................                 2                 103,466.23             0.49
13.001%-13.250%...................................                 2                 100,800.00             0.48
13.251%-13.500%...................................                 2                 196,500.00             0.94
13.501%-13.750%...................................                 1                  51,981.60             0.25
                                                                 ---         -------------------         -------
       Total......................................               199          $   21,010,045.27           100.00%
                                                                 ---         -------------------         -------
                                                                 ---         -------------------         -------

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Agreement permits the Trust to acquire up to approximately $65,251,801.33 and $8,989,954.73 aggregate principal balance of Subsequent Mortgage Loans for Loan Group 1 and Loan Group 2, respectively. Accordingly, the statistical characteristics of the Mortgage Loans in the Trust will vary as of the Closing Date upon the acquisition of Subsequent Mortgage Loans.

     The obligation of the Trust to purchase Subsequent Mortgage Loans on the Closing Date is subject to the following requirements, any of which requirements (except for the requirement stated in clause (v) of this paragraph) may be waived or modified in any respect by the Certificate Insurer: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Cut-Off Date; (ii) the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for 'Balloon Loans' in Loan Group 1; (iii) such Subsequent Mortgage Loan will be secured by a Mortgage in a first or second lien position; (iv) such Subsequent Mortgage Loan will not have a Loan Rate less than 8%; (v) such Subsequent Mortgage Loan will be otherwise acceptable to the Depositor and the Certificate Insurer; (vi) such Subsequent Mortgage Loan shall be secured by a mortgage on property which, at the time of the origination of such Subsequent Mortgage Loan, has an appraised value of not more than $1,000,000; (vii)

following the purchase of such Subsequent Mortgage Loan by the Trust for Loan Group 1, the Mortgage

Loans in Loan Group 1 (including such Subsequent Mortgage Loan) as of the Closing Date: (a) will have a weighted average Loan Rate of at least 11.55%; (b) will have a weighted average remaining term to stated maturity of less than 210 months; (c) will have a weighted average CLTV of not more than 71%; (d) will not have more than 53% by aggregate principal balance 'Balloon Loans'; (e) will have no Mortgage Loan with a principal balance in excess of $350,000; (f) will have a state concentration not in excess of 60% for any one state; (g) will have not more than 2.0% in aggregate principal balance of the Mortgage Loans concentrated in any single zip code; (h) will have no more than 15% Mortgage Loans relating to non-owner occupied properties; and (i) will not include Mortgage Loans in excess of 10% by aggregate principal balance secured by Mortgages in a second lien position; and (viii) following the purchase of such Subsequent Mortgage Loan by the Trust for Loan Group 2, the Mortgage Loans in Loan Group 2 (including such Subsequent Mortgage Loan) as of the Closing Date: (a) will have a weighted average Loan Rate of at least 10.0%; (b) will have a weighted average remaining term to stated maturity of not less than 340 months; (c) will have a weighted average loan-to-value ratio of not more than 73%; (d) will have no Mortgage Loan with a principal balance in excess of $350,000; (e) will have a state concentration not in excess of 30% for any one state; (f) will have not more than 2.5% in aggregate principal balance of the Mortgage Loans concentrated in any single zip code; (g) will have no more than 15% Mortgage Loans relating to non-owner occupied properties and (h) will not have a Mortgage Loan secured by a Mortgage in a junior lien position.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group and, in certain circumstances, the Mortgage Loans in the other Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans (and, in the case of the Mortgage Loans in Loan Group 2, changes thereto to accommodate changes in the Loan Rates) and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or the Servicer). The Mortgage Loans may be prepaid by the Mortgagors at any time. However, Mortgage Loans secured by first liens on Mortgaged Properties in New York are subject to a prepayment penalty for the first 12 months following origination. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to prepayment penalties to the extent permitted by law.

THE VARIABLE RATE CERTIFICATES

     The Class A-1 Certificates. The yield to investors in the Class A-1 Certificates will be sensitive to, among other things, the Certificate Index. As described herein, the Certificate Rate for the Class A-1 Certificates may in no event exceed the lesser of the Class A-1 Formula Rate and the Loan Group 1 Net Funds Cap, which depends, in large part, on the Loan Rates of the Loan Group 1 Mortgage Loans. Any disproportionate prepayment of Loan Group 1 Mortgage Loans with Loan Rates in excess of the weighted average of such Loan Rates will reduce the Loan Group 1 Net Funds Cap. There is no mechanism to compensate Holders of the Class A-1 Certificates if the Certificate Rate is limited to the Loan Group 1 Net Funds Cap.

     The Group 2 Certificates. The yield to investors in the Group 2 Certificates will be sensitive to, among other things, the level of the Loan Index and the Certificate Index. As described herein, the Certificate Rate for the Class A-6 Certificates may in no event exceed the lesser of the Class A-6 Formula Rate and the Loan Group 2 Net Funds Cap, which depends, in large part, on the Loan Rates of the Loan Group 2 Mortgage Loans in effect during the preceding calendar month. Although each of the Mortgage Loans in Loan Group 2 bears interest at an adjustable rate, such rate is subject to a Periodic Rate Cap, a Lifetime Floor and a Lifetime Cap. If the Loan Index changes substantially between Change Dates, the adjusted Loan Rate on the related Mortgage Loan may not equal the Loan Index plus the related Gross Margin due to the constraint of such caps and floors. In such event, the related Loan Rate will be less than would have been the case in the absence of such caps. In addition, the Loan Rate applicable to any Change Date will be based on the Loan Index related to the Change Date. Thus, if the value of the Loan Index with respect to a Mortgage Loan rises, the lag in time before the corresponding Loan Rate increases will, all other things being equal, slow the upward adjustment of the Loan Group 2 Net Funds Cap. Furthermore, Mortgage Loans that have not reached their first Change Date are more likely to be subject to the Periodic Rate Cap on their first Change Date. See 'DESCRIPTION OF THE MORTGAGE LOANS' herein.

     Although the Loan Rates on the Mortgage Loans in Loan Group 2 are subject to adjustment, the Loan Rates adjust less frequently than the Certificate Rate and adjust by reference to the Loan Index. Changes in the Certificate Index may not correlate with changes in the Loan Index and either may not correlate with prevailing interest rates. It is possible that an increased level of Certificate Index could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-6 Certificates.

     Although the Agreement provides a mechanism to pay any Class A-6 Basis Risk Carryover Amount, there is no assurance that funds will be available to pay such amount. In addition, the Policy will not cover the payment of, and the ratings assigned to the Class A-6 Certificates do not address the likelihood of the payment of, any such amount.

PREPAYMENT CONSIDERATIONS

     Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group (including any optional purchase by the Servicer of a Delinquent Mortgage Loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust, in each case as described herein) will result in distributions on the related Classes of Class A Certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Class A Certificates in either Certificate Group may vary from the anticipated yield will depend upon the degree to which a Certificate of such Class is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group. An additional factor affecting the yield to maturity of the Class A Certificates is the overcollateralization amount. The overcollateralization in either Certificate Group will accelerate the amortization of the related Class A Certificates relative to the amortization of the Mortgage Loans in the related Loan Group because all Excess Spread received on the Mortgage Loans in such Loan Group will be distributed to the related Class A Certificateholders as long as the amount of overcollateralization is less than the required level of overcollateralization.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans such as the Mortgage Loans have been originated in significant volume only during the past few years and neither the Depositor nor the Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such home equity loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. Substantially all of the Mortgage Loans contain 'due-on-sale' provisions and the Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a 'due-on-sale' provision will have the same effect as a prepayment of the related Mortgage Loan. See 'CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans' in the Prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in Loan Group 1 is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.


     All of the Mortgage Loans in Loan Group 2 are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to 'lock in' a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

     In addition to the foregoing factors affecting the weighted average lives of the Class A Certificates, the use of Excess Spread to pay principal of the Class A Certificates to the extent required by the Agreement will result in acceleration of the Class A-1 and A-6 Certificates as applicable relative to the amortization of the Mortgage Loans in the related Loan Group in the early months of the transaction and may accelerate the first date on which each other Class of Group 1 Certificates will begin to receive distributions of principal. This acceleration feature creates overcollateralization which results from the excess of the aggregate Principal Balance of the Mortgage Loans in a Loan Group over the Certificate Group Principal Balance of the related Certificate Group. Once the required level of overcollateralization for a Certificate Group is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization for such Certificate Group.

PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

     The effective yield to the Certificateholders of each Class of Fixed Rate Certificates will be lower than the yield otherwise produced by the Certificate Rate for each such Class and the purchase price of such Certificates because distributions will not be payable to the Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

MANDATORY PREPAYMENT

     In the event that on the Closing Date the aggregate principal balance of the Mortgage Loans in a Loan Group is less than the related Certificate Group Principal Balance, the holders of the Class A-1 Certificates in the case of Certificate Group 1 and the holders of the Class A-6 Certificates in the case of Certificate Group 2 will receive, on the first Distribution Date, an additional distribution allocable to principal in an amount equal to the difference, if any, between the aggregate Principal Balance of all Mortgage Loans in the related Loan Group as of the Cut-Off Date and the related Certificate Group Principal Balance. Although no assurances can be given, the Depositor intends that the principal amount of Mortgage Loans in each Loan Group in the Trust on the Closing Date will equal the related Certificate Group Principal Balance. Accordingly, there should be no material principal prepayment to the

Certificateholders due to a lack of Subsequent Mortgage Loans.

INITIAL DISTRIBUTION DATE

     With respect to a certain number of the Loan Group 1 Initial Mortgage Loans and the Loan Group 2 Initial Mortgage Loans, the related Class A Certificateholders will receive a distribution of principal reflecting two installments of principal during the first Due Period. As a result, such Class A Certificateholders will receive a larger payment in respect of principal on the initial Distribution Date than would have been the case if the first Due Period were a one-month period.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par and will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal payments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on Liquidated Mortgage Loans and foreclosed properties.

     The 'weighted average life' of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of the Balloon Loans.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption (the 'Prepayment Assumption') assumes: (i) in the case of the Loan Group 1 Mortgage Loans, a conditional prepayment rate ('CPR') of 2.40% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 2.4% (precisely 24.0% divided by 10) (expressed as a percentage per annum) in each month thereafter until the tenth month; beginning in the tenth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 24% per annum each month is assumed; and (ii) in the case of the Loan Group 2 Mortgage Loans, a CPR of 2.50% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 2.5% (precisely 25.0% divided by 10) (expressed as a percentage per annum) in each month thereafter until the tenth month; beginning in the tenth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 25% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a conditional prepayment rate equal to 0% of the applicable Prepayment Assumption, i.e., no prepayments. Correspondingly, 150% Prepayment Assumption assumes prepayment rates equal to 150% of the applicable Prepayment Assumption, and so forth. Neither

Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

     For the purposes of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon characteristics as set forth below, (ii) the amount of interest accrued on the Mortgage Loans is reduced by amounts sufficient to pay servicing fees, (iii) the Closing Date for the Class A Certificates is December 27, 1996, (iv) distributions on the Class A Certificates are made on the 25th day of each month regardless of the date on which the Distribution Date actually occurs, commencing in January 1997, and are made in accordance with the priorities described herein, (v) the scheduled monthly payments of principal and interest on each Mortgage Loan will be timely delivered on the first day of each month (with no defaults) commencing in the calendar month following their delivery, (vi) all prepayments are prepayments in full received on the first day of each month commencing in the calendar month following their delivery with 30 days of accrued interest, (vii) the Mortgage Loan prepayment rates are a multiple of the related Prepayment Assumption,
(viii) the prepayment assumed to be received during the first Due Period has been increased to reflect that the first Due Period is longer than subsequent Due Periods, (ix) the optional termination is exercised, (x) each Class of Class A Certificates has the respective Certificate Rate and initial Class Principal Balance as set forth herein, (xi) the overcollateralization levels for the Initial Mortgage Loans apply to the subsequent Mortgage Loans, are set initially as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement, (xii) the Loan Index is 5.5391% on each Change Date, (xiii) the Certificate Index for each Interest Period will be 5.5625%,
(xiv) the Strip Rate on the Class A-1 Certificates remains constant at 1.9875% and (xv) the maximum amount of Subsequent Mortgage Loans is purchased by the Trust on the Closing Date.

                                                                              REMAINING     REMAINING

                                                                              AMORTIZING     TERM TO
                AMORTIZATION                      PRINCIPAL         LOAN         TERM       MATURITY     LOAN AGE
                 METHODOLOGY                     BALANCE ($)      RATE (%)     (MONTHS)     (MONTHS)     (MONTHS)
---------------------------------------------   --------------    --------    ----------    ---------    --------
GROUP 1 MORTGAGE LOANS
  Level Pay..................................    22,383,428.86     11.609         171          171           1
  Level Pay..................................    70,853,821.16     11.213         289          289           1
  Balloon....................................    86,762,749.97     12.150         359          178           1

                                                 CURRENT    REMAINING    REMAINING                            NUMBER OF
                                                  LOAN      AMORTIZING    TERM TO                             MONTHS TO   PERIODIC
                                  PRINCIPAL       RATE         TERM      MATURITY    LOAN AGE      GROSS      NEXT RATE   RATE CAP
                                 BALANCE ($)       (%)       (MONTHS)    (MONTHS)    (MONTHS)   MARGIN (%)     CHANGE       (%)
                                --------------   -------    ----------   ---------   --------   -----------   ---------   --------
GROUP 2 MORTGAGE LOANS
  Level Pay...................    1,991,593.21    10.630        357         357          3          6.816          3        1.056
  Level Pay...................    7,920,180.51    10.350        354         354          2          6.648          4        1.000
  Level Pay...................   10,016,620.36    10.237        359         359          1          6.898          5        1.010
  Level Pay...................    7,113,704.81    10.458        360         360          0          7.042          6        1.000
  Level Pay...................    1,524,413.66     9.808        360         360          0          6.474          7        1.000
  Level Pay...................    1,433,487.44    10.959        358         358          2          6.358         21        1.000(1)

------------------

(1) The initial periodic rate cap is 2.632%.

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial Class Principal Balance of each Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of Prepayment Assumption and the corresponding weighted average lives.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS A-1                                               CLASS A-2
                        ---------------------------------------------------     ---------------------------------------------------
DISTRIBUTION DATE         0%      50%      100%     120%     150%     200%        0%      50%      100%     120%     150%     200%
----------------------- ------   ------   ------   ------   ------   ------     ------   ------   ------   ------   ------   ------
Initial Percentage.....    100      100      100      100      100      100        100      100      100      100      100      100
December 25, 1997......     91       70       47       38       25        2        100      100      100      100      100      100
December 25, 1998......     89       40        0        0        0        0        100      100       94       74       46        4
December 25, 1999......     86       13        0        0        0        0        100      100       46       24        0        0
December 25, 2000......     83        0        0        0        0        0        100       88       11        0        0        0
December 25, 2001......     79        0        0        0        0        0        100       63        0        0        0        0
December 25, 2002......     75        0        0        0        0        0        100       42        0        0        0        0
December 25, 2003......     71        0        0        0        0        0        100       23        0        0        0        0
December 25, 2004......     66        0        0        0        0        0        100        7        0        0        0        0
December 25, 2005......     60        0        0        0        0        0        100        0        0        0        0        0
December 25, 2006......     54        0        0        0        0        0        100        0        0        0        0        0
December 25, 2007......     47        0        0        0        0        0        100        0        0        0        0        0
December 25, 2008......     39        0        0        0        0        0        100        0        0        0        0        0
December 25, 2009......     30        0        0        0        0        0        100        0        0        0        0        0
December 25, 2010......     20        0        0        0        0        0        100        0        0        0        0        0
December 25, 2011......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2012......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2013......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2014......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2015......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2016......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2017......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2018......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2019......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2020......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2021......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2022......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2023......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2024......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2025......      0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2026......      0        0        0        0        0        0          0        0        0        0        0        0

Weighted Average Life
 (years)*..............    9.5      1.7      1.0      0.9      0.8      0.6       14.8      5.8      3.0      2.5      2.0      1.5

                                              CLASS A-3                                               CLASS A-4
                         ---------------------------------------------------     ---------------------------------------------------
DISTRIBUTION DATE          0%      50%      100%     120%     150%     200%        0%      50%      100%     120%     150%     200%
-----------------------  ------   ------   ------   ------   ------   ------     ------   ------   ------   ------   ------   ------
Initial Percentage.....     100      100      100      100      100      100        100      100      100      100      100      100
December 25, 1997......     100      100      100      100      100      100        100      100      100      100      100      100
December 25, 1998......     100      100      100      100      100      100        100      100      100      100      100      100

December 25, 1999......     100      100      100      100       83        0        100      100      100      100      100       65
December 25, 2000......     100      100      100       62        0        0        100      100      100      100       77        0
December 25, 2001......     100      100       48        0        0        0        100      100      100       82       25        0
December 25, 2002......     100      100        0        0        0        0        100      100       84       38        0        0
December 25, 2003......     100      100        0        0        0        0        100      100       46        0        0        0
December 25, 2004......     100      100        0        0        0        0        100      100       18        0        0        0
December 25, 2005......     100       75        0        0        0        0        100      100        0        0        0        0
December 25, 2006......     100       31        0        0        0        0        100      100        0        0        0        0
December 25, 2007......     100        0        0        0        0        0        100       94        0        0        0        0
December 25, 2008......     100        0        0        0        0        0        100       70        0        0        0        0
December 25, 2009......     100        0        0        0        0        0        100       48        0        0        0        0
December 25, 2010......     100        0        0        0        0        0        100       30        0        0        0        0
December 25, 2011......      57        0        0        0        0        0        100        0        0        0        0        0
December 25, 2012......      37        0        0        0        0        0        100        0        0        0        0        0
December 25, 2013......      16        0        0        0        0        0        100        0        0        0        0        0
December 25, 2014......       0        0        0        0        0        0         94        0        0        0        0        0
December 25, 2015......       0        0        0        0        0        0         75        0        0        0        0        0
December 25, 2016......       0        0        0        0        0        0         53        0        0        0        0        0
December 25, 2017......       0        0        0        0        0        0         29        0        0        0        0        0
December 25, 2018......       0        0        0        0        0        0          2        0        0        0        0        0
December 25, 2019......       0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2020......       0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2021......       0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2022......       0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2023......       0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2024......       0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2025......       0        0        0        0        0        0          0        0        0        0        0        0
December 25, 2026......       0        0        0        0        0        0          0        0        0        0        0        0
Weighted Average Life
 (years)*..............    15.7      9.6      5.0      4.2      3.3      2.3       20.1     13.0      7.0      5.8      4.5      3.3

------------------

* The weighted average life of a Certificate of any Class is determined by (i) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Certificate Principal Balance of the Certificate.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
     AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION--(CONTINUED)

                                              CLASS A-5                                              CLASS A-6
                         ---------------------------------------------------    ---------------------------------------------------
DISTRIBUTION DATE          0%      50%      100%     120%     150%     200%       0%      50%      100%     120%     150%     200%
------------------------ ------   ------   ------   ------   ------   ------    ------   ------   ------   ------   ------   ------
Initial Percentage......    100      100      100      100      100      100       100      100      100      100      100      100
December 25, 1997.......    100      100      100      100      100      100        97       88       79       75       69       60
December 25, 1998.......    100      100      100      100      100      100        96       76       58       51       42       28
December 25, 1999.......    100      100      100      100      100      100        96       66       43       36       26       15
December 25, 2000.......    100      100      100      100      100        0        95       57       32       25       16        0
December 25, 2001.......    100      100      100      100      100        0        95       49       24       17       10        0
December 25, 2002.......    100      100      100      100        0        0        94       43       18       12        0        0
December 25, 2003.......    100      100      100        0        0        0        94       37       13        0        0        0
December 25, 2004.......    100      100      100        0        0        0        93       32       10        0        0        0
December 25, 2005.......    100      100        0        0        0        0        92       28        0        0        0        0
December 25, 2006.......    100      100        0        0        0        0        91       24        0        0        0        0
December 25, 2007.......    100      100        0        0        0        0        90       21        0        0        0        0
December 25, 2008.......    100      100        0        0        0        0        88       18        0        0        0        0
December 25, 2009.......    100      100        0        0        0        0        87       16        0        0        0        0
December 25, 2010.......    100      100        0        0        0        0        85       13        0        0        0        0
December 25, 2011.......    100        0        0        0        0        0        83        0        0        0        0        0
December 25, 2012.......    100        0        0        0        0        0        81        0        0        0        0        0
December 25, 2013.......    100        0        0        0        0        0        79        0        0        0        0        0
December 25, 2014.......    100        0        0        0        0        0        76        0        0        0        0        0
December 25, 2015.......    100        0        0        0        0        0        73        0        0        0        0        0
December 25, 2016.......    100        0        0        0        0        0        69        0        0        0        0        0
December 25, 2017.......    100        0        0        0        0        0        65        0        0        0        0        0
December 25, 2018.......    100        0        0        0        0        0        61        0        0        0        0        0
December 25, 2019.......     54        0        0        0        0        0        55        0        0        0        0        0
December 25, 2020.......      0        0        0        0        0        0         0        0        0        0        0        0
December 25, 2021.......      0        0        0        0        0        0         0        0        0        0        0        0
December 25, 2022.......      0        0        0        0        0        0         0        0        0        0        0        0
December 25, 2023.......      0        0        0        0        0        0         0        0        0        0        0        0
December 25, 2024.......      0        0        0        0        0        0         0        0        0        0        0        0
December 25, 2025.......      0        0        0        0        0        0         0        0        0        0        0        0
December 25, 2026.......      0        0        0        0        0        0         0        0        0        0        0        0

Weighted Average Life
 (years)*...............   23.0     14.8      8.2      6.8      5.3      3.8      19.9      6.2      3.3      2.7      2.2      1.6

------------------

* The weighted average life of a Certificate of any Class is determined by (i) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Certificate Principal Balance of the Certificate.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Class A Certificates will be issued in denominations of $25,000 and integral multiples of $1,000 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Mortgage Loans; (ii) payments received after the Cut-Off Date, other than payments of interest on the Initial Mortgage Loans due on or before December 15, 1996; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure together with all collections thereon and proceeds thereof; (iv) the Collection Account and the Distribution Account and such assets deposited therein from time to time and any investment proceeds thereof; (v) the Initial Interest Coverage Account and Funding Account and funds on deposit therein; and
(vi) an assignment of the Depositor's rights under the Purchase Agreement. In addition, the Depositor has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the 'Policy') for the benefit of the Holders of the Senior Certificates pursuant to which it will guarantee payments to such Class A Certificateholders as described herein. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See '--Book-Entry Certificates' below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups ('Loan Group 1' and 'Loan Group 2,' respectively, and each a 'Loan Group'). Distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class S Certificates (collectively, the 'Group 1 Certificates') will be calculated by reference to the Mortgage Loans assigned to Loan Group 1. Distributions on the Class A-6 Certificates will be calculated by reference to the Mortgage Loans assigned to Loan Group 2. The principal balance of a Class of Class A Certificates (each, a 'Class Principal Balance') on any Distribution Date is equal to the applicable Class Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates prior to such date. On any date, the 'Certificate Group Principal Balance' is the aggregate of the Class Principal Balances of the Certificates in such Certificate Group on such date.

     The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a 'Certificateholder.'

     The 'Percentage Interest' of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the Class Principal Balance for the related Class of Class A Certificates as of the Cut-Off Date.

BOOK-ENTRY CERTIFICATES

     The Class A Certificates will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Class A Certificates ('Certificate Owners') will hold their Class A Certificates through the Depository Trust Company ('DTC') in the United States, or Cedel or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC participants. While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors' and '--Backup Witholding' herein and 'GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('Cedel Participants') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors' and '--Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Aggregate Class A Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Seller, the Servicer, the Certificate Insurer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date each of the Depositor, with respect to the Initial Mortgage Loans, and the Seller, with respect to the Subsequent Mortgage Loans, will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgages and other related documents (collectively, the 'Related Documents'), including all payments received after the Cut-Off Date other than payments of interest on the Initial Mortgage Loans due on or before December 15, 1996. The Trustee, concurrently with such initial transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the 'Mortgage Loan Schedule') delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information with respect to the Loan Rate.

     The Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the Mortgage Loans endorsed to the Trustee and the Related Documents. In lieu of delivery of original mortgages, if such original is not available, the Depositor may deliver or cause to be delivered true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded.

     Under the terms of the Agreement, the Seller, acting at the Depositor's request, will promptly and in no event later than 30 days after the Closing Date prepare and record assignments of the mortgages related to each Mortgage Loan in favor of the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer are delivered to the Trustee and the Certificate Insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Trustee in the Mortgage Loans). If the recording information with respect to any assignment of Mortgage is unavailable within 30 days of the Closing Date, such assignment will be prepared and recorded within 30 days after receipt of such information, but in no event later than one year after the Closing Date.

     Within 30 days of the Closing Date the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Trustee, the Seller will be obligated to either
(i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the 'Purchase Price') equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the Loan Rate, net of the Servicing Fee if the Seller is the Servicer, plus if the Seller is not the Servicer the amount of any unreimbursed Servicing Advances made by the Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the 'Substitution Adjustment') equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

     An 'Eligible Substitute Mortgage Loan' is a mortgage loan to be substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance after deducting all scheduled principal payments due in the month of such substitution (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Agreement.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and
(ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related

Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as 'Defective Mortgage Loans.'

     Pursuant to the Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth herein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee a separate trust account (the 'Collection Account') for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provisions described in the following paragraphs, upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicer Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items and amounts in respect of interest due on or before December 15, 1996), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer.

     The Trustee will establish an account (the 'Distribution Account') into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on each Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein (other than Insured Payments) may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

     An 'Eligible Account' is a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund ('SAIF') or the Bank Insurance Fund ('BIF') of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of A2 by Moody's and A by Standard & Poor's, and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (D) a principal subsidiary of a bank holding company, and in each case of (A)-(D) above, approved in writing by the Certificate Insurer; (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates.

     Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

ADVANCES

     Not later than the close of business on the Determination Date for each Distribution Date, the Servicer will remit to the Trustee for deposit in the Collection Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued on each Mortgage Loan through the related Due Date but not received by the Servicer as of the close of business on the last day of the related Due Period (net of the Servicing Fee) (the 'Monthly Advance'). Such obligation of the Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary 'out-of-pocket' costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a 'Servicing Advance'.

     The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Servicer, the Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such

Mortgage Loan (a 'Nonrecoverable Advance'). However, if any Servicing Advance or Monthly Advance is determined in good faith by the Servicer to be non-recoverable from such sources, the amount of such Non-Recoverable Advances may be reimbursed to the Servicer from other amounts on deposit in the Collection Account.

DISTRIBUTION DATES

     On each Distribution Date, the Holders of the Senior Certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priority and in the amounts described below under '--Distributions,' distributions in an aggregate amount equal to the sum of (a) the related Class Interest Distribution for each Class of Senior Certificates and (b) the Class A Principal Distribution for each Certificate Group. Distributions will be made (i) in immediately available funds to holders of Class A Certificates holding Certificates the aggregate principal balance of which is at least $1,000,000, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, or (ii) by check mailed to the address of the person entitled thereto as it appears on the register (the 'Certificate Register') maintained by the Trustee as registrar (the 'Certificate Registrar').

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     No later than two Business Days prior to each Distribution Date, the following amounts in respect of a Loan Group and the previous Due Period shall be deposited into the Distribution Account and shall constitute the 'Available Funds' for the related Certificate Group for such Distribution Date: (i) scheduled and unscheduled payments of principal and interest on the Mortgage Loans in such Loan Group (net of amounts representing the Servicing Fee with respect to each Mortgage Loan in the related Loan Group and reimbursement for related Monthly Advances and Servicer Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans in such Loan Group (net of amounts applied to the restoration or repair of a Mortgaged Property);
(iii) the Purchase Price for repurchased Defective Mortgage Loans with respect to the Mortgage Loans in such Loan Group and any related Substitution Adjustment Amounts; (iv) payments from the Servicer in connection with (a) Monthly Advances, (b) Prepayment Interest Shortfalls and (c) the termination of the Trust with respect to the Mortgage Loans in such Loan Group as provided in the Agreement; (v) any amounts paid under the Policy in respect of the related Certificate Group; (vi) transfers from the Initial Interest Coverage Account of funds for the payment of interest on the Class A Certificates; and (vii) in respect of the initial Distribution Date, an amount equal to the amount by which the related Certificate Group Principal Balance exceeds the aggregate Principal Balance of all Mortgage Loans in such Loan Group of the related Cut-Off Date.

DISTRIBUTIONS


     On each Distribution Date the Trustee will withdraw from the Distribution Account the sum of (a) the Available Funds with respect to the Group 1 Certificates and (b) the Available Funds with respect to the Group 2 Certificates (such sum, the 'Amount Available'), and make the following disbursements and transfers as described below and to the extent of the Amount Available (except that amounts paid under the Policy will only be available for distribution to Holders of the Senior Certificates):

          A. With respect to the Group 1 Certificates, the Available Funds with respect to such Certificate Group in the following order of priority:

             (i) to the Trustee, the Trustee fee for Loan Group 1 for such Distribution Date and to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group 1 Certificates;

             (ii) concurrently to the holders of the Class S, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, an amount equal to the related Class Interest Distribution for such Distribution Date;

             (iii) sequentially, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the respective Class Principal Balance of each such Class is reduced to zero, the related Class A Principal Distribution (other than the portion of the Class A Principal Distribution constituting the Distributable Excess Spread) for such Distribution Date; and

             (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy in respect of the Group 1 Certificates.

          B. With respect to the Group 2 Certificates, the Available Funds with respect to such Certificate Group in the following order of priority:

             (i) to the Trustee, the Trustee fee for Loan Group 2 for such Distribution Date and to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group 2 Certificates;

             (ii) to the holders of the Class A-6 Certificates, an amount equal to the Class Interest Distribution for the Class A-6 Certificates for such Distribution Date;

             (iii) to the holders of the Class A-6 Certificates, the related Class A Principal Distribution for the Class A-6 Certificates (other than the portion of the Class A Principal Distribution constituting the Distributable Excess Spread) for such Distribution Date; and

             (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy in respect of the Group 2 Certificates.

          C. On any Distribution Date, to the extent Available Funds for a Certificate Group are insufficient to make the distributions specified above pursuant to (i) - (iv) of the applicable subclause, Available Funds for the other Certificate Group remaining after making the distributions required to be made pursuant to (i) - (iv) of the applicable subclause for such other Certificate Group shall be distributed to the extent of such insufficiency in accordance with the priorities for distribution set forth in the subclause above with respect to the Certificate Group experiencing such insufficiency.

          D. Sequentially, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the respective Class Principal Balance of each such Class is reduced to zero, to the extent of the related Available Funds remaining, the related Distributable Excess Spread for such Distribution Date.

          E. To the holders of the Class A-6 Certificates, to the extent of the related Available Funds remaining, the related Distributable Excess Spread for such Distribution Date, until the Class A Principal Balance thereof is reduced to zero.

          F. After making the distributions referred to in subclauses A, B, C, D and E above, the Trustee shall make distributions in the following order of priority, to the extent of the balance of the Amount Available:

             (i) (a) sequentially, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, until the Class Principal Balance of each such Class is reduced to zero, the excess of the related Distributable Excess Spread for such Distribution Date over the amount distributed to such Certificateholders pursuant to subclause D above on such Distribution Date, and (b) to the holders of the Class A-6 Certificates, until the Class Principal Balance thereof is reduced to zero, the excess of the related Distributable Excess Spread for such Distribution Date over the amount distributed to such Certificateholders pursuant to subclause E above on such Distribution Date;

             (ii) to the Servicer, the amount of any accrued and unpaid Servicing Fee;

             (iii) to the Servicer, the amount of Nonrecoverable Advances not previously reimbursed;

             (iv) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement;

             (v) to the Holders of the Class A-6 Certificates, the Class A-6 Basis Risk Carryover Amount; and

             (vi) to the Holders of the Residual Certificates, the balance.

THE CERTIFICATE RATE


     The Certificate Rate for each class of Fixed Rate Certificates is set forth on the cover page hereof.

     The Certificate Rate on any Distribution Date with respect to the Class A-1 Certificates will equal the lesser of (A) Class A-1 Formula Rate and (B) the Loan Group 1 Net Funds Cap for such Distribution Date. The 'Class A-1 Formula Rate' is the sum of the interbank offered rates for one-month United States dollar deposits in the London market (the 'Certificate Index') as of the related LIBOR Determination Date plus 0.08%. The 'Loan Group 1 Net Funds Cap' for any Distribution Date shall equal the product of (x) 360/365 and (y) the difference between (A) the weighted average of the Loan Rates of the Loan Group 1 Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the related Principal Balances as of such date and (B) the sum of the Servicing Fee Rate and the rates at which the Trustee fee and the premium payable to the Certificate Insurer with respect to the Group 1 Certificates are calculated.

     With respect to each Distribution Date, the Certificate Index will be established by the Trustee and will equal the rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Period. 'Telerate Page 3750' means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The 'Reference Bank

Rate' will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the Class Principal Balance of the Variable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the sum of the Class Principal Balances of the Variable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. 'LIBOR Business Day' means any day other than (i) a Saturday or a Sunday or (i) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     The Certificate Rate on any Distribution Date with respect to the Class A-6 Certificates will equal the lesser of (A) Class A-6 Formula Rate and (B) the Loan Group 2 Net Funds Cap for such Distribution Date. The 'Class A-6 Formula Rate' is the sum of the Certificate Index as of the related LIBOR Determination Date plus 0.22% (or 0.44% for each Distribution Date occurring after the Optional Termination Date.) The 'Loan Group 2 Net Funds Cap' for any Distribution Date will equal the product of (x) 360/365 and (y) the difference between (A) the weighted average of the Loan Rates of the Loan Group 2 Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (i) the Servicing Fee Rate and the rates at which the Trustee fee and the premium payable to the Certificate Insurer with respect to the Group 2 Certificates are calculated and (ii) commencing with the thirteenth Distribution Date, 0.50% per annum.

     The Certificate Rate on any Distribution Date for the Class S Certificates will equal the average of the Strip Rates, weighted on the basis of the Class Principal Balances of the related Classes of Group 1 Certificates immediately prior to such Distribution Date. The Strip Rates are as follows:

CLASS                                                 STRIP RATE
---------------------------------------------------   ----------
A-1                                                          (1)
A-2                                                       1.225%
A-3                                                       0.950%
A-4                                                       0.680%
A-5                                                       0.475%

------------------
(1) The Strip Rate for any Distribution Date will equal the lesser of (a) the difference between (i) the weighted average of the Loan Rates of the Loan Group 1 Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the related Principal Balances as of such date and
    (ii) the sum of the Certificate Rate for the Class A-1 Certificates, the Servicing Fee Rate and the rates at which the Trustee fee and the premium payable to the Certificate Insurer are calculated, and (b) 1.9875%.

     The 'Interest Period' means, with respect to each Distribution Date and the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

     The 'Interest Period' means, with respect to each Distribution Date and the Variable Rate Certificates, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such

Distribution Date. Interest on the Variable Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year and the actual number of days elapsed.

     The 'Class A-6 Basis Risk Carryover Amount' as of any Distribution Date is equal to the sum of (A) if on such Distribution Date the Certificate Rate for the Class A-6 Certificates is based upon the Loan Group 2 Net Funds Cap, the excess of (i) the amount of interest the Class A-6 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the applicable Class A-6 Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class A-6 Certificates at the Loan Group 2

Net Funds Cap for such Distribution Date and (B) the Class A-6 Basis Risk Carryover Amount for all previous Distribution Dates not previously paid together with interest thereon at a rate equal to the applicable Class A-6 Formula Rate for such Distribution Date. The Policy does not cover the payment, nor do the ratings assigned to the Class A-6 Certificates address the likelihood of the payment, of any Class A-6 Basis Risk Carryover Amount.

INTEREST

     With respect to any Distribution Date, the amount of interest to be distributed on the Senior Certificates, to the extent of funds available therefor in accordance with the priorities described above under '--Distributions,' is the sum of the Class Interest Distributions for each Class of Senior Certificates. For each Distribution Date and each class of Senior Certificates, the 'Class Interest Distribution' is the sum of (a) interest for the related Interest Period at the related Certificate Rate on the related Class Principal Balance or, in the case of the Class S Certificates, Notional Balance (the 'Class Monthly Interest Distributable Amount') and (b) any Class Interest Carryover Shortfall for such Class of Senior Certificates for such Distribution Date. As to any Distribution Date and Class of Senior Certificates, 'Class Interest Carryover Shortfall' is the sum of (i) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Holders of such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate. The interest entitlement described in (a) above will be reduced by such Class' pro rata share of Civil Relief Act Interest Shortfalls, if any, for such Distribution Date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy. The Class Monthly Interest Distributable Amount does not include any Class A-6 Basis Risk Carryover Amount.

     On each Distribution Date, the Class Interest Distribution for each Class of Senior Certificates in a Certificate Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount that would have been distributed on each such Class in the absence of such shortfall.

PRINCIPAL

     'Class A Principal Distribution' means, with respect to any Distribution Date and Certificate Group, the sum of the related Class A Monthly Principal Distributable Amount for such Distribution Date and any Class A Principal Shortfall for such Distribution Date; provided, however, that the Class A Principal Distribution will not exceed the related Certificate Group Principal Balance. On any Distribution Date, the Class A Principal Distribution will be distributed as described below.

     'Class A Monthly Principal Distributable Amount' means, with respect to any Distribution Date and Certificate Group, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan in the related Loan Group received by the Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in the related Loan Group with respect to such Due Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed with respect to the related Loan Group, (v) the amount, if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization for the related Loan Group for such Distribution Date (the 'Distributable Excess Spread') and (vi) with respect to the initial Distribution Date, the amount by which the related Certificate Group Principal Balance exceeds the aggregate Principal Balance of the Mortgage Loans in the related Loan Group as of the Cut-Off Date.

     If the required level of overcollateralization for a Certificate Group is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization is satisfied, the amount of the Class A Monthly Principal Distributable Amount for such Certificate Group will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such Distribution Date.

     'Class A Principal Shortfall Amount' means for any Distribution Date and Certificate Group, the amount, if any, by which the related Certificate Group Principal Balance exceeds the related Loan Group Principal Balance at the end of the related Due Period after giving effect to all distributions of the related Class A Monthly Principal Distributable Amount (exclusive of Distributable Excess Spread) and draws under the Policy for such Distribution Date.

     The application of Excess Spread to a Certificate Group as described below is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the Mortgage Loans. If the amount of losses in a particular Due Period exceeds the amount of Excess Spread for the related Distribution Date, the amount distributed in respect of principal will be reduced. A draw on the Policy in respect of principal will not be made until the Certificate Group Principal Balance for a Certificate Group exceeds the aggregate Principal Balance of the Mortgage Loans in the related Loan Group. See '--The Policy' herein. Accordingly, there may be Distribution Dates on which Class A Certificateholders receive little or no distributions in respect of principal.

     On each Distribution Date following an Insurer Default, net losses realized in respect of Mortgage Loans as to which the Servicer has determined that all amounts which it expects to receive have been received will first reduce the amount of overcollateralization.

     So long as an Insurer Default has not occurred and is continuing, distributions of the Class A Principal Distribution with respect to the Group 1 Certificates will be applied, sequentially, to the distribution of principal to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, such that no Class of Group 1 Certificates having a higher numerical designation is entitled to distributions of principal until the Class Principal Balance of each such Class of Group 1 Certificates having a lower numerical designation has been reduced to zero. On any Distribution Date if an Insurer Default has occurred and is continuing, the Class A Principal Distribution with respect to the Group 1 Certificates will be applied to the distribution of principal of each such Class outstanding on a pro rata basis in accordance with the Class Principal Balance of each such Class.

     'Due Period' means, (a) with respect to the first Determination Date (i) for collections of principal the period from and including December 1, 1996 through and including January 15, 1997 and (ii) for collections of interest the period from and including December 16, 1996 through and including January 15, 1997 and (b) with respect to each Determination Date thereafter for collections of both interest and principal the period from and including the sixteenth day of the month preceding the month of such Determination Date to and including the fifteenth day of the month of such Determination Date.

     A 'Liquidated Mortgage Loan', as to any Distribution Date, is a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including the disposition of the related REO) have been received.

     'Excess Spread' means, with respect to any Distribution Date and Loan Group, the positive excess, if any, of (x) Available Funds (as defined herein) for the related Certificate Group for such Distribution Date over (y) the portion thereof required to be distributed pursuant to subclauses A and C with respect to the Group 1 Certificates and subclauses B and C with respect to the Group 2 Certificates, in each case as set forth under the heading 'DESCRIPTION OF CERTIFICATES--Distributions' on such Distribution Date.

     An 'Insurer Default' will occur in the event the Certificate Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

THE POLICY

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by Bankers Trust Company of California, N.A., or its successor, as trustee for the Owners (the 'Trustee'), on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, either REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Senior Certificates against the debtor that made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owners and not any Owner directly unless such Owner has returned principal or interest paid on the Senior Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.


     The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the 'Fiscal Agent') of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

     As used in the Policy, the following terms shall have the following meanings:

          'Agreement' means the Pooling and Servicing Agreement, dated as of November 30, 1996, between Delta Funding Corporation, as Seller and Servicer, Prudential Securities Secured Financing Corporation, as Depositor, and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Certificate Insurer.

          'Business Day' means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking institutions in New York City or the city in which either the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

          'Deficiency Amount' means for any Distribution Date the excess, if any, of (A) (i) Class Monthly Interest Distributable Amount for each Class of Senior Certificates (net of any Civil Relief Act Interest Shortfalls with respect to the related Loan Group) plus any Class Interest Carryover Shortfall for each Class of Senior Certificates and (ii) the Guaranteed Principal Amount over (B) Available Funds with respect to the

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


     related Loan Group (after giving effect to the cross-collateralization provisions in Section 5.01 (a)(iii) of the Agreement and without regard to any Insured Payments to be made as of such Distribution Date).

          'Guaranteed Principal Amount' means for any Distribution Date (a) the amount, if any, by which the Certificate Group Principal Balance of each Certificate Group exceeds the related Loan Group Principal Balance at the end of the previous month (after giving effect to all distributions of principal on the related Class A Certificates on such Distribution Date) and (b) with respect to the Class A-5 and Class A-6 Certificates, on the Distribution Date in December 2026 (after giving effect to all other distributions of principal on the Group 1 Certificates and the Group 2 Certificates, respectively), an amount equal to the applicable Certificate Group Principal Balance.

          'Insured Payment' means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

          'Notice' means the telephonic or telegraphic notice, promptly confirmed in writing (in the case of a telephonic notice) by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

          'Owner' means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Senior Certificates to payment thereunder.

          'Preference Amount' means any amount previously distributed to an Owner on the Senior Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify to the Trustee in writing.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.


     The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The Agreement requires that, on each Distribution Date, the Excess Spread will be applied on such Distribution Date as an accelerated payment of principal on the Class or Classes of Class A Certificates then entitled to a distribution of the Class A Principal Distribution. This has the effect of accelerating the amortization of the Class A Certificates in the related Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group.

     The required level of overcollateralization will be satisfied as of each Distribution Date when the aggregate of the Principal Balances of the Mortgage Loans in a Loan Group at the end of the previous Due Period exceeds the related Certificate Group Principal Balance after distribution of principal on the related Distribution Date by an amount specified in the Agreement. Thereafter, the level of overcollateralization necessary to satisfy the required level of overcollateralization may be increased or decreased from time to time based on the loss and delinquency experience of the Mortgage Loans in accordance with the provisions of the Agreement. In addition, the required level of overcollateralization may be decreased, in the sole discretion of the Certificate Insurer and with the prior consent of each Rating Agency, as low as zero, which would have the effect of reducing the amortization of the Class A Certificates below what it otherwise would have been.

CROSSCOLLATERALIZATION PROVISIONS

     Certain Available Funds with respect to each Loan Group will be available to cover certain shortfalls and to create overcollateralization with respect to the Class A Certificates relating to the other Loan Group as described above under the caption '--Distributions.'

INITIAL INTEREST COVERAGE ACCOUNT

     On the Closing Date cash will be deposited in the Initial Interest Coverage Account, which account will be in the name of and maintained by the Trustee and will be part of the Trust. The amount on deposit in the Initial Interest Coverage Account, including reinvestment income thereon, will be used by the Trustee to fund, on the initial Distribution Date, the amount of interest accruing at the weighted average Certificate Rate of all Senior Certificates on the amount by which the aggregate Class Principal Balance of the Class A

Certificates as of the Closing Date exceeds the Cut-Off Date Principal Balance of the Initial Mortgage Loans. Any amounts remaining in the Initial Interest Coverage Account after the initial Distribution Date and not needed for such purpose will be paid to the Seller and will not thereafter be available for distribution to the Holders of the Class A Certificates. The Initial Interest Coverage Account will terminate immediately following the first Distribution Date.

     Amounts on deposit in the Initial Interest Coverage Account will be invested in Eligible Investments. The Initial Interest Coverage Account will not be an asset of either REMIC.

FUNDING ACCOUNT

     On the Closing Date, it is expected that approximately $65,251,801.33 and $8,989,954.73 of Subsequent Mortgage Loans will be transferred to the Trust for Loan Group 1 and Loan Group 2, respectively. See 'DESCRIPTION OF THE MORTGAGE LOANS--Conveyance of Subsequent Mortgage Loans.' In the event that less than such amounts of Subsequent Mortgage Loans are transferred to the Trust for each Loan Group, respectively, an aggregate cash amount equal to the excess of (i) $65,251,801.33 in the case of Subsequent Mortgage Loans for Loan Group 1 and $8,989,954.73 in the case of Subsequent Mortgage Loans for Loan Group 2, over
(ii) the aggregate Cut-Off Date Principal Balances of the related Subsequent Mortgage Loans for such Loan Groups, respectively, will be deposited by the Seller in an account which will be in the name of, and maintained by, the Trustee on behalf of the Trust (the 'Funding Account'). Any amounts on deposit in the Funding Account in respect of each Loan Group will be transferred by the Trustee on the first Distribution Date into the Distribution Account, and will be distributed as a principal prepayment to Certificateholders of the related Certificate Group then entitled to distributions of principal. See 'RISK FACTORS--The Subsequent Mortgage Loans' and 'PREPAYMENT AND YIELD CONSIDERATIONS.' Any reinvestment income earned on amounts on deposit in the Funding Account is required to be paid to the Seller. The Funding Account will terminate immediately after the first Distribution Date and will not be an asset of either REMIC.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to Certificateholders, the Trustee will forward to each Certificateholder a statement setting forth, among other items:

          (i) the aggregate amount of the distribution to each Class of Certificates on such Distribution Date;

          (ii) the amount of the distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (iii) the amount of the distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;


          (iv) the amount of Distributable Excess Spread for each Loan Group paid as principal;

          (v) the Guaranteed Principal Amount for such Distribution Date;

          (vi) the amount paid under the Policy for such Distribution Date in respect of the Class Interest Distribution of each Class of Senior Certificates and the portion of the Guaranteed Principal Amount paid to the Class A Certificates;

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

          (vii) the Servicing Fee;

          (viii) the Pool Principal Balance, the Loan Group 1 Principal Balance and the Loan Group 2 Principal Balance, in each case as of the close of business on the last day of the preceding Due Period;

          (ix) the Certificate Group Principal Balance of each Certificate Group and Class Principal Balance of each Class of Class A Certificates in Certificate Group after giving effect to payments allocated to principal above;

          (x) the amount of overcollateralization relating to each Loan Group as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

          (xi) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding month;

          (xii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (xiii) the amounts of net losses for such Due Period and the cumulative amount of net losses to date;

          (xiv) the weighted average Loan Rate on the Mortgage Loans and specifying such weighted average Loan Rate for each Loan Group as of the first day of the month prior to the Distribution Date; and

          (xv) the Certificate Rates on the Variable Rate Certificates for such Distribution Date.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

FINAL SCHEDULED DISTRIBUTION DATE

     The last scheduled Distribution Date for each Class of Class A Certificates is set forth on the cover page hereof. The last scheduled Distribution Dates for the Class A Certificates (other than the Class A-5 and Class A-6 Certificates) are based on a 0% Prepayment Assumption with no Excess Spread used to make accelerated payments of principal to the holders of the related Class A Certificates and the assumptions set forth above under 'PREPAYMENT AND YIELD CONSIDERATIONS--Weighted Average Lives.' The last scheduled Distribution Date for the Class A-5 and Class A-6 Certificates is the Distribution Date in the month of the latest maturing Mortgage Loan in either Loan Group. It is expected that the last actual Distribution Date for each Class of Offered Certificates will occur significantly earlier than such last scheduled Distribution Dates. See 'PREPAYMENT AND YIELD CONSIDERATIONS.'

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the home equity mortgage loans it owns or services. With respect to Mortgage Loans that are junior in priority to a First Lien on a Mortgaged Property, the Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Mortgage Loan in connection with the refinancing of such First Lien.

HAZARD INSURANCE

     The Servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the outstanding Principal Balance of the Mortgage Loan and any related senior lien(s), (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE 'A', such flood insurance has been made available and the Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding Principal Balance of the Mortgage Loan and the First Lien, if any,
(b) the full insurable value of the Mortgaged Property, and (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Agreement.

     In the event that the Servicer obtains and maintains a blanket policy as provided in the Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance and otherwise complies with the requirements of the first paragraph of this subsection, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

     With respect to each Due Period, the Servicer will receive from interest payments in respect of the Mortgage Loans a portion of such interest payments as a monthly Servicing Fee in the amount equal to 0.50% per annum (the 'Servicing Fee Rate') on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the

Servicer as additional servicing compensation.

     The Servicer's right to reimbursement for unreimbursed Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Servicer's right to such reimbursements is prior to the rights of Certificateholders. However, if any Servicing Advance or Monthly Advance is determined by the Servicer to be non-recoverable from such sources, the amount of such non-recoverable advances may be reimbursed to the Servicer from other amounts on deposit in the Collection Account.

     Not later than the business day preceding each Distribution Date, the Servicer is required to remit to the Trustee, without any right of reimbursement, an amount equal to, with respect to each Mortgage Loan as to which a principal prepayment in full was received during the related Due Period, the lesser of (a) the excess, if any, of the sum of 30 days' interest on the Principal Balance of such Mortgage Loan at the Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Civil Relief Act, minus the sum of the Servicing Fees for such Mortgage Loan, over the amount of interest actually paid by the related Mortgagor in connection with such principal prepayment (with respect to all such Mortgage Loans, the 'Prepayment Interest Shortfall') and (b) the sum of the Servicing Fees received by the Servicer in the most recently ended Due Period.

     Civil Relief Act Interest Shortfalls will not be covered by the Policy, although Prepayment Interest Shortfalls, after application of the Servicing Fee, will be so covered. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfalls. See 'RISK FACTORS--Payments on the Mortgage Loans' in this Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before the last day of the fifth month following the end of each fiscal year of the Servicer, beginning in 1997, to the Trustee, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last day of the fifth month following the end of each fiscal year of the Servicer, beginning in 1997, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

     The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     The Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's willful misconduct, bad faith or negligence in connection with the servicing and administration of the Mortgage Loans. The Agreement provides that neither the Depositor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the Depositor or the Servicer, as the case may be, in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement, anything in the Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

     'Events of Default' will consist of: (i) (A) any failure by the Servicer to make any required Monthly Advance or (B) any other failure of the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the Agreement, which failure continues unremedied for three Business Days after payment was required to be made; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 30 days after knowledge or the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing at least 25% of the Voting Rights; (iii) any failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after knowledge or the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing at least 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (an 'Insolvency Event').

     If any Monthly Advance is not made by 12:00 noon, New York City time, on the second Business Day preceding the applicable Distribution Date, the Trustee or a successor Servicer will immediately assume the duties of the Servicer.

     Upon removal or resignation of the Servicer, the Trustee will be the Successor Servicer (the 'Successor Servicer'). The Trustee, as Successor Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority of Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $25,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     In addition, the Certificate Insurer may terminate the Servicer upon the occurrence of a Trigger Event. Trigger Events will consist of, among other things, (i) any failure by the Servicer to pay when due any amount payable by it under the Agreement or the Insurance Agreement which results in a drawing under the Policy, (ii) failure of the Servicer to satisfy certain financial tests; and
(iii) the loss and delinquency performance of the Mortgage Loans exceeding certain levels.

RIGHTS UPON AN EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Trustee, Certificateholders holding Certificates evidencing at least 51% of the Voting Rights in the Trust (with the consent of the Certificate Insurer) or the Certificate Insurer may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $25,000,000 and acceptable to the Certificate Insurer to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer if the only Event of Default that has occurred is an Insolvency Event.

AMENDMENT

     The Agreement may be amended from time to time by the Seller, the Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor or the Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Senior Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Trustee, the Certificate Insurer nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the

Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Senior Certificates. The Agreement may also be amended from time to time by the Seller, the Servicer, the Depositor, and the Trustee, with the consent of Certificateholders holding Certificates evidencing at least 51% of the Voting Rights of each Class affected thereby and the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Senior Certificates then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Trust will terminate on the Distribution Date following the later of
(A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in December 2026, on which date the Policy will be available to pay the outstanding Class Principal Balance of the Class A-5 and Class A-6 Certificates.

     Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Agreement on any Distribution Date following the Due Period during which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balances of the Initial Mortgage Loans and Subsequent Mortgage Loans as of the Cut-Off Date (the 'Optional Termination Date') by purchasing all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Pool Balance (subject to reduction of the purchase price based in part on the appraised value of any REO Property included in the Trust if such appraised value is less than the Principal Balance of the related Mortgage Loan, as provided in the Agreement) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the related Due Period together with all amounts due and owing to the Certificate Insurer.

     Any such purchase shall be accomplished by deposit into the Collection Account of the purchase price specified above.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS


     The Servicer has the option to purchase from the Trust any Mortgage Loan 90 days or more delinquent at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance computed at the Loan Rate.

     Notwithstanding the foregoing, unless the Certificate Insurer consents, the Servicer may only exercise its option with respect to the Mortgage Loan or Mortgage Loans that have been delinquent for the longest period at the time of such repurchase. If the Certificate Insurer fails to respond to the Servicer's request for consent within 10 Business Days after receipt thereof, the Servicer may repurchase the Mortgage Loan or Mortgage Loans proposed to be repurchased without the consent of, or any further action by, the Certificate Insurer.

VOTING RIGHTS

     Under the Agreement, the Voting Rights will be allocated as follows: 96% to the Class A Certificates; 2% to the Class S Certificates; and 1% to each of the Class R-1 and Class R-2 Certificates. Voting Rights allocated to the Class A Certificates will be allocated among such Classes in proportion to their respective Class Principal Balances. Voting Rights allocated to a Class of Certificates will be further allocated among the Certificates of such Class on the basis of their respective Percentage Interests. So long as no Certificate Insurer Default is continuing, the Certificate Insurer will be entitled to exercise the Voting Rights of the Senior Certificates.

THE TRUSTEE

     Bankers Trust Company of California, N.A., a national banking association with its principal place of business in California, will be named Trustee pursuant to the Agreement.

     The Trustee may have normal banking relationships with the Depositor and the Servicer.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing at least 51% of the Voting Rights have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from Delta Funding Corporation (the 'Seller') pursuant to the Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and the Seller, as seller of the Mortgage Loans. Under the Purchase Agreement, the Seller will agree to transfer the Initial Mortgage Loans to the Depositor and the Subsequent Mortgage Loans to the Trust. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust. In the Purchase Agreement, the Seller will make representations and warranties that are similar to representations and warranties made by the Seller in the Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Certificateholders or the Certificate Insurer, the Seller will repurchase or substitute for the Mortgage Loans as described herein under 'DESCRIPTION OF THE CERTIFICATES--Assignment of Mortgage Loans.'

     The Seller has also agreed to indemnify the Depositor from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Separate elections will be made to treat certain assets of the Trust (exclusive of the Initial Interest Coverage Account and the Funding Account) as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the 'Code'). The Class A Certificates and the components comprising the Class S Certificates will be designated as 'regular interests' in a REMIC and the Class R-1 and Class R-2 Certificates will be designated as the sole class of 'residual interests' in the related REMIC. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the REMIC and its Holders' in the Prospectus.

     The Class A Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Class A must be reported under an accrual method of accounting.

     The Class A Certificates may, depending on their issue price, be issued with original issue discount ('OID') for federal income tax purposes. In such event, holders of such Certificates will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the Class A Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Mortgage Loans will prepay in accordance with 100% of the applicable Prepayment Assumption (defined herein). No representation is made as to the actual rate at which the Mortgage Loans will prepay.

     A reasonable application of the principles of the OID Regulations to the Variable Rate Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the Certificate Index will remain constant for purposes of determining the original yield to maturity of each such Class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See 'Certain

Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount' in the Prospectus.

     The Class A Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Class A Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) 'real estate assets' within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Class A Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Class A Certificates are treated as real estate assets. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' in the Prospectus.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Class A Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Class A Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Class A Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Class A Certificateholder' of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates, the Agreement and the Policy.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are not United States persons ('Foreign Investors'). The term 'Foreign Investor' means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of its source.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain 'portfolio debt investments' issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Class A Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Class A Certificates.

     For the Class A Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Class A Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, of the Plans acquisition and ownership of such Certificates. See 'ERISA CONSIDERATIONS' in the Prospectus.

     The U.S. Department of Labor has granted to Prudential Securities Incorporated Prohibited Transaction Exemption 90-32; 55 Fed. Reg. 23,147 (June 6, 1990) (the 'Exemption') which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Prudential Securities Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan provided that certain conditions (certain of which are described below) are met.


     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, or Duff & Phelps Credit Rating Co.;

          (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer represent not more than reasonable compensation for the Servicers' services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of the Underwriter, the Seller, the Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the 'Restricted Group'); and

          (6) The Plan investing in the Class A Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriters believe that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class A Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Group 1 Certificates will be rated in the highest rating category of the Rating Agencies, the Group 1 Certificates will NOT constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Group 1 Certificates, which, because they evidence interests in a pool that includes junior mortgage loans, are not 'mortgage related securities' under SMMEA. See 'LEGAL INVESTMENT' in the Prospectus.

     The Group 2 Certificates will constitute 'mortgage related securities' for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Group 2 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated December 5, 1996 (the 'Underwriting Agreement'), among the Depositor and the Underwriters named below (the 'Underwriters'), the Depositor has agreed to sell to the Underwriters and each of the Underwriters has severally agreed to purchase from the Depositor the principal amount of Class A Certificates set forth below opposite their respective names.

                                        CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4       CLASS A-5       CLASS A-6
            UNDERWRITER                CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
------------------------------------   ------------    ------------    ------------    ------------    ------------    ------------
Prudential Securities
  Incorporated......................   $ 38,555,000    $ 31,295,000    $  8,855,000    $ 12,320,000    $  7,975,000    $ 16,500,000
Lehman Brothers Inc.................     21,030,000      17,070,000       4,830,000       6,720,000       4,350,000       9,000,000
Greenwich Capital Markets, Inc......     10,515,000       8,535,000       2,415,000       3,360,000       2,175,000       4,500,000
                                       ------------    ------------    ------------    ------------    ------------    ------------
            Total...................   $ 70,100,000    $ 56,900,000    $ 16,100,000    $ 22,400,000    $ 14,500,000    $ 30,000,000
                                       ------------    ------------    ------------    ------------    ------------    ------------
                                       ------------    ------------    ------------    ------------    ------------    ------------


     Distribution of the Class A Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, from the sale of the Class A Certificates will be approximately 99.92% of the aggregate original Class Principal Balance of the Class A Certificates, before deducting expenses payable by the Depositor expected to be $500,000. In connection with the purchase and sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has been advised by the Underwriters that they presently intend to make a market in the Class A Certificates offered hereby; however, no Underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

     The Depositor is an affiliate of Prudential Securities Incorporated.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                                    EXPERTS

     The consolidated financial statements of MBIA Insurance Corporation as of December 31, 1995 and 1994 and for the three years ended December 31, 1995, 1994, and 1993, incorporated by reference in this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon, incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Class A Certificates will be passed upon for the Depositor, the Underwriters, and the Seller and Servicer by Stroock & Stroock & Lavan, New York, New York and for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                                    RATINGS

     It is a condition to issuance that the Class A Certificates receive ratings of 'AAA' by Standard & Poor's and 'Aaa' by Moody's.

     A securities rating addresses the likelihood of the receipt by Class A Certificateholders of distributions on the Mortgage Loans to which they are entitled. The rating takes into consideration the characteristics of the

Mortgage Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Class A Certificateholders might realize a lower than anticipated yield due to prepayments. The ratings do not address the likelihood of the payment of any Class A-6 Basis Risk Carryover Amount.

     The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

TERMS                                                PAGE
--------------------------------------------------   ---------------------------------
Aggregate Class A Principal Balance...............   S-4, S-48
Agreement.........................................   S-3, S-60
Amount Available..................................   S-55
ARM...............................................   S-5, S-26
Available Funds...................................   S-55
Balloon Loans.....................................   S-5, S-15, S-26, S-41
Balloon Payment...................................   S-5, S-26
Beneficial Owner..................................   S-49
Book-Entry Certificates...........................   S-49
Brokered Loans....................................   S-20
Brokers...........................................   S-20
Business Day......................................   S-60
Cede..............................................   S-7
Cedel.............................................   S-7
Cedel Participants................................   S-50
Certificateholder.................................   S-49, S-50
Certificate Group.................................   S-4
Certificate Group Principal Balance...............   S-47
Certificate Insurer...............................   S-2, S-12
Certificate Index.................................   S-7, S-57
Certificate Owners................................   S-6, S-49
Certificate Rate..................................   S-4, S-7, S-8, S-56, S-57
Certificate Register..............................   S-55
Certificate Registrar.............................   S-55
Certificates......................................   Cover, S-3
Change Date.......................................   S-5, S-26
Chase.............................................   S-7
Citibank..........................................   S-7
Civil Relief Act..................................   S-11
Civil Relief Act Interest Shortfalls..............   S-13
Class.............................................   Cover
Class A Certificates..............................   Cover, S-4, S-48
Class A Certificateholders........................   S-3, S-70
Class A-1 Certificates............................   S-48
Class A-2 Certificates............................   S-48
Class A-3 Certificates............................   S-48
Class A-4 Certificates............................   S-48
Class A-5 Certificates............................   S-48
Class A-6 Certificates............................   S-48
Class A-1 Formula Rate............................   S-7, S-56
Class A-6 Formula Rate............................   S-8, S-57
Class A Monthly Principal Distributable Amount....   S-9, S-58
Class A Principal Shortfall Amount................   S-10, S-58
Class A Principal Distribution....................   S-9, S-58
Class Interest Carryover Shortfall................   S-8, S-58

Class Interest Distribution.......................   S-8, S-57
Class Monthly Interest Distributable Amount.......   S-8, S-57
Class Principal Balance...........................   S-4, S-48
Class R-1 Certificates............................   Cover, S-4
Class R-2 Certificates............................   Cover, S-3
Closing Date......................................   Cover

TERMS                                                PAGE
--------------------------------------------------   ---------------------------------
CLTV..............................................   S-30, S-36
Collection Account................................   S-53
Combined Loan-to-Value Ratio......................   S-4
Company...........................................   S-20
Compensating Interest.............................   S-17
Cooperative.......................................   S-50
Correspondent Loans...............................   S-20
Correspondents....................................   S-20
CPR...............................................   S-44
Cut-Off Date......................................   S-3
Cut-Off Date Initial Pool Principal Balance.......   S-4, S-26
Cut-Off Date Loan Group 1 Initial Principal
  Balance.........................................   S-5, S-27
Cut-Off Date Loan Group 2 Initial Principal
  Balance.........................................   S-5, S-34
Cut-Off Date Principal Balance....................   S-3
Defective Mortgage Loans..........................   S-53
Deficiency Amount.................................   S-60
Definitive Certificate............................   S-49
Delta.............................................   Cover, S-3, S-20
Depositor.........................................   Cover, S-3, S-7
Determination Date................................   S-12
Distributable Excess Spread.......................   S-9, S-58
Distribution Account..............................   S-53
Distribution Date.................................   Cover, S-8
DTC...............................................   S-7, S-49, S-56
Due Period........................................   S-10, S-59
Eligible Account..................................   S-53
Eligible Substitute Mortgage Loan.................   S-53
ERISA.............................................   S-13, S-70
Euroclear.........................................   S-7
Euroclear Operator................................   S-50
Euroclear Participants............................   S-50
European Depositaries.............................   S-7, S-49
Events of Default.................................   S-66
Excess Spread.....................................   S-10, S-59
Exemption.........................................   S-71

Final Distribution Date...........................   S-11
Financial Intermediary............................   S-50
First Liens.......................................   S-16
Fiscal Agent......................................   S-60
Fixed Rate Certificates...........................   Cover, S-3
Funding Account...................................   S-3, S-6, S-62
GAAP..............................................   S-18
Gross Margin......................................   S-5, S-26
Group 1 Certificates..............................   Cover, S-4, S-48
Group 2 Certificates..............................   Cover, S-4
Guaranteed Principal Amount.......................   S-60
Initial Interest Coverage Account.................   S-3, S-6
Initial Mortgage Loans............................   S-2
Insolvency Event..................................   S-66
Insured Payment...................................   S-60
Insurer Default...................................   S-59
Interest Period...................................   S-8, S-38
Lehman Brothers...................................   S-70

TERMS                                                PAGE
--------------------------------------------------   ---------------------------------
LIBOR Business Day................................   S-57
Lifetime Cap......................................   S-5, S-26
Lifetime Floor....................................   S-5, S-26
Liquidated Mortgage Loan..........................   S-59
Loan Group........................................   Cover, S-4, S-26, S-48
Loan Group Principal Balance......................   S-3
Loan Group 1......................................   Cover, S-4, S-26, S-48
Loan Group 1 Initial Mortgage Loans...............   S-4, S-26
Loan Group 1 Net Funds Cap........................   S-7, S-56
Loan Group 1 Principal Balance....................   S-3
Loan Group 2......................................   Cover, S-4, S-26, S-48
Loan Group 2 Initial Mortgage Loans...............   S-4, S-26
Loan Group 2 Net Funds Cap........................   S-8, S-57
Loan Group 2 Principal Balance....................   S-3
Loan Index........................................   S-5, S-26
Loan Rate.........................................   S-5
LSAMS.............................................   S-22
Monthly Advance...................................   S-12, S-54
Moody's...........................................   S-14
Mortgaged Properties..............................   S-3
Mortgage Loans....................................   Cover, S-2, S-3
Mortgage Loan Schedule............................   S-52
Mortgage Pool.....................................   Cover
Mortgagor.........................................   S-27
Net Simple Interest Shortfall.....................   S-17

1934 Act..........................................   S-2
Nonrecoverable Advance............................   S-54
Notice............................................   S-60
Owner.............................................   S-60
Percentage Interest...............................   S-48
Periodic Cap......................................   S-5, S-26
Plan..............................................   S-13
Pool Balance......................................   S-3
Policy............................................   S-2, S-3, S-48
Preference Amount.................................   S-60
Prepayment Assumption.............................   S-44
Prepayment Interest Shortfall.....................   S-12, S-65
Principal Balance.................................   S-3
Prohibited Transaction............................   S-13
Purchase Agreement................................   S-4
Purchase Price....................................   S-52
Rating Agency.....................................   S-14
Record Date.......................................   S-8
Regular Interests.................................   S-2, S-13, S-69
Related Documents.................................   S-52
Relevant Depositary...............................   S-49
REMIC.............................................   S-2, S-13, S-69
Residual Certificates.............................   S-13
Residual Interests................................   S-13, S-69
Restricted Group..................................   S-71
SAP...............................................   S-18
Seller............................................   S-3, S-7, S-68
Senior Certificates...............................   Cover

TERMS                                                PAGE
--------------------------------------------------   ---------------------------------
Servicer..........................................   S-3, S-7
Servicing Advance.................................   S-54
Servicing Fee.....................................   S-12
Servicing Fee Rate................................   S-12, S-64
Simple Interest Loans.............................   S-17
Six-Month LIBOR...................................   S-5, S-26
SMMEA.............................................   S-13
Standard & Poor's.................................   S-14
Subsequent Mortgage Loans.........................   S-2
Substitution Adjustment...........................   S-53
Successor Servicer................................   S-66
Terms and Conditions..............................   S-49
TPLS..............................................   S-22
Trust.............................................   Cover, S-3
Trustee...........................................   S-3, S-12, S-60

Underwriters......................................   S-72
Underwriting Agreement............................   S-72
Variable Rate Certificates........................   Cover, S-3

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Pass-Through Certificates, Series 1996-3 (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.


     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for

Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                  (DEPOSITOR)
                           PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
--------------------------------------------------------------------------------

     Prudential Securities Secured Financing Corporation (the 'Depositor') may sell from time to time under this Prospectus and related Prospectus Supplements Pass-Through Certificates or Notes (such Pass-Through Certificates or such Notes, together the 'Certificates'), issuable in series (each, a 'Series') consisting of one or more classes (each, a 'Class') of Certificates on terms to be determined at the time of sale.

     The Certificates of a Series will evidence the beneficial ownership interests in a separate trust formed by the Depositor for the benefit of the holders of the related Series of Certificates (the 'Certificateholders'). Unless otherwise specified in the applicable Prospectus Supplement, the property of each such trust (for each Series, the 'Trust Fund') will consist of a segregated pool (the 'Pool') of (i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in the Mortgaged Properties (as defined herein), including installment sale contracts with respect to any such properties, or participation in any of the foregoing (the 'Mortgage Loans') or (ii) manufactured housing conditional sales contracts and installment agreements (the 'Contracts'). The Mortgage Loans or Contracts included in a Trust Fund will have been acquired from one or more affiliates of the Depositor or from one or more Unaffiliated Sellers (as defined herein) by the Depositor and conveyed by the Depositor to such Trust Fund. The Mortgage Loans included in a Mortgage Pool or the Contracts included in a Contract Pool of a Series will be serviced by a servicer (the 'Servicer') described in the applicable Prospectus Supplement.

     The Certificates of a Series will consist of (i) one or more Classes of Certificates representing fractional undivided interests in all the principal payments and the interest payments, to the extent of the related Net Mortgage Rates (as defined herein) or Net Contract Rates (as defined herein), on the related Mortgage Loans or Contracts ('Standard Certificates'), (ii) one or more Classes of Certificates ('Multi-Class Certificates') each of which will be assigned a principal balance (a 'Stated Amount') based on the value of future cash flows from the related Trust Fund without distinction as to principal or interest or may have no principal amount but may instead be assigned a notional amount (a 'Notional Amount') on which interest accrues, and each of which will bear interest on the Stated Amount or Notional Amount thereof at a fixed rate (which may be zero) specified in, or a variable rate determined as specified in, the applicable Prospectus Supplement (the 'Interest Rate') or (iii) one or more Classes of Certificates representing fractional undivided interests in all or specified portions of the principal payments and/or interest payments, to the extent of the related Net Mortgage Interest Rate, on the related Mortgage Loans ('Stripped Certificates'). Any Class of Certificates may be divided into two or more subclasses (each, a 'Subclass') and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates.

In addition, a Series of Certificates for which a REMIC (as defined herein) election has been made will also include one Class or one Subclass of Residual Certificates (as defined herein).

                                                  (Cover continued on next page)

                         ------------------------------

THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE 'RISK FACTORS' PAGE 12.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

The Certificates may be sold from time to time by the Depositor through dealers or agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See 'Plan of Distribution.' Affiliates of the Depositor may from time to time act as agents or underwriters in connection with the sale of Certificates. The terms of a particular offering will be set forth in the Prospectus Supplement related to such offering.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by the Prospectus Supplement relating to the offering of such Certificates.
--------------------------------------------------------------------------------

                The date of this Prospectus is December 16, 1996

(Cover continued from previous page)

     Each Series of Certificates will include one or more classes. The Certificates of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust Fund, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. Any Series of Certificates may include one or more Classes or Subclasses of Certificates (the 'Subordinated Certificates') that are subordinate in right of distributions to such rights of one or more of other Classes or Subclasses of such Series (the 'Senior Certificates'). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Fund may be subject to adjustment from time to time on the basis of distributions received in respect thereof (the 'Shifting Interest Certificates'). If so specified in the applicable Prospectus Supplement, credit support may also be provided for any Series of Certificates in the form of a guarantee, letter of credit, mortgage pool insurance policy or other form of credit enhancement as described herein.

     Neither the Mortgage Loans nor the Contracts will be guaranteed or insured by any governmental agency or instrumentality or, except as specified in the related Prospectus Supplement, by any other person. The only obligations of the Depositor with respect to a Series of Certificates will be pursuant to certain limited representations and warranties made by the Depositor, to the extent described herein and in the related Prospectus Supplement. The Servicer with respect to a Series of Certificates relating to Mortgage Loans or Contracts will be named in the related Prospectus Supplement. The principal obligations of a Servicer will be limited to certain obligations pursuant to certain representations and warranties and to its contractual servicing obligations.

     An election may be made to treat each Trust Fund (or one or more segregated pools of assets therein) underlying a Series which includes MultiClass Certificates as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. Series of Certificates for which a REMIC election has been made will include one or more Classes or Subclasses which constitute 'regular interests' in the REMIC ('Regular Certificates'), and one Class or Subclass with respect to each REMIC which constitutes the 'residual interest' therein (the 'Residual Certificates'). Alternatively, a Trust Fund may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of debt. See 'Certain Federal Income Tax Consequences.'

     There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide
Certificateholders with liquidity of investment or will continue for the life of the Certificates.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

Reports....................................................................................................     4

Available Information......................................................................................     4

Incorporation Of Certain Information by Reference..........................................................     4

Summary of Prospectus......................................................................................     5

Risk Factors...............................................................................................    12

Risks of the Mortgage Loans................................................................................    13

The Trust Funds............................................................................................    17

Description of the Certificates............................................................................    29

Credit Support.............................................................................................    43

Prepayment and Yield Considerations........................................................................    48

Use of Proceeds............................................................................................    52

The Depositor..............................................................................................    52

Underwriting Guidelines....................................................................................    52

Servicing of the Mortgage Loans and Contracts..............................................................    54

The Pooling and Servicing Agreement........................................................................    64

Certain Legal Aspects of the Mortgage Loans and Contracts..................................................    67

Certain Federal Income Tax Consequences....................................................................    81

ERISA Considerations.......................................................................................   104

Legal Investment...........................................................................................   108

Plan of Distribution.......................................................................................   109

Legal Matters..............................................................................................   110

Rating.....................................................................................................   110


Additional Information.....................................................................................

Index of Significant Definitions...........................................................................   111

                                    REPORTS

     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See 'Servicing of the Mortgage Loans and Contracts--Reports to Certificateholders.' The Servicer for each Series relating to Mortgage Loans or Contracts will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans or Contracts in the related Trust Fund. See 'Servicing of the Mortgage Loans and Contracts-- Reports to the Trustee' and 'Evidence as to Compliance.' Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: Len Blum (212) 778-1000.

                             AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with the Securities and Exchange Commission (the 'Commission') with respect to the Certificates offered pursuant to this Prospectus. This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and any amendments thereof and to the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of any offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying, all filings with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, telephone number (212) 778-1000, Attention: Len Blum.

                             SUMMARY OF PROSPECTUS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus. An index indicating where certain terms used herein are defined appear at the end of this Prospectus.

Title of Securities....................  Pass-Through Certificates (Issuable in Series).

Depositor..............................  Prudential Securities Secured Financing Corporation, formerly known as
                                         P-B Secured Financing Corporation (the 'Depositor'), a Delaware
                                         corporation, is a wholly owned limited purpose finance subsidiary of
                                         Prudential Securities Group Inc. The Depositor's principal executive offices are located at One New York Plaza, 15th Floor, New York, New
                                         York 10292, and its telephone number is (212) 778-1000. See 'The
                                         Depositor.'

Unaffiliated Sellers...................  The Depositor will acquire the Mortgage Loans and Contracts from one or more institutions unaffiliated with the Depositor ('Unaffiliated
                                         Sellers').

Trustee................................  The Trustee with respect to a Series will be specified in the related
                                         Prospectus Supplement.

Servicer...............................  The Servicer for each Series relating to Mortgage Loans or Contracts will be specified in the applicable Prospectus Supplement. The Servicer will service the Mortgage Loans or Contracts comprising each Trust Fund and administer each Trust Fund pursuant to a separate Pooling and
                                         Servicing Agreement (each, a 'Pooling and Servicing Agreement'). The
                                         Servicer may subcontract all or any portion of its obligations as
                                         Servicer under each Pooling and Servicing Agreement to qualified subservicers (each, a 'Sub-Servicer') but the Servicer will not be relieved thereby of its liability with respect thereto. See 'Servicing of the Mortgage Loans and Contracts.'


The Trust Funds........................  The Trust Fund for each Series of Certificates may consist of any combination of Mortgage Pool and/or Contract Pools (each as defined herein) and certain other related property, as specified herein and in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Pool will be comprised of Mortgage Loans or Contracts or participations therein.
                                         Unless otherwise specified in the applicable Prospectus Supplement, each
                                         Contract Pool will consist of fixed or adjustable rate manufactured housing installment sale, contracts and installment loan agreements.
                                         Each Contract may be secured by a new or used Manufactured Home (as defined herein).

                                         Neither the Certificates, the interest thereon, nor the underlying
                                         Mortgage Loans are guaranteed by the United States nor do they constitute debts or obligations of the United States or any agency or instrumentality of the United States.

                                         The particular characteristics of each Trust Fund will be set forth in the applicable Prospectus Supplement.

Description of the Certificates........  The Certificates issued by any Trust Fund may represent beneficial ownership interests in the related Mortgage Loans held by the related
                                         Trust Fund, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. Certificates which represent beneficial ownership interests in the related Trust Fund will be referred to as 'Certificates' in the related Prospectus
                                         Supplement; Certificates which represent debt issued by the related
                                         Trust Fund will be referred to as 'Notes' in the related Prospectus
                                         Supplement.

                                         With respect to Notes issued by the related Trust Fund, the related
                                         Trust Fund will enter into an indenture by and between such Trust Fund and the trustee named on such indenture, as set forth in the related
                                         Prospectus Supplement.

                                         Each Series of Certificates will be recourse to the assets of the related Trust Fund only. The sole source of payment for any Series of
                                         Certificates will be the assets of the related Trust Fund. The
                                         Certificates will not be obligations, either recourse or non-recourse
                                         (except for certain non-recourse debt described under 'Certain Federal
                                         Income Tax Consequences'), of the Depositor, the Servicer or any Person
                                         other than the related Trust Fund. In the case of Certificates that represent beneficial ownership interest in the related Trust Fund, such
                                         Certificates will represent the ownership of such Trust Fund; with respect to Certificates which are Notes, such Notes will be secured by the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issue of such credit enhancement.

                                         Each Series will consist of one or more Classes of Certificates which may be (i) Standard Certificates, (ii) Multi-Class Certificates or (iii)
                                         Stripped Certificates. Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into Subclasses which consist of Multi-Class Certificates. The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class Certificates or Shifting
                                         Interest Certificates to elect to be treated as a REMIC. In addition, any Series with respect to which an election has been made to treat the
                                         Trust Fund (or one or more segregated pools of assets therein) as a
                                         REMIC will include one Class or one Subclass of Residual Certificates as
                                         to each REMIC. The Residual Certificates of a Series, if offered hereby, will represent the right to receive distributions with respect to the related Trust Fund as specified in the related Prospectus Supplement.
                                         Unless otherwise specified in the applicable Prospectus Supplement, the
                                         Certificates will be offered only in fully-registered form.

A. Standard
  Certificates.........................  Unless otherwise provided in the applicable Prospectus Supplement,
                                         Standard Certificates of a Series will each evidence a fractional undivided beneficial ownership interest in the related Trust Fund and will entitle the holder thereof to its proportionate share of a percentage of all of the payments and other receipts with respect to the principal of and interest (to the extent of the applicable Net Mortgage
                                         Rate or Net Contract Rate) on the related Mortgage Loans or Contracts.
                                         If specified in the applicable Prospectus Supplement, with respect to any Class of

                                         Standard Certificates of a Series for which a REMIC election has been made, distributions of principal may be allocated among the
                                         Certificateholders of such Class on a pro rata, random lot or such other basis as is specified in such Prospectus Supplement.

B. Multi-Class
  Certificates.........................  Multi-Class Certificates of a Series will consist of Certificates each of which evidences a beneficial ownership interest in the related Trust
                                         Fund and will be assigned a Stated Amount, which may be based on an amount of principal of the underlying Mortgage Loans or Contracts or on the value of future cash flows from the related Trust Fund without distinction as to principal or interest and an Interest Rate which may be a fixed rate (which may be zero) or a variable rate or which will otherwise accrue interest as specified in the applicable Prospectus
                                         Supplement. The holder of a Multi-Class Certificate will be entitled to receive, to the extent funds are available therefor, interest payments on the outstanding Stated Amount thereof at the applicable Interest Rate or as otherwise specified in the applicable Prospectus Supplement and distributions in reduction of such Stated Amount determined in the manner and applied in the priority set forth in the applicable
                                         Prospectus Supplement.

C. Stripped
  Certificates.........................  Stripped Certificates will each evidence an undivided beneficial ownership interest in the related Trust Fund and will entitle the holder thereof to its proportionate share of a specified portion (which may be zero) of principal payments and/or a specified portion (which may be zero) of interest payments (to the extent of the applicable Net Mortgage
                                         Interest Rate) on the related Mortgage Loans.

Pooling and Servicing Agreement........  The Certificates of each Series will be issued pursuant to a Pooling and
                                         Servicing Agreement among the Depositor, the Servicer, if any, and the
                                         Trustee.

Cut-Off Date...........................  The date specified in the applicable Prospectus Supplement.

Distribution Dates.....................  Unless otherwise specified in the applicable Prospectus Supplement, distributions on Standard Certificates or Stripped Certificates will be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applicable Cut-Off Date occurs.
                                         Distributions on Multi-Class Certificates will be made monthly, quarterly, or semiannually, on the dates specified in the applicable
                                         Prospectus Supplement. The dates upon which such distributions are made are referred to herein as the 'Distribution Dates.'

Record Dates...........................  Distributions will be made on each Distribution Date set forth in the
                                         Prospectus Supplement to Certificateholders of record at the close of business on the last business day of the month preceding the month in which such Distribution Date occurs or such other date as may be set forth in the Prospectus Supplement (the 'Record Date').

Interest...............................  With respect to a Series of Certificates consisting of Standard
                                         Certificates or Stripped Certificates, unless otherwise specified in the applicable Prospectus Supplement, interest on the related Mortgage
                                         Loans, Mortgage Certificates or Contracts at the applicable pass-through rate (the 'Pass-Through Rate'), as set forth in the applicable
                                         Prospectus Supplement, will be passed through monthly on each

                                         Distribution Date to holders thereof, in accordance with the particular terms of each such Certificate. Holders of Multi-Class Certificates will receive distributions of interest at the applicable Interest Rate, if any, on the Stated Amount or Notional Amount of such Certificates, or as otherwise specified in the applicable Prospectus Supplement, without regard to the Net Mortgage Rates or Net Contract Rates on the underlying
                                         Mortgage Loans or Contracts. Unless otherwise specified in the applicable Prospectus Supplement, the 'Net Mortgage Rate' for each
                                         Mortgage Loan in a given period will equal the Mortgage Rate for such
                                         Mortgage Loan in such period (the 'Mortgage Rate') less any Fixed
                                         Retained Yield, and less the Servicing Fee (as defined herein). Unless otherwise specified in the applicable Prospectus Supplement, the 'Net
                                         Contract Rate' for each Contract in a given period will equal the
                                         Contract Rate for such Contract in such period (the 'Contract Rate')
                                         less any Fixed Retained Yield, and less the Servicing Fee. The
                                         'Servicing Fee' with respect to each Mortgage Loan or Contract is an amount reserved for servicing such Mortgage Loan or Contract and administration of the related Trust Fund.

Principal (including prepayments)......  With respect to a Series of Certificates consisting of Standard
                                         Certificates or Stripped Certificates, unless otherwise specified in the applicable Prospectus Supplement, principal payments (including prepayments received on each related Mortgage Loan or Contract during the month preceding the month in which a Distribution Date occurs) will be passed through to holders on such Distribution Date, in accordance with the particular terms of each such Certificate.

Distributions in Reduction of Stated
  Amount...............................  With respect to each Class and Subclass of Multi-Class Certificates, distributions in reduction of Stated Amount will be made on each
                                         Distribution Date to the holders of the Certificates of such Class and
                                         Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Amount of each such
                                         Class and Subclass of Certificates to zero. Distributions in reduction of Stated Amount will be allocated among the Classes or Subclasses of such Certificates in the manner specified in the applicable Prospectus
                                         Supplement. Distributions in reduction of Stated Amount with respect to any Class or Subclass of Multi-Class Certificates of a Series may be
                                         made on a pro rata or random lot or such other basis as is specified in the applicable Prospectus Supplement. See 'Description of the
                                         Certificates--Distributions to Multi-Class Certificateholders.'

Forward Commitments;
  Pre-Funding..........................  A Trust Fund may enter into an agreement (each, a 'Forward Purchase
                                         Agreement'), with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. Any Forward Purchase Agreement will require that any Mortgage
                                         Loans so transferred to a Trust Fund conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase
                                         Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a 'Pre-Funding Account') all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the

                                         related Series; subsequently, the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account in one or more transfers. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur. The Forward Purchase
                                         Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus
                                         Supplement.

Credit Enhancement
A. By Subordination....................  A Series of Certificates may include one or more Classes or Subclasses of Senior Certificates and one or more Classes or Subclasses of
                                         Subordinated Certificates. The rights of the holders of Subordinated
                                         Certificates of a Series to receive distributions with respect to the related Mortgage Loans or Contracts will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent (the 'Subordinated Amount') specified herein and in the applicable Prospectus Supplement. This subordination is intended to enhance the likelihood of the timely receipt by the Senior
                                         Certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related Mortgage Loans or
                                         Contracts and to reduce the likelihood that the Senior
                                         Certificateholders will experience losses. The Prospectus Supplement for
                                         Series of Certificates including a subordination feature may also specify the allocation of distributions and priority of payments of principal, or Stated Amount, and interest among one or more Classes or
                                         Subclasses of Senior Certificates of such Series. The protection afforded to Senior Certificateholders of a Series will be effected by a preferential right, as specified in the applicable Prospectus
                                         Supplement, of such Senior Certificateholders to receive, on any
                                         Distribution Date, current distributions on the related Mortgage Loans or Contracts and (if so specified in the applicable Prospectus
                                         Supplement) by the establishment of a reserve fund (the 'Subordination
                                         Reserve Fund') for such Series. Any Subordination Reserve Fund may be funded initially with a deposit of cash, instruments or securities in an amount specified in the applicable Prospectus Supplement and, if so specified in the related Prospectus Supplement, may be augmented by the retention of distributions which otherwise would have been available for distribution to the Subordinated Certificateholders in the manner and to the extent specified in the applicable Prospectus Supplement. The
                                         Subordination Reserve Fund for a Series may be funded and maintained in such other manner as is specified in the related Prospectus Supplement.
                                         The maintenance of any Subordination Reserve Fund would be intended to preserve the availability of the subordination provided by the
                                         Subordinated Certificates and to provide liquidity, but in certain circumstances the Subordination Reserve Fund could be depleted and, if other amounts available for distribution are insufficient, shortfalls in distributions to the Senior Certificateholders could result. Unless otherwise specified in the related Prospectus Supplement, until the
                                         Subordinated Amount is reduced to zero, Senior Certificateholders will be entitled to receive the amount of any such shortfall, together with interest at the applicable Pass-Through Rate, Interest Rate, or at such other rate specified in the applicable Prospectus Supplement, as the case may be, on the next Distribution Date. Senior Certificateholders will bear their pro rata share of any losses realized on the related
                                         Mortgage Loans or Contracts in excess of the applicable Subordinated
                                         Amount. If so specified in the applicable Prospectus Supplement, the protection afforded to holders of Senior Certificates of a Series by the subordination of certain rights of holders of Subordinated Certificates of such Series to distributions on the related Mortgage Loans or
                                         Contracts may be effected by a method other than that described above, such as, in the event that the applicable Trust Fund (or one or more segregated pools of assets therein) elects to be treated as a REMIC, the reallocation from time to time, on the basis of distributions previously received, of the respective percentage interests of the Senior
                                         Certificates and the Subordinated Certificates in the related Trust
                                         Fund. See 'Description of the Certificates--Distributions to Percentage
                                         Certificateholders--Shifting Interest Certificates.'

B. By Other Methods....................  The Certificates of any Series, or any one or more Classes thereof, may be entitled to the benefits of a guarantee, letter of credit, mortgage pool insurance policy, surety bond, reserve fund, spread account, application of excess interest to principal or other form of credit enhancement as specified in the applicable Prospectus Supplement. See
                                         'Description of the Certificates' and 'Credit Support.'

Advances...............................  Under the Pooling and Servicing Agreement for each Series relating to
                                         Mortgage Loans or Contracts, unless otherwise provided in the applicable
                                         Prospectus Supplement, the related Servicer will be obligated to make advances of cash ('Advances') to the Certificate Account (as defined herein) in the event of delinquencies in payments on the Mortgage Loans or Contracts to the extent described herein and in the applicable
                                         Prospectus Supplement and only to the extent that the Servicer determines such Advances would be recoverable from future payments and collections on the Mortgage Loans or Contracts. Any Advances made by the
                                         Servicer will ultimately be reimbursable to the Servicer from the
                                         Certificate Account. See 'Servicing of the Mortgage Loans and
                                         Contracts--Advances and Limitations Thereon.'

Early Termination......................  If so specified in the related Prospectus Supplement, a Series of
                                         Certificates may be subject to early termination through the repurchase of the assets in the related Trust Fund by the person or persons, under the circumstances and in the manner specified in such Prospectus
                                         Supplement. See 'Prepayment and Yield Considerations.'

Legal Investment.......................  If so specified in the Prospectus Supplement, one or more classes of
                                         Certificates offered pursuant to this Prospectus will constitute
                                         'mortgage related securities' under the Secondary Mortgage Market
                                         Enhancement Act of 1984 ('SMMEA'), so long as they are rated in one of the two highest rating categories by at least one 'nationally recognized statistical rating organization.' As 'mortgage related securities,' such
                                         Certificates offered pursuant to this Prospectus will constitute legal investments for certain types of institutional investors to the extent provided in SMMEA subject, in any case, to any other regulations which may govern investments by such institutional investors. Since certain other classes of Certificates offered pursuant to this Prospectus will not either represent interests in, or be secured by,

                                         qualifying mortgage loans, such Certificates will not constitute
                                         'mortgage related securities' under SMMEA. No representation is made as to the appropriate characterization of any Certificates under any laws relating to investment restrictions, as to which investors should consult their legal advisors. See 'Legal Investment'.

ERISA Limitations......................  A fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), including the prohibited transaction rules thereunder, and to the corresponding provisions of the Internal
                                         Revenue Code of 1986, as amended (the 'Code'), should carefully review with its own legal advisors whether the purchase or holding of
                                         Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See 'ERISA Considerations.'

Federal Income Tax Status..............  The federal income tax consequences of investment in a Certificate of any Series will vary depending upon the characteristics of such
                                         Certificate. If so specified in the applicable Prospectus Supplement, an election may be made to have the Trust Fund (or one or more segregated pools of assets therein) with respect to a Series of Certificates treated as a REMIC for federal income tax purposes. See 'Certain Federal
                                         Income Tax Consequences.'

Rating.................................  At the date of issuance of each Series of Certificates, the Certificates offered pursuant to the related Prospectus Supplement will be rated in one of the four highest rating categories by at least one statistical rating organization that has been requested by the Depositor to rate such Certificates (a 'Rating Agency'). Such ratings will address, in the opinion of such Rating Agency, the likelihood that the related Trust
                                         Fund will be able to make timely payment of all amounts due on the related Series of Certificates in accordance with the terms thereof.
                                         Such ratings will neither address any prepayment or yield considerations applicable to any Certificates nor constitute a recommendation to buy, sell or hold any Certificates.

                                         The ratings expected to be received with respect to any Certificates will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Certificates.

     Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any series or class will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. The Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Limited Obligations. The Certificates will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under 'Certain Federal Income Tax Consequences'), of the Depositor, the Servicer or any person other than the related Trust. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Depositor, Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ('Purchase Obligation') or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement. Except as described in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Certificates, Credit Enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a Purchase Obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of Credit Enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit Enhancement also may be provided in the form of the related class of Certificates, subordination of one or more classes of Certificates in a series under which losses in excess of those absorbed by any related class of Certificates are first allocated to any Subordinate Certificates up to a specified limit, cross-support among Trust Fund Assets and/or overcollateralization. See 'Credit Support--Subordination' and 'Other Credit Enhancement.' Regardless of the form of Credit Enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Certificates. See 'Credit Support--Subordination' and 'Other Credit Enhancement.'

RISKS OF THE MORTGAGE LOANS

     Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior Liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior Lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has been the practice of the Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior Lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See 'Certain Legal Aspects of Mortgage Loans and Contracts-- Foreclosure.'

     Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Certificates that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior Liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ('Deferred Interest'), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

     Risk of Losses Associated with Certain Non-Conforming and Non-Traditional Loans. The Depositor's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Depositor's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. Certain of the types of loans that may be included in the Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the 'Mortgagor'), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see 'Underwriting Guidelines.'

     Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute 'Balloon Loans.' Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a 'balloon' payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

     Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Depositor, the Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

     Risk of Losses Associated with ARM Loans. ARM Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

     Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

     Risk of Losses Associated with Foreclosure of Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) ('Liquidation Proceeds') sufficient to repay all amounts due on the related Mortgage Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ('Liquidated Mortgage Loan') and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Enhancement, Certificateholders could experience a loss on their investment.


     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

     Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See 'Certain Legal Aspects of Mortgage Loans and Contracts--Environmental Risks.'

     Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by nonowner occupied properties could be higher than for loans secured by the primary residence of the borrower.

     Litigation. Any material litigation relating to the Depositor or the Servicer will be specified in the related Prospectus Supplement.

     Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Certificates may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement or related current report on Form 8-K.

     Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Depositor and the Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See 'Certain Legal Aspects of Mortgage Loans and Contracts.'

     The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Investors. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Depositor, such violations may materially impact the financial ability of the Depositor to continue to act as Servicer or the ability of the Depositor to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in a Pooling and Servicing Agreement.

     Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

     Book-Entry Registration. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described in the related Prospectus Supplement.

     Since transactions in Certificates will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ('Direct or Indirect Participants') and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

     Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Certificateholders either directly or indirectly through Indirect Participants. See 'Description of the Certificates.'

     The Status of the Mortgage Loans in the Event of Bankruptcy of the Depositor. In the event of the bankruptcy of the Depositor at a time when it or any affiliate thereof holds a Certificate, a trustee in bankruptcy of the Depositor, or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Depositor or such affiliate with the result, if such recharacterization is upheld, that the Certificateholders would be deemed creditors of the Depositor or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

     Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Certificate Rating. The rating of Certificates credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a 'Credit Enhancer'). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Certificates would likely result in a reduction in the rating of the Certificates. See 'Ratings' in the Prospectus Supplement.

                                THE TRUST FUNDS

GENERAL

     The Trust Fund for each Series of Certificates will consist primarily of a Pool of Mortgage Loans (a 'Mortgage Pool') and/or Contracts (a 'Contract Pool'). In addition, a Trust Fund will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance and/or other insurance policies relating to a Mortgage Loan or Contract, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any Subordination Reserve Fund and/or any other reserve fund, (vi) if applicable, and to the extent set forth in the applicable Prospectus Supplement, one or more guarantees, letters of credit, insurance policies, or any other credit enhancement arrangement, and (vii) such other assets as may be specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Trust Fund will not include, however, the portion of interest on the Mortgage Loans or Contracts which constitutes the Fixed Retained Yield, if any. See 'Fixed Retained Yield' below. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust Fund or may represent debt secured by the related Mortgage Loans.

THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of Mortgage Loans evidenced by promissory notes or other evidences of indebtedness (the 'Mortgage Notes') that provide for an original term to maturity of not more than 40 years, for monthly payments and for interest on the outstanding principal amounts thereof at a rate that is either fixed or subject to adjustment as described in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the adjustable interest rate on certain of the Mortgage Loans will be convertible into a fixed interest rate at the option of the mortgagor at the times and upon the conditions specified therein ('Convertible Mortgage Loans'). The Mortgage Loans may provide for fixed level payments or be GPM Loans, GEM Loans, Balloon Loans or Buy-Down Loans (each as defined herein) or Mortgage Loans with other payment characteristics as described in the related Prospectus Supplement. In addition, the Mortgage Pools may include participation interests in Mortgage Loans, in which event references herein to payments on Mortgage Loans underlying, such participations shall mean payments thereon allocable to such participation interests, and the meaning of other terms relating to Mortgage Loans will be similarly adjusted. Similarly, the Mortgage Pools may include Mortgage Loans with respect to which a Fixed Retained Yield has been retained, in which event references herein to Mortgage Loans and payments thereon shall mean the Mortgage Loans exclusive of such Fixed Retained Yield. A 'Fixed Retained Yield' in a Mortgage Loan or Contract represents a specified portion of the interest payable thereon. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Mortgage Loan or Contract and, if so, the owner thereof. See 'Servicing of the Mortgage Loans and Contracts--Fixed Retained Yield.' Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by promissory notes or other evidences of indebtedness (the 'Mortgages') creating first, second or more junior liens on conventional one-to four-family residential properties (which may include mixed-use or vacation properties), all of which will be located in any of the fifty states or the District of Columbia. The Mortgage Loans may also consist of installment contracts for the sale of real estate. If so provided in the applicable Prospectus Supplement, a Mortgage Pool may also contain cooperative apartment loans (the 'Cooperative Loans') evidenced by promissory notes (the 'Cooperative Notes') secured by security interests in shares issued by private, non-profit, cooperative housing corporations (the 'cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings in such cooperatives' buildings. In the case of a Cooperative Loan, the proprietary lease or occupancy agreement securing such Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder.

     Mortgage Loans may be entitled to the benefit of external credit enhancement. Residential Mortgage Loans may be insured by the Federal Housing Administration or its successors against defaults by the borrower in the payment of principal and interest thereon, have a portion of principal and interest payments guaranteed by the Department of Veterans Affairs or its successors or be subject to other payment guarantees, including guarantees under the National Housing Act.

     Unless otherwise specified in the Prospectus Supplement for a Series, each Mortgage Loan must have an original term of maturity of not less than 5 years and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Mortgage Loan for residential property will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%, and Mortgage Loans having Loan-to-Value Ratios at the time of origination exceeding 80% will be supported by external credit enhancement or be covered by primary mortgage insurance providing, coverage on at least the amount of each such mortgage loan in excess of 75% of the original fair market value of the mortgaged property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original fair market value. The 'Loan-to-Value Ratio' is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Property. The fair market value of the Mortgaged Property securing any Mortgage Loan is, unless otherwise specified in the applicable Prospectus Supplement, the lesser of (x) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination (or, in the case of a refinancing, an appraisal obtained at the origination of the refinanced mortgage loan) and (y) the sale price for such property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Fund become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Fund. Furthermore, in a declining real estate market a new appraisal could render the Cut-Off Date Loan-to-Value Ratios as unreliable measures of leverage.

     The Prospectus Supplement for each Series will set forth certain characteristics of the related Mortgage Loans, which may include the aggregate principal balance of the Mortgage Loans in the Mortgage Pool underlying such Series as of the Cut-Off Date for such Series (the 'Cut-Off Date Aggregate Principal Balance'), the range of original terms to maturity of the Mortgage Loans in the Mortgage Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest origination dates of such Mortgage Loans, the range of Mortgage Rates and Net Mortgage Rates borne by such Mortgage Loans, the weighted average Net Mortgage Rate at the Cut-Off Date of such Mortgage Loans, the percentage of such Mortgage Loans which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding, principal balance at origination of any such Mortgage Loan.

     Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Trust Fund will have monthly payments due on a specified day of each month (each, a 'Due Date') and will, with respect to Mortgage Loans secured by residential properties, require at least monthly payments of interest on any outstanding balance. If so specified in the applicable Prospectus Supplement, the Mortgage Pools may include adjustable rate Mortgage Loans that provide for payment adjustments to be made less frequently than adjustments in the Mortgage Rates. Each adjustment in the Mortgage Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the mortgagor) will result in a decrease (if the Mortgage Rate rises) or an increase (if the Mortgage Rate declines) in the rate of amortization of the Mortgage Loan. Moreover, such payment adjustments on the Mortgage Loans may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Mortgage Loan. As a result of such provisions, or in accordance with the payment schedules of certain GPM Loans and other Mortgage Loans, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Mortgage Loan. In any such month, no principal would be payable on the Mortgage Loan, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become 'Deferred Interest' that is added to the principal balance of the Mortgage Loan. Deferred Interest will bear interest at the Mortgage Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Mortgage Loan by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See 'Prepayment and Yield Considerations.'


     Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans in each Mortgage Pool will be permanent loans (as opposed to construction and land development loans) secured by Mortgages on Mortgaged Properties. The Mortgaged Properties will consist of residential properties only, including detached homes, townhouses, units in planned unit developments, condominium units, mixed-use properties, vacation homes and small scale multifamily properties, all of which constitute a 'dwelling or mixed residential and commercial structure' within the meaning of Section 3(a)(41)(A)(i) of the Securities Exchange Act of 1934, as amended (the 'Mortgaged Properties'). The Mortgage Loans will be secured by liens on fee simple or leasehold interests (in those states in which long-term ground leases are used as an alternative to fee interests) in such Mortgaged Properties, or liens on shares issued by cooperatives and the related proprietary leases or occupancy agreements occupy specified units in such cooperatives' buildings. The geographic distribution of Mortgaged Properties will be set forth in the Prospectus Supplement. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool representing the refinancing of existing mortgage indebtedness and the types of Mortgaged Properties.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may contain Mortgage Loans subject to temporary buy-down plans (the 'Buy-Down Loans') pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source and, if so specified in the related Prospectus Supplement, placed in a custodial account (the 'Buy-Down Account') by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Account with respect to such Buy-Down Loan, and such amounts shall be deposited in the Certificate Account (as defined herein), net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may include Mortgage Loans which are amortized over 30 years or some other term, or which do not provide for amortization prior to maturity, but which have a shorter term (each such Mortgage Loan, a 'Balloon Loan') that causes the outstanding principal balance of such Mortgage Loan to be due and payable at the end of a certain specified period (the 'Balloon Period'). If specified in the applicable Prospectus Supplement, the originator of such Balloon Loan will be obligated to refinance each such Balloon Loan at the end of its Balloon Period at a new interest rate determined prior to the end of such Balloon Period by reference to an index plus a margin specified in the related Mortgage Note. The mortgagor is not, however, obligated to refinance the Balloon Loan through such originator. In the event a mortgagor refinances a Balloon Loan, the new loan will not be included in the Trust Fund. See 'Prepayment and Yield Considerations.'


     If specified in the Prospectus Supplement for any Series, the Mortgage Loans included in the Trust Fund for such Series may be what are commonly referred to as 'home equity revolving lines of credit' ('Home Equity Lines'). Home Equity Lines are generally evidenced by a loan agreement ('Loan Agreement') rather than a note. Home Equity Lines generally may be drawn down from time to time by the borrower writing a check against the account, or acknowledging the advance in a supplement to the Loan Agreement (the amount of such drawn down, an 'Additional Balance'). A Home Equity Line will establish a maximum credit limit with respect to the related borrower, and will permit the borrower to draw down Additional Balances, and repay the aggregate balance outstanding in each case from time to time in such a manner so that the aggregate balance outstanding does not exceed the maximum credit limit. A Home Equity Line will be secured by either a senior or a junior lien Mortgage, and will bear interest at either a fixed or an adjustable rate.

     In certain states the borrower must, on the opening of an account, draw an initial advance of not less than a specified amount. Home Equity Lines generally amortize according to an amortization basis established at the time of the initial advance. The 'amortization basis' is the length of time in which the initial advance plus interest will be repaid in full. The amortization bases of the Home Equity Lines generally range from 60 months (5 years) to 180 months (15 years) depending on the credit limit assigned. Generally, the amortization basis will be longer the higher the credit limit. The minimum monthly payment on a Home Equity Line will generally be equal to the sum of the following: (i) an amount necessary to completely repay the then-outstanding balance and the applicable finance charge in equal installments over the assigned amortization basis ('Basic Monthly Amount'); (ii) any monthly escrow charges; (iii) any delinquency or other similar charges; and (iv) any past due amounts, including past due finance charges. The Basic Monthly Amount typically is recomputed each time the related Mortgage Rate adjusts and whenever an Additional Balance is advanced; such recomputation in the case of an Additional Advance may also reset the amortization schedule. The effect of each such advance on the related Home Equity Line is to reset the commencement date of the original maturity term to the date of the later advance. For example, a Home Equity Line made originally with a 15-year maturity from date of origination changes at the time of the next adjustment or advance to a Home Equity Line with a maturity of 15 years from the date of such advance. For certain Home Equity Lines, the same type of recomputation exists for adjustments of the related Mortgage Rate.

     Prior to the expiration of a specified period, the reduction of the account to a zero balance and the closing of a Home Equity Line account may result in a prepayment penalty. A prepayment penalty also may be assessed against the borrower if a Home Equity Line account is closed by the Servicer due to a default by the borrower under the Loan Agreement.

     Each Loan Agreement will provide that the Servicer has the right to require the borrower to pay the entire balance plus all other accrued but unpaid charges immediately, and to cancel the borrower's credit privileges under the Loan Agreement if, among other things, the borrower fails to make any minimum payment when due under the Loan Agreement, if there is a material change in the borrower's ability to repay the Home Equity Line, or if the borrower sells any interest in the property securing the Loan Agreement, thereby causing the 'due-on-sale' clause in the trust deed or mortgage to become effective.

     Mortgage Loans which are secured by junior mortgages are subordinate to the rights of the mortgagees under the related senior mortgage or mortgages. Accordingly, liquidation, insurance and condemnation proceeds received with respect to the related mortgaged property will be available to satisfy the outstanding balance of such a Mortgage Loan only to the extent that the claims of the senior mortgages have been satisfied in full, including any related liquidation and foreclosure costs. In addition, a junior mortgagee foreclosing on its mortgage may be required to purchase the related mortgaged property for a price sufficient to satisfy the claims of the holders of any senior mortgages which are also being foreclosed. In the alternative, a junior mortgagee which acquires title to a related mortgaged property, through foreclosure, deed-in-lieu of foreclosure or otherwise may take the property subject to any senior mortgages and continue to perform with respect to any senior mortgages, in which case the junior mortgagee must comply with the terms of any senior mortgages or risk foreclosure by the senior mortgagee.

     If so specified in the applicable Prospectus Supplement, a loan pool may include graduated equity mortgage loans ('GEM Loans'). GEM Loans are fixed rate, fully amortizing mortgage loans which provide for monthly payments based on a 10-to 30-year amortization schedule, and which provide for scheduled annual payment increases for a number of years and level payments thereafter. The full amount of the scheduled payment increases during the early years is applied to reduce the outstanding principal balance of such loans.

     If so specified in the applicable Prospectus Supplement, a Mortgage Pool may include graduated payment mortgage loans ('GPM Mortgage Loans'). GPM Mortgage Loans provide for payments of monthly installments which increase annually in each of a specified number of initial years and level monthly payments thereafter. Payments during the early years are required in amounts lower than the amounts which would be payable on a level debt service basis due to the deferral of a portion of the interest accrued on the mortgage loan. Such deferred interest is added to the principal balance of the mortgage loan and is paid, together with interest thereon, in the later years of the obligation. Because the monthly payments during the early years of such a GPM Mortgage Loan are not sufficient to pay the full interest accruing on the GPM Mortgage Loan, the interest payments on such GPM Mortgage Loan may not be sufficient in its early years to meet its proportionate share of the distributions expected to be made on the related Certificates. Thus, if the Mortgage Loans include GPM Mortgage Loans, the Servicer will, unless otherwise specified in the Prospectus Supplement, establish a reserve fund (the 'GPM Fund') which (together with, if specified in the related Prospectus Supplement, reinvestment income thereon) will be sufficient to cover the amount by which payments of interest on such GPM Mortgage Loan assumed in calculating, distributions expected to be made on the

Certificates of such Series exceed scheduled interest payments according to the relevant graduated payment mortgage plan for the period during which excess occurs.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may contain ARM buy-out loans ('ARM Buy-Outs') which are automatically repurchased by the Depositor upon the occurrence of either(i) a switch from a fixed-rate mortgage to an adjustable rate mortgage pursuant to the terms of the underlying note or (ii) a switch from an adjustable rate to a fixed rate mortgage pursuant to the terms of the underlying note.

     If specific information respecting the Mortgage Loans to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

THE CONTRACTS

     Unless otherwise specified in the applicable Prospectus Supplement, each Contract Pool will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the 'Contracts') originated by a manufactured housing dealer in the ordinary course of business and purchased by the Unaffiliated Seller. Unless otherwise specified in the applicable Prospectus Supplement, each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the 'APR' or 'Contract Rate'). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. See 'Fixed Retained Yield' below.

     The Unaffiliated Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this]paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.'

     Unless otherwise specified in the Prospectus Supplement for a Series, each

Contract must have an original term to maturity of not less than 1 year and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Contract will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%. The 'Loan-to-Value Ratio' is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges.

     Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

     The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the 'Cut-Off Date Aggregate Principal Balance'), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and Net Contract Rates borne by such Contracts, the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the percentage of such Contracts which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Contracts that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding principal balance at origination of any such Contract.

     Unless otherwise specified in the applicable Prospectus Supplement, all of the Contracts in a Trust Fund will have monthly payments due on the first of each month (each, a 'Due Date') and will be fully-amortizing Contracts. If so specified in the applicable Prospectus Supplement, Contracts may have Due Dates which occur on a date other than the first of each month. If so specified in the applicable Prospectus Supplement, the Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become 'Deferred Interest' that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See 'Prepayment and Yield Considerations.'

     The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness. Unless otherwise specified in a Prospectus Supplement, no Contract in the Contract Pool will be more than 30 days past due as of the Cut-Off Date.

     If specific information respecting the Contracts to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

FIXED RETAINED YIELD

     Fixed Retained Yield with respect to any Mortgage Loan or Contract is that portion, if any, of interest at the Mortgage Rate or Contract Rate that is retained by the Depositor or other owner thereof and not included in the related Trust Fund. The Prospectus Supplement for a Series will specify whether a Fixed Retained Yield has been retained with respect to the Mortgage Loans or Contracts of such Series, and, if so, the owner thereof. If so, the Fixed Retained Yield will be established on a loan-by-loan basis with respect to the Mortgage Loans or Contracts and will be specified in the schedule of Mortgage Loans or Contracts attached as an exhibit to the applicable Pooling and Servicing Agreement. The Servicer, with respect to Mortgage Loans or Contracts, may deduct the

Fixed Retained Yield from payments as received and prior to deposit of such payments in the Certificate Account for such Series or may (unless an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC) withdraw the Fixed Retained Yield from the Certificate Account after the entire payment has been deposited in the Certificate Account. Notwithstanding the foregoing, any partial payment or recovery of interest received by the Servicer relating to a Mortgage Loan or Contract (whether paid by the mortgagor or obligor or received as Liquidation Proceeds, Insurance

Proceeds or otherwise), after deduction of all applicable servicing fees, will be allocated between Fixed Retained Yield (if any) and interest at the Net Mortgage Rate or Net Contract Rate on a pari passu basis.

INSURANCE POLICIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract an insurance policy issued by a generally acceptable insurer insuring the Mortgaged Property underlying such Mortgage Loan or the Manufactured Home underlying such Contract against loss by fire, with extended coverage (a 'Standard Hazard Insurance Policy'). Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such Mortgaged Property or Manufactured Home or the principal balance of such Mortgage Loan or Contract; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, and on any Manufactured Home acquired by repossession a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the insurable value of such Manufactured Home or the principal balance of the related Mortgage Loan or Contract plus, if required by the applicable Pooling and Servicing Agreement, accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) will be deposited in the Certificate Account.

     The Standard Hazard Insurance Policies covering the Mortgaged Properties generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The Standard Hazard Insurance Policies covering the Contracts will provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing in the state in which the Manufactured Home is located.


     The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties or Manufactured Homes in lieu of maintaining the required Standard Hazard Insurance Policies. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

     In general, if a Mortgaged Property or Manufactured Home is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Pooling and Servicing Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Pooling and Servicing Agreement will require that such flood insurance be in an amount not less than the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance which is available under the federal flood insurance program.

     Any losses incurred with respect to Mortgage Loans or Contracts due to uninsured risks (including earthquakes, mudflows, floods, hazardous wastes and hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The Servicer will maintain or cause to be maintained with respect to each Mortgage Loan a primary mortgage insurance policy in accordance with the standards described in the 'Mortgage Loans' above.

     The Servicer shall obtain and maintain at its own expense and keep in full force and effect a blanket fidelity bond and an error and omissions insurance policy covering the Servicer's officers and employees as well as office persons acting on behalf of the Servicer in connection with the servicing of the Mortgage Loans.

     Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgage Property.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the mortgagor, among other things, to: (i) advance or discharge
(a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) if the insurer pays the entire amount of the loss or damage, tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.

     Any mortgage insurance relating to the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

ACQUISITION OF THE MORTGAGE LOANS AND CONTRACTS FROM UNAFFILIATED SELLERS

     The Mortgage Loans or Contracts underlying a Series of Certificates will be purchased by the Depositor, either directly or through affiliates, from Unaffiliated Sellers pursuant to a separate agreement (a 'Loan Sale Agreement') between the Depositor or such affiliate and each such Unaffiliated Seller. The Depositor expects that, unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan or Contract so acquired will have been originated by the originator thereof in accordance with the underwriting criteria specified under 'Underwriting Guidelines.' Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller must be an institution experienced in originating and servicing conventional mortgage loans or manufactured housing contracts in accordance with accepted practices and prudent guidelines, and must maintain facilities to originate and service those loans satisfactory to the Depositor. In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor. Unless otherwise provided in the applicable Prospectus Supplement, each Unaffiliated Seller pursuant to the related Loan Sale Agreement will make certain representations and warranties to the Depositor in respect of the Mortgage Loans or Contracts sold by such Unaffiliated Seller to the Depositor as described herein under 'Representations and Warranties' below. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Loan Sale Agreement to the related Trustee for the benefit of the Certificateholders of such Series, and the Unaffiliated Seller shall thereupon be liable to the Trustee for defective Mortgage Loan or Contract documents or an uncured breach of such Unaffiliated Seller's representations or warranties, to the extent described below under 'Assignment of the Mortgage Loans and Contracts' and 'Representations and Warranties.'

ASSIGNMENT OF THE MORTGAGE LOANS AND CONTRACTS

     At the time of the issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool (including any related rights to, or security interests in, leases, rents and personal property) or the Contracts comprising the Contract Pool included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans or Contracts after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any Fixed Retained

Yield. The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans or Contracts. Each Mortgage Loan or Contract will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing, Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the scheduled monthly payment of principal, if any, and interest, the maturity date and the Mortgage Rate or Contract Rate for each Mortgage Loan or Contract in the related Trust Fund.

     With respect to each Mortgage Loan in a Trust Fund, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a copy of any recorded UCC-1 financing statements and related continuation statements, together with original executed UCC-2 or UCC-3 financing statements disclosing an assignment of a security interest in any personal property constituting security for repayment of the Mortgage Loan to the Trustee, an executed re-assignment of assignment of leases, rents and profits to the Trustee if the assignment of leases, rents and profits is separate from the Mortgage, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian); provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents, sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. As to each Mortgage Loan for which there is primary mortgage insurance, the certificate of primary mortgage insurance will be delivered to the Trustee. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Fund, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, any affiliate of the Depositor or the originator of such Mortgage Loan.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee (or to a designated custodian) the related original Cooperative Note, the security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will cause to be filed in the appropriate office an assignment and a refinancing statement evidencing the Trustee's security interest in each Cooperative Loan.

     With respect to each Contract, there will be delivered to the Trustee (or to a designated Custodian) the original Contract and copies of documents and instruments related to each Contract and the security interest in the property securing each Contract. In order to give notice of the right, title and interest of Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Unaffiliated Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Certificateholders in the Contracts could be defeated. See 'Certain Legal Aspects of the Mortgage Loans and Contracts.'

     The Trustee (or the custodian hereinafter referred to) will hold such documents relating to Mortgage Loans or Contracts in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. Unless otherwise provided in the applicable Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect or has not been recorded as required by the applicable Loan Sale Agreement, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the related Unaffiliated Seller. If the Unaffiliated Seller cannot cure such omission or defect within 60 days after receipt of such notice, the Unaffiliated Seller will be obligated, pursuant to the related Loan Sale Agreement, either to repurchase the related Mortgage Loan or Contract from the Trustee within 60 days after receipt of such notice, at a price (the 'Purchase Price') equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Rate or Contract Rate (less any Fixed Retained Yield with respect to such Mortgage Loan or Contract and less the rate, if any, of servicing compensation payable to the Unaffiliated Seller with respect to such Mortgage Loan or Contract) through the last day of the month in which such repurchase takes place or to substitute one or more new Mortgage Loans or Contracts for such Mortgage Loan or Contract. In the case of a Mortgage Loan or Contract so repurchased by an Unaffiliated Seller, the Purchase Price will be deposited in the related Certificate Account. In the case of a substitution, such substitution will be made in accordance with the standards described in 'Representations and Warranties' below.

     There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. The Servicer will be obligated to enforce such obligation to the same extent as it must enforce the obligation of an Unaffiliated Seller for a breach of representation or warranty as described below under 'Representations and Warranties.' However, as in the case of an uncured breach of such a representation or warranty, neither the Servicer (unless the Servicer is the Unaffiliated Seller) nor the Depositor will be obligated to purchase or substitute for such Mortgage Loan or Contract if the Unaffiliated Seller defaults on its repurchase or substitution obligation, unless such breach also constitutes a breach of the representations or warranties of the Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans or Contracts. The custodian will keep such documents as the Trustee's agent under a custodial agreement.

REPRESENTATIONS AND WARRANTIES

     Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Mortgage Loans will have represented, among other things, substantially to the effect that (i) immediately prior to the sale and transfer of such Mortgage Loans, the Unaffiliated Seller had good title to, and was the sole owner of, each such Mortgage Loan and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the tune it was made complied in all material respects with applicable state and federal laws, including, usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each related Mortgage is a valid lien on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the lender's policy of title insurance issued on the date of origination and either (A) specifically referred to in the appraisal made in connection with the origination of the related Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage and (d) in the case of second or more junior loans any senior loans of record as of the date of recording of the Equity Loan) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property that would permit taxing authority to initiate foreclosure proceedings, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the federal flood insurance program, such

Mortgaged Property is covered by flood insurance meeting the requirements of the applicable Pooling and Servicing Agreement.

     Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Contracts sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other digs, substantially to the effect that (i) immediately prior to the sale and transfer of such Contracts, the Unaffiliated Seller had good title to, and was the sole owner of, each such Contract and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,
(iv) as of the date of such transfer, each related Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required by the Pooling and Servicing Agreement and all premiums then due on such insurance have been paid in full.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan or Contract will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan or Contract to the Depositor. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraphs are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Contract by the Unaffiliated Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Contract. However, the Depositor will not include any Mortgage Loan or Contract in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan or Contract as of the date of initial issuance of the related Series of Certificates.

     The Depositor will, unless otherwise provided in the applicable Prospectus Supplement, assign all of its rights (except certain rights to indemnification) with respect to such representations and warranties pursuant to any related Loan Sale Agreement to the Trustee for the benefit of the Certificateholders of the related Series. The Servicer, or the Trustee if the Servicer is the Unaffiliated Seller, will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan or Contract which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan or Contract. Unless otherwise specified in the related Prospectus Supplement, if such Unaffiliated Seller cannot cure such breach within 60 days after notice from the Servicer or the Trustee, as the case may be, then such Unaffiliated Seller will be obligated either (i) to repurchase such Mortgage Loan or Contract from the Trust Fund at the applicable Purchase Price or (ii) subject to the Trustee's approval and to the extent permitted by the Pooling and Servicing Agreement, to substitute for such Mortgage Loan or Contract (a 'Deleted Loan') one or more Mortgage Loans or Contracts, as the case may be (each, a 'Substitute Loan'), but only if (i) with respect to a Trust Fund (or one or more segregated pools of assets therein) for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Certificates. Except as otherwise provided in the related Prospectus Supplement, any Substitute Loan will, on the date of substitution, (i) have a Loan-to-Value Ratio no greater than that of the Deleted Loan, (ii) have a Mortgage Rate or Contract Rate not less than (and not more than 1% greater than) the Mortgage Rate or Contract Rate of the Deleted Loan, (iii) have a Net Mortgage Rate or Net Contract Rate not less than (and not more than 1% greater than) the Net Mortgage Rate or Net Contract Rate of the Deleted Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan and (v) comply with all of the representations and warranties set forth in the related Loan Sale Agreement as of the date of substitution. If substitution is to be made for a Deleted Loan with an adjustable Mortgage Rate or

Contract Rate, the Substitute Loan will also bear interest based on the same index, margin, frequency and month of adjustment as the Deleted Loan. In the event that one Substitute Loan is substituted for more than one Deleted Loan, or more than one Substitute Loan is substituted for one or more Deleted Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances (provided that in all events the tests for a 'qualified mortgage' as described in the second paragraph under the heading 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Qualification as a REMIC' are met as to each Substituted Loan), the rates described in clauses (ii) and (iii) with respect to Deleted Loans will be determined on the basis of weighted average Mortgage Rates and Net Mortgage Rates or Contract Rates and Net Contract Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity. In the case of a Substitute Loan, the mortgage file relating, thereto will be delivered to the Trustee (or the custodian) and the Unaffiliated Seller will pay an amount equal to the excess of
(i) the unpaid principal balance of the Deleted Loan, over (ii) the unpaid principal balance of the Substitute Loan or Loans, together with interest on such excess at the Mortgage Rate or Contract Rate to the next scheduled Due Date of the Deleted Loan. Such amount will be deposited in the Certificate Account for distribution to Certificateholders. Except in those cases in which the Servicer is the Unaffiliated Seller, the Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this repurchase or substitution obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan or Contract. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the Servicer (unless the Servicer is the Unaffiliated Seller) will be obligated to purchase or substitute for a Mortgage Loan or Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans or Contracts.

     If so specified in the applicable Prospectus Supplement, the Depositor, the Servicer or another entity specified in the applicable Prospectus Supplement, will make such representations and warranties as to the types and geographical concentration of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool and as to such other matters concerning such Mortgage Loans or Contracts as may be described therein. Upon a breach of any such representation or warranty which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or Contract, the entity making such representation or warranty will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan or Contract at the Purchase Price or substitute for such Mortgage Loan or Contract in the manner, and subject to the conditions, described above regarding the obligations of Unaffiliated Sellers with respect to missing or defective loan documents or the breach of such Unaffiliated Sellers' representations and warranties. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of a representation or warranty by the Depositor, the Servicer or such other party, respectively.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Servicer, if the Series relates to Mortgage Loans or Contracts, and the Trustee named in the related Prospectus Supplement. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of the Pooling and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions of the Certificates and the Pooling and Servicing Agreements; however, the summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: Len Blum.

     Each Series of Certificates will evidence the beneficial ownership interest in the related Trust Fund created by the Depositor pursuant to the related Pooling and Servicing Agreement. Each Series of Certificates will consist of one or more Classes of Standard Certificates, Stripped Certificates or Multi-Class Certificates. Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. Any Class or Subclass of Multi-Class Certificates may be Compound Interest Certificates. In addition, each Series for which the Depositor has caused the related Trust Fund (or one or more segregated pools of assets therein) to elect to be treated as a REMIC will include one Class or one Subclass of Residual Certificates with respect to each such REMIC which, if offered hereby, will represent the right to receive distributions with respect to such Trust Fund as specified in the related Prospectus Supplement.

     Each Series of Certificates may include one or more Classes or Subclasses of Certificates (the 'Subordinated Certificates') that are subordinate in right of distributions to one or more other Classes or Subclasses of Certificates (the 'Senior Certificates'). Two types of subordination arrangements for a Series which consists of two Classes of Standard Certificates are described herein. See 'Distributions to Standard Certificateholders.' Any other type of subordination arrangement for Standard Certificates, or any subordination arrangement for any Class of Multi-Class Certificates or Stripped Certificates, will be described in the applicable Prospectus Supplement. Certain Series or Classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

     Except as described in the related Prospectus Supplement, the Mortgage

Loans or Contracts included in a Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

     The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class Certificates or Shifting Interest Certificates to elect to be treated as a REMIC. The Depositor may cause any other Trust Fund (or segregated pool of assets therein) to elect to be treated as a REMIC. If such an election is made, such Series will consist of one or more Classes or Subclasses of Certificates that will represent 'regular interests' within the meaning of Code Section 860G(a)(1) (such Certificates collectively referred to as the 'Regular Certificates') and one Class or one Subclass of Certificates that will be designated as the 'residual interest' with respect to each REMIC within the meaning of Code Section 860G(a)(2) (the 'Residual Certificates') representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See 'Certain Federal Income Tax Consequences' herein. The related Prospectus Supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Pooling and Servicing Agreement for a Series may provide that a REMIC election is to be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. As to each Series with respect to which a REMIC election is to be made, the Servicer and the Trustee will be obligated to take certain actions in order to comply with applicable REMIC laws and regulations, and no Certificateholder other than a holder of a Residual Certificate will be liable for any prohibited transaction taxes under applicable REMIC laws and regulations.

     The Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or one Class or one Subclass of Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in the applicable Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated Certificates or the one Class or one Subclass of Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement with respect to a Series of Certificates, each Certificate offered hereby and by the applicable Prospectus Supplement will be issued in fully registered form (each, a 'Definitive Certificate') and will be issued in the authorized denominations as specified in the applicable Prospectus Supplement. The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the related Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange. In the event that an election is made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, no legal or beneficial interest in all or any portion of the 'Residual Certificates' thereof may be transferred without the receipt by the transferor of any affidavit signed by the transferee stating that the transferee is not a 'Disqualified Organization' within the meaning of Code Section 860E(e)(5) or an agent (including a broker, nominee, or other middleman) thereof. The Prospectus Supplement with respect to a Series may specify additional transfer restrictions with respect to the Residual Certificates. See 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates.' If so specified in the related Prospectus Supplement, the Certificates of specified Classes or Subclasses of a Series may be issued in the form of book entries on the records of The Depository Trust Company ('DTC') and participating members thereof.

     Distributions will be made on each of the Distribution Dates specified in the applicable Prospectus Supplement for a Series to persons in whose name the Certificates of such Series are registered at the close of business on the related Record Date. Unless otherwise specified in the applicable Prospectus Supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than the specified fractional undivided interest, notional amount or Stated Amount set forth in such Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than three business days (or such longer period as may be specified in the related Prospectus Supplement) prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or such other entity for such purpose, as specified in the final distribution notice to Certificateholders.

     A Series of Certificates will consist of one or more Classes of Standard Certificates or Stripped Certificates (referred to hereinafter sometimes collectively as 'Percentage Certificates') or two or more Classes of Multi-Class Certificates (each as described below).

PERCENTAGE CERTIFICATES

     Each Series of Percentage Certificates may include one or more Classes of Standard Certificates or Stripped Certificates, any Class of which may be divided into two or more Subclasses. The Standard Certificates of each Class will evidence fractional undivided interests in all of the principal and interest (to the extent of the Net Mortgage Interest Rate) payments on the Mortgage Loans comprising the Trust Fund related to such Series. Each holder of a Standard Certificate of a Class will be entitled to receive its Certificate's percentage interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The percentage interest of each Standard Certificate will be equal to the percentage obtained by dividing the aggregate unpaid principal balance of the Mortgage Loans represented by such Standard Certificate as of the Cut-Off Date by the aggregate unpaid principal balance of the Mortgage Loans represented by all the Standard Certificates of the same Class as of the Cut-Off Date.

     The Stripped Certificates of each Class will evidence fractional undivided interests in specified portions of the principal and/or interest payments on the Mortgage Loans comprising the Trust Fund related to such Series. The holders of the Stripped Certificates of each Class will be entitled to receive a portion (which may be zero) as specified in the applicable Prospectus Supplement of the principal distributions comprising the Pool Distribution Amount, and a portion (which may be zero) as specified in the applicable Prospectus Supplement of the interest distributions comprising the Pool Distribution Amount on each Distribution Date.

     In the case of Classes of Stripped Certificates representing interests in interest distributions on the Mortgage Loans and not in principal distributions on the Mortgage Loans, such Certificates will be denominated in notional amounts. The aggregate original notional amount for a Class of such Certificates will be equal to the aggregate unpaid principal balance (or a specified portion thereof) of the Mortgage Loans as of the Cut-Off Date specified in the applicable Prospectus Supplement. The notional amount of each such Stripped Certificate will be used to calculate the holder's pro rata share of the interest distributions on the Mortgage Loans allocated to that Class and for the determination of certain other rights of holders of such Class of Stripped Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans. Each such Certificate's pro rata share of the interest distribution on the Mortgage Loans on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans allocated to its Class by a fraction, the numerator of which is the original notional amount of such Stripped Certificates and the denominator of which is the aggregate original notional amount of all the Stripped Certificates of its Class.

     The interest of a Class of Percentage Certificates representing an interest in a Trust Fund (or a segregated pool of assets therein) with respect to which an election to be treated as a REMIC has been made may be fixed as described above or may vary over time as a result of prepayments received and losses realized on the underlying Mortgage Loans. A Series of Percentage Certificates comprised of Classes whose percentage interests in the Trust Fund may vary is referred to herein as a Series of 'Shifting Interest Certificates.' Distributions on, and subordination arrangements with respect to, Shifting Interest Certificates are discussed below under the headings 'Description of the Certificates --Distributions to Percentage Certificateholders--Shifting Interest Certificates' and 'Credit Support--Subordination--Shifting Interest Certificates.'

MULTI-CLASS CERTIFICATES

     Each Series may include one or more Classes or Subclasses of Multi-Class Certificates. Each Multi-Class Certificate will be assigned a Stated Amount or Notional Amount. The Stated Amount may be based on an amount of principal of the underlying Mortgage Loans or Contracts or on the value of future cash flows from the related Trust Fund, without distinction as to principal and interest received on the Mortgage Loans or Contracts. Interest on the Classes or Subclasses of Multi-Class Certificates will be paid at rates specified in or determined as specified in the applicable Prospectus Supplement, and will accrue in the manner specified therein. Any Class or Subclass of Multi-Class Certificates may consist of Certificates on which interest accrues but is not payable until such time as specified in the applicable Prospectus Supplement ('Compound Interest Certificates'), and interest accrued on any such Certificate will be added to the Stated Amount thereof in the manner described therein.

     The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (exclusive of interest at the related Interest Rate, if any) to which the holder thereof is entitled from the cash flow on the Mortgage Loans or Contracts and other assets in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class within a Series of Multi-Class Certificates will be specified in the applicable Prospectus Supplement.

FORWARD COMMITMENTS; PRE-FUNDING

     A Trust Fund may enter into an agreement (each, a 'Forward Purchase Agreement') with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the 'Closing Date'). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to the Trust Fund conform to the requirements specified in such Forward Purchase Agreement.

     If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a 'Pre-Funding Account') up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the 'Funding Period') during which any such transfers must occur; for a Trust Fund which elects federal income treatment as REMIC or as a grantor trust, the related Funding Period will be limited to three months from the date such Trust Fund is established; for a Trust Fund which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust Fund is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

     During the Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust Funds as an 'investment company' under the Investment Company Act of 1940, as amended.

DISTRIBUTIONS TO PERCENTAGE CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable Prospectus Supplement, on or about the 15th day of each month in which a Distribution Date occurs (the 'Determination Date'), the Servicer will determine the amount of the payments or other receipts on account of principal and interest on the Mortgage Loans or Contracts which have been received and which will be distributable to holders of Certificates on the next Distribution Date (as further described below, the 'Pool Distribution Amount'). The Pool Distribution Amount will be allocated among the Classes or Subclasses of Percentage Certificates of such Series in the manner described herein under 'Description of the Certificates--Standard Certificates'; however, if such Certificates are also composed of Senior Certificates and Subordinated Certificates, then the Pool Distribution Amount will be allocated in accordance with the terms of the applicable subordination arrangement. Two types of subordination arrangements are described below for a Series which consists of two Classes of Standard Certificates. Any other type of subordination arrangement employed for Certificates of a Series will be described in the related Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the 'Pool Distribution Amount' for a Distribution Date with respect to a Series of Certificates as to which the relevant Trust Fund consists of Mortgage Loans or Contracts will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments, Net Liquidation Proceeds (as defined herein), and Net Insurance Proceeds (as defined herein), if any) and interest on the related Mortgage Loans or Contracts received by the Servicer after the related Cut-Off Date (except for amounts due on or prior to such Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the Determination Date in the month in which such Distribution Date occurs, plus (i) all Advances made by the

Servicer, (ii) all withdrawals from any Buy-Down Fund or other fund described in the related Prospectus Supplement, if applicable, and (iii) all proceeds of Mortgage Loans or Contracts or property acquired in respect thereof purchased or repurchased from the Trust Fund as provided in the Pooling and Servicing Agreement ('Repurchase Proceeds'), but excluding the following:

          (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Advances;

          (b) any unreimbursed Advances with respect to Liquidated Mortgage Loans (as defined herein) or Liquidated Contracts (as defined herein);


          (c) those portions of each payment of interest on a particular Mortgage Loan or Contract which represents (i) the Fixed Retained Yield, if any, and (ii) the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described in 'Servicing of the Mortgage Loans and Contracts-- Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts';

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all principal prepayments and all proceeds (including Liquidation Proceeds, Insurance Proceeds and Repurchase Proceeds) of any Mortgage Loans or Contracts, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

          (f) where permitted by the related Pooling and Servicing Agreement, that portion of Liquidation Proceeds or Insurance Proceeds which represents Fixed Retained Yield, if any, or any unpaid Servicing Fee to which the Servicer is entitled;

          (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts pertained to be withdrawn by the Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

          (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain pursuant to the applicable Pooling and Servicing Agreement; and

          (i) where permitted by the applicable Pooling and Servicing Agreement, reinvestment earnings on payments received in respect of the Mortgage Loans or Contracts.

     CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES

     With respect to a Series of Certificates which is comprised of one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, the Servicer shall determine the aggregate amount which would have been distributable to such Class of Senior Certificates (the 'Senior Class Distributable Amount') and the aggregate amount which would have been distributable to such Class of Subordinated Certificates (the 'Subordinated Class Distributable Amount') assuming, among other things, no delinquencies or losses on the Mortgage Loans or Contracts preceding such Distribution Date and, based on the Pool Distribution Amount and such Distributable Amounts, will determine the amount actually to be distributed to each Class and Subclass.

     Calculation of Distributable Amounts. If a Series of Certificates includes one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated

Certificates, unless otherwise specified in the applicable Prospectus Supplement, the Senior Class Distributable Amount with respect to such Senior Certificates on a Distribution Date will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Class of Senior Certificates (the 'Senior Class Principal Portion') of:

             (a) all scheduled payments of principal on each outstanding Mortgage Loan or Contract that became due on the Due Date immediately preceding such Distribution Date in accordance with the amortization schedules of the related Mortgage Loans or Contracts (as adjusted to give effect to any previous prepayments), whether or not such payments were actually received by the Servicer (the aggregate of such scheduled payments due on any such Due Date being referred to herein as 'Scheduled Principal');

             (b) all principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs;

             (c) the Scheduled Principal Balance (as defined herein) of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in 'The Trust Funds' and 'The Pooling and Servicing Agreement'), and of each Mortgage Loan or Contract as to which the Servicer has determined that all recoveries of Liquidation Proceeds and Insurance Proceeds have been received (a 'Liquidated Mortgage Loan' or 'Liquidated Contract'), in each case during the month preceding the month in which such Distribution Date occurs, calculated as of the date each such Mortgage Loan or Contract was purchased or calculated as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

             (d) with respect to (1) the disposition of the Mortgaged Property or Manufactured Home in connection with any Liquidated Mortgage Loan or Contract, the amount by which Net Liquidation Proceeds and Net Insurance Proceeds exceed the unpaid principal balance of such Mortgage Loan or Contract and accrued but unpaid interest on such Mortgage Loan or Contract at the Mortgage Rate or Contract Rate to the Due Date next succeeding the last date of receipt of the Liquidation Proceeds and Insurance Proceeds, and (2) the repurchase of Mortgage Loans or Contracts in connection with an early termination of the Trust Fund (see 'The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans and Contracts'), the amount by which the repurchase price exceeds the aggregate unpaid principal balances of the Mortgage Loans or Contracts in the related Trust Fund and accrued but unpaid interest at the weighted average Mortgage Rate or Contract Rate through the end of the month in which such repurchase occurs (collectively, 'Gain From Acquired Property'); and

          (ii) interest at the Pass-Through Rate for the Class of Senior

     Certificates from the second preceding Due Date (or the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Senior Class Principal Portion of the aggregate Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date) whether or not such interest was actually received by the Servicer; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Senior Class Principal Portion of any indemnification payments made to the Servicer, the Depositor, or any officer, director, employee or agent of either the Servicer or the Depositor since the preceding Distribution Date as described under 'Servicing of the Mortgage Loans and Contracts--Certain Matters Regarding the Servicer and the Depositor' below (the 'Indemnification Payments').

     Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Class Distributable Amount with respect to a Distribution Date for Percentage Certificates which are Subordinated Certificates will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Subordinated Certificates (the 'Subordinated Class Principal Portion') of:

             (a) all Scheduled Principal;

             (b) all principal prepayments received by the Servicer during the month preceding the month in which such Distribution Date occurs;

             (c) the Scheduled Principal Balance of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in 'The Trust Funds' and 'The Pooling and Servicing Agreement'), and of each Mortgage Loan or Contract which became a Liquidated Mortgage Loan or Liquidated Contract, in each case during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan or Contract was purchased, or as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

             (d) Gain From Acquired Property; and

          (ii) interest at the Pass-Through Rate for the Class of Subordinated Certificates from the second preceding Due Date (or from the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Subordinated Class Principal Portion of the Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date), whether or not such interest was actually received with respect to the Mortgage Loans or Contracts; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Subordinated Class Principal Portion of any Indemnification Payments.

     The foregoing is subject to the proviso that if one or more REMIC elections are made with respect to a Series of Certificates, any Gain From Acquired Property will not be included in the Distributable Amount of the Class of such Series which consist of Regular Interests, but shall instead be paid in full to the holders of the Residual Certificates of such Series.

     Calculation of Amounts To Be Distributed. The Servicer will calculate, on the related Determination Date, the portion of the Distributable Amount for each Class of the Series that is actually available to be paid out of the Pool Distribution Amount on the Distribution Date prior to any adjustments with respect to subordination. The portion so available on a Distribution Date to the Senior Certificateholders and to the Subordinated Certificateholders (respectively, the 'Senior Class Pro Rata Share', and the 'Subordinated Class Pro Rata Share') will, unless otherwise specified in the applicable Prospectus Supplement, be the amount equal to the product of the Pool Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Distributable Amount for such Class on such Distribution Date and the denominator of which is the sum of the Distributable Amounts for such Series on such Distribution Date.

     So long as the Subordinated Amount is greater than zero, the holders of Senior Certificates will be entitled to receive on any Distribution Date the lesser of (a) the sum of the Senior Class Distributable Amount and the Senior Class Carryover Shortfall (as defined below) and (b) the Senior Class Pro Rata Share on such Distribution Date (the 'Basic Senior Class Distribution'). In addition, to the extent Senior Class Credit Enhancement is available, the holders of Senior Certificates will be entitled to receive the amount, if any, by which the Senior Class Distributable Amount plus any Senior Class Carryover Shortfall (as defined below) on such Distribution Date exceeds the Basic Senior Class Distribution on such Distribution Date (such excess being referred to herein as the 'Senior Class Shortfall'). 'Senior Class Credit Enhancement' includes: (a) amounts otherwise distributable to the holders of Subordinated Certificates on such Distribution Date and amounts available for such purpose in any Subordination Reserve Fund pursuant to any subordination of the rights of any holders of Subordinated Certificates as described below; and (b) any other credit enhancement arrangement which shall be specified in the related Prospectus Supplement. See 'Credit Support'. The 'Senior Class Carryover Shortfall' on any Distribution Date means the amount the holders of Senior Certificates were entitled to receive on the prior Distribution Date over the amount the holders of Senior Certificates actually received on such prior Distribution Date, together with interest on the difference at Pass-Through Rate for the Senior Certificates from such prior Distribution Date through the current Distribution Date.

     At the time the Subordinated Amount, if any, is reduced to zero, Senior

Certificateholders will be entitled to the Senior Class Pro Rata Share on each Distribution Date. In such event any remaining Senior Class Shortfall will cease to be payable from available sources of credit enhancement, except that the portion of such Senior Class Shortfall which is attributable to the account of interest on any previous Senior Class Carryover Shortfall (the 'Senior Class Shortfall Accruals') shall continue to bear interest at the Pass-Through Rate for the Senior Certificates, and the holders of Senior Certificates shall continue to have a preferential right to be paid such amount from distributions otherwise available for distribution to any holders of Subordinated Certificates, until such amount (including interest thereon at the Pass-Through Rate for the Senior Certificates) is paid in full. See 'Credit Support--Subordination.'

     So long as the Subordinated Amount is greater than zero, the holders of Subordinated Certificates will be entitled to receive on any Distribution Date an amount equal to the excess of (a) the sum of (i) the Pool Distribution Amount and (ii) all amounts released from the Subordination Reserve Fund for distribution to the holders of Subordinated Certificates on such Distribution Date over (b) the sum of (i) the Basic Senior Class Distribution, (ii) any amounts required to be distributed to the holders of Senior Certificates pursuant to the subordination of the rights of the holders of Subordinated Certificates and (iii) amounts required to be deposited in the Subordination Reserve Fund. See 'Credit Support.' At the time the Subordinated Amount, if any, is reduced to zero, Subordinated Certificateholders will be entitled to the Subordinated Class Pro Rata Share on each Distribution Date; provided, however, that such amount to be distributed to the holders of Subordinated Certificates shall be decreased to give effect to the preferential right of the holders of Senior Certificates to receive Senior Class Shortfall Accruals as provided herein.

     The foregoing is subject to the proviso that if a REMIC election has been made with respect to a Trust Fund (or a segregated pool of assets therein), the Subordinated Certificateholders of the related Series will be entitled to the sum of (a) the Subordinated Class Pro Rata Share, (b) all amounts in the Subordination Reserve Fund (net of any amount required to be maintained as liquidity for Advances) and (c) such other amounts, if any, as may be specified in the related Prospectus Supplement (including, if such Certificates are Residual Certificates, any Gain From Acquired Property).

     SHIFTING INTEREST CERTIFICATES

     On each Distribution Date for a Series which is comprised of two Classes of Standard Certificates which are Shifting Interest Certificates, the holders of record on the Record Date of the Senior Certificates thereof will be entitled to receive, to the extent of the Pool Distribution Amount with respect to such Distribution Date and prior to any distribution being made on the related Subordinated Certificates, an amount equal to the Senior Class Distribution Amount. The Senior Class Distribution Amount will (except as otherwise set forth in the applicable Prospectus Supplement) be calculated for any Distribution Date as the lesser of (x) the Pool Distribution Amount for such Distribution Date and
(y) the sum of:

          (i) one month's interest at the applicable Pass-Through Rate on such Class's outstanding principal balance (less, if specified in the applicable

     Prospectus Supplement, (a) the amount of such interest constituting Deferred Interest, if any, not then payable on the Mortgage Loans or Contracts and (b) the amount by which the Prepayment Interest Shortfall with respect to the preceding month exceeds the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on such Distribution Date, in each case allocated to such Class on the basis set forth in the related Prospectus Supplement);

          (ii) if distribution of the amount of interest calculated pursuant to clause (i) above on prior Distribution Dates was not made in full on such prior Distribution Dates, an amount equal to (a) the difference between (x) the amount of interest which the holders of such Certificates would have received on such prior Distribution Dates if there had been sufficient funds available in the Certificate Account and (y) the amount of interest actually distributed to such holders on such prior Distribution Dates, together with interest on such difference (to the extent permitted by applicable law) at the applicable Pass-Through Rate of such Class (the 'Unpaid Interest Shortfall') less (b) the aggregate amount distributed on Distribution Dates subsequent to such prior Distribution Dates with respect to the Unpaid Interest Shortfall;

          (iii) such Class's percentage, calculated as provided in the related Prospectus Supplement, of (a) all scheduled payments of principal due on each outstanding Mortgage Loan or Contract that became due on the Due Date occurring in the month in which such Distribution Date occurs, (b) all partial principal prepayments received in the month preceding the month in which such Distribution Date occurs and (c) except for Special Hazard Mortgage Loans or Special Hazard Contracts covered by clause (iv) below, the Scheduled Principal Balance of each Mortgage Loan or Contract which, during the month preceding the month in which such Distribution Date occurs, (i) was the subject of a principal prepayment in full, (ii) became a Liquidated Mortgage Loan or Liquidated Contract or (iii) was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in 'The Trust Funds' and 'The Pooling and Servicing Agreement'); and

          (iv) if the Special Hazard Termination Date (as defined below) has occurred as a result of cumulative net losses on Special Hazard Mortgage Loans or Special Hazard Contracts exceeding the applicable Special Hazard Loss Amount (as defined below), such Class's specified percentage of the Net Liquidation Proceeds and Net Insurance Proceeds from any Mortgage Loan or Contract that became a Special Hazard Mortgage Loan or Special Hazard Contract during the month preceding the month in which such Distribution Date occurs, less the total amount of delinquent installments of principal in respect of such Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of such Class of Certificates out of amounts otherwise distributable to the holders of the related Subordinated Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest on the Senior Certificates;


provided that, if such Distribution Date falls on or after the Cross-Over Date (i.e., the date on which the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the related Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates), then the Senior Class Distribution Amount will instead equal the lesser of (x) the Pool Distribution Amount and (y) the sum of the items referred to above plus the amount by which such Senior Certificates' outstanding principal balance as of such Distribution Date exceeds the Pool Scheduled Principal Balance as of such Distribution Date. The 'Scheduled Principal Balance' of a Mortgage Loan or Contract for any Distribution Date is the unpaid principal balance of such Mortgage Loan or Contract as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy, moratorium or similar waiver or grace period) as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to the payment of principal due on such first day of the month, any partial prepayments applied on or prior to such first day of the month, the addition to the principal of such Mortgage Loan or Contract on or prior to such first day of the month of any Deferred Interest, and irrespective of any delinquency in payment by the mortgagor or obligor. The 'Pool Scheduled Principal Balance' as of any Distribution Date is the aggregate of the Scheduled Principal Balances of all Mortgage Loans or Contracts in a Trust Fund for such Distribution Date.

     If so provided in the applicable Prospectus Supplement, the Class of Senior Certificates will also be entitled to receive its specified percentage, referred to in clauses (y)(iii)(b) and (y)(iii)(c)(i) above, of all partial principal prepayments and all principal prepayments in full on the Mortgage Loans or Contracts in the related Trust Fund under the circumstances or for the period of time specified therein, which will have the effect of accelerating the amortization of the Class of Senior Certificates while increasing the respective interest evidenced by the Class of Subordinated Certificates in the related Trust Fund. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

     If the Special Hazard Termination Date would occur on any Distribution Date under the circumstances referred to in 'Credit Support--Subordination,' the Senior Class Distribution Amount for each Class and

Subclass of Senior Certificates of such Series calculated as set forth in the two preceding paragraphs will be modified to the extent described in such section.

     Amounts distributed to the Class of Senior Certificates on a Distribution Date will be deemed to be applied first to the payment of current interest, if any, due on such Certificates (i.e., the amount calculated pursuant to clause
(y)(i) of the third preceding paragraph), second to the payment of any Unpaid Interest Shortfall (i.e., the amount calculated pursuant to clause (y)(ii) of such paragraph) and third to the payment of principal, if any, due on such Certificates (i.e., the aggregate of the amounts calculated pursuant to clauses
(y)(iii) and (y)(iv) of such paragraph).


     As indicated above, in the event that the Pool Distribution Amount on any Distribution Date is not sufficient to make the full distribution of current interest to the holders of Senior Certificates entitled to payments of interest, the difference between the amount of current interest which the holders of such Certificates would have received on such Distribution Date if there had been sufficient funds available and the amount actually distributed will be added to the amount of interest which the holders of such Certificates are entitled to receive on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such interest shortfall so carried forward will bear interest (to the extent permitted by applicable law) at the Pass-Through Rate applicable to such Certificates or at such other rate as specified in the applicable Prospectus Supplement.

     If the Pool Distribution Amount is insufficient on any Distribution Date to make the full distribution of principal due to the holders of Senior Certificates, the percentage of principal payments to which the holders of the Senior Certificates would be entitled on the immediately succeeding Distribution Date will be increased, as more fully described below under 'Credit Support--Subordination--Shifting Interest Certificates.' This increase will have the effect of reducing, as a relative matter, the respective interest of the holders of the related Subordinated Certificates in future payments of principal on the related Mortgage Loans or Contracts. If the Pool Distribution Amount is not sufficient to make full distribution described above to the holders of the Class of Senior Certificates on any Distribution Date, unless otherwise provided in the applicable Prospectus Supplement, the holders of such Class will share in the funds actually available in proportion to the respective amounts that such Class would have received had the Pool Distribution Amount been sufficient to make the full distribution of interest and principal due to such Class.

     Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date the holders of the related Class of Subordinated Certificates of a Series will be entitled to receive, out of the Pool Distribution Amount, all amounts remaining and available for distribution to them after deduction of the amounts required to be distributed to the holders of all Senior Certificates of such Series.

EXAMPLE OF DISTRIBUTION TO STANDARD CERTIFICATEHOLDERS

     The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Fund's existence, assuming the Certificates are issued in the month of January, with a Distribution Date on the 25th of each month and a Determination Date on the 15th of each month:

January 1(A)..................................  Cut-Off Date
January 2--January 31(B)......................  The Servicer receives any principal prepayments, Net Liquidation Proceeds, Net
                                                Insurance Proceeds and Repurchase Proceeds
January 31(C).................................  Record Date
February 1--February 15(D)....................  The Servicer receives scheduled payments of principal and interest due on February 1

February 15(E)................................  Determination Date
February 25(F)................................  Distribution Date

     Succeeding monthly periods follow the pattern of (B) through (F), except that the period in (B) begins on the first of the month.

     (A) The initial unpaid principal balance of the Mortgage Loans or Contracts in a Trust Fund would be the aggregate unpaid principal balance of the Mortgage Loans or Contracts at the close of business on January 1, after deducting principal payments due on or before such date. Those principal payments due on or before January 1 and the related interest payments would not be part of the Trust Fund and would be remitted by the Servicer to the Depositor when received.

     (B) Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period would be credited to the Certificate Account for distribution to Certificateholders on the February 25 Distribution Date. To the extent funds are available from the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date, the Servicer would make an additional payment to Certificateholders with respect to any Prepayment Interest Shortfall realized during this period.

     (C) Distributions in the month of February will be made to Certificateholders of record at the close of business on this date.

     (D) Scheduled monthly payments on the Mortgage Loans or Contracts due on February 1 will be deposited in the Certificate Account as received by the Servicer. Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period, will be deposited in the Certificate Account but will not be distributed to Certificateholders on the February 25 Distribution Date. Instead, such amounts will be credited to the Certificate Account for distribution to Certificateholders on the March 25 Distribution Date.

     (E) As of the close of business on February 15, a determination will be made of the amounts of Advances and the amounts of principal and interest which will be distributed to the Certificateholders. Those scheduled payments due on or before February 1 which have been received on or before February 15 and those principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during the period commencing January 2 and ending on January 31 will be distributed to Certificateholders on the February 25 Distribution Date. In addition, the amounts payable in respect of any form of credit enhancement will be calculated in accordance with the related Pooling and Servicing Agreement.

     (F) Unless otherwise so specified in the related Prospectus Supplement, the Servicer or the Paying Agent, will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

DISTRIBUTIONS TO MULTI-CLASS CERTIFICATEHOLDERS

     VALUATION OF MORTGAGE LOANS AND CONTRACTS

     If specified in the Prospectus Supplement relating to a Series of Certificates having one or more Classes or Subclasses of Multi-Class Certificates, for purposes of establishing the principal amount of Mortgage Loans or Contracts that will be included in a Trust Fund for such Series, each Mortgage Loan or Contract to be included in such Trust Fund will be assigned an initial 'Pool Value.' Unless otherwise specified in the applicable Prospectus Supplement, the Pool Value of each Mortgage Loan or Contract in the Trust Fund for such Series will be the Stated Amount of Certificates of such Series which, based upon certain assumptions and regardless of any prepayments on such Mortgage Loans or Contracts, can be supported by the scheduled payments of principal and interest on such Mortgage Loans or Contracts (net of the Fixed Retained Yield on such Mortgage Loans or Contracts, if any, and the applicable Servicing Fee), together with reinvestment earnings thereon, if any, at the Assumed Reinvestment Rate for the period specified in the related Prospectus Supplement and amounts available to be withdrawn (if applicable) from any reserve fund for such Series, all as specified in the applicable Prospectus Supplement. In calculating the Pool Value of a Mortgage Loan or Contract included in the Trust Fund, future distributions on such Mortgage Loan or Contract will be determined based on scheduled payments on such Mortgage Loan or Contract. Any similar Mortgage Loans or Contracts may be aggregated into one or more groups (each, a 'Pool Value Group') each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans or Contracts in the Pool Value Group constituted a single loan having the highest interest rate and the longest maturity of any such loan for such Pool Value Group. There are a number of alternative means of determining the Pool Value of a Mortgage Loan, Contract or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled payments of principal and interest thereon and determinations based on the relationship between the Mortgage Rates or Contract Rates borne thereby and the Interest Rates of the Multi-Class Certificates of the related Series. The Prospectus Supplement for each Series will describe the method or methods (and related assumptions) used to determine the Pool Values of the Mortgage Loans or Contracts or the Pool Value Groups for such Series.

     The 'Assumed Reinvestment Rate' for a Series of Multi-Class Certificates will be the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Multi-Class Certificates or a rate insured by means of a surety bond, guaranteed investment contract or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

     DISTRIBUTIONS OF INTEREST

     The Trustee will make distributions of interest on each Class of the

Multi-Class Certificates from the date and at the rates per annum (calculated on the Stated Amount or Notional Amount of such Class) specified in, or as otherwise determined in the manner set forth in, the related Prospectus Supplement (and unless otherwise specified in such Prospectus Supplement, calculated on the basis of a 360-day year of twelve 30-day months) and in accordance with the priorities set forth in the related Prospectus Supplement. Interest on all Classes of Multi-Class Certificates of a Series, other than Compound Interest Certificates, will be distributed on the Distribution Dates for such Series specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each Class of Compound Interest Certificates will be made on each Distribution Date after the Stated Amount of all Multi-Class Certificates of such Series having a Last Scheduled Distribution Date prior to the Last Scheduled Distribution Date of such Class of Compound Interest Certificates has been reduced to zero. Prior to that time, interest on such Class of Compound Interest Certificates will be added to the Stated Amount thereof on each Distribution Date. Such Class of Compound Interest Certificates will thereafter receive distributions of interest on the Stated Amount thereof as so adjusted.

     DISTRIBUTIONS IN REDUCTION OF STATED AMOUNT FOR A SERIES OF MULTI-CLASS CERTIFICATES NOT INCLUDING A SUBORDINATION FEATURE

     The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (excluding interest distributions, but including, in the case of Compound Interest Certificates, interest which has not been distributed and which has been added to the Stated Amount thereof) to which the holder thereof is entitled from the cash flow on the assets included in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class of Multi-Class Certificates will be specified in the applicable Prospectus Supplement. On each Distribution Date, distributions in reduction of Stated Amount of the Classes of Multi-Class Certificates will be made, to the extent funds are available, to the holders of the Multi-Class Certificates of such Series then entitled to receive such distributions, in the order and in the amounts specified in the related Prospectus Supplement. Distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against an increase in the weighted average life of such Classes as a result of a slower than expected or scheduled rate of principal prepayments on the Mortgage Loans ('extension protection'). In addition, distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against a reduction in the weighted average life of such Classes as a result of a faster than expected or scheduled rate or principal prepayments on the Mortgage Loans ('call protection'). By virtue of such allocations of distributions in reduction of Stated Amount to provide extension protection and call protection to some Classes, the weighted average lives of certain other Classes may be more greatly affected by a faster or slower than expected or scheduled rate of principal prepayments on the Mortgage Loans. See 'Prepayment and Yield Considerations--Weighted Average Life of Certificates.' Distributions in reduction of Stated Amount with respect to any Class or Subclass of Multi-Class Certificates will be made on a pro rata or random lot or such other basis as is specified in the applicable Prospectus Supplement.


     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the aggregate amount that will be distributed in reduction of Stated Amount to holders of Multi-Class Certificates of a Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the Multi-Class Certificate Distribution Amount (as defined herein) and (ii) if and to the extent specified in the related Prospectus Supplement, the applicable percentage of the Spread specified in such Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the 'Multi-Class Certificate Distribution Amount' with respect to a Distribution Date for a Series of Multi-Class Certificates will equal the amount, if any, by which the Stated Amount of the Multi-Class Certificates of such Series (after taking into account the amount of interest to be added to the Stated Amount of any Class of Compound Interest Certificates on such Distribution Date and before giving effect to any distributions in reduction of Stated Amount on such Distribution Date) exceeds the Pool Value (as defined herein) of the Mortgage Loans or Contracts included in the Trust Fund for such Series as of the end of the period (a 'Due Period') specified in the related Prospectus Supplement. For purposes of determining the Multi-Class Certificate Distribution Amount with respect to a Distribution Date for a Series of Certificates having one or more Classes of Multi-Class Certificates, the Pool Value of the Mortgage Loans or Contracts included in the Trust Fund for such Certificates will be reduced to take into account all distributions thereon received by the Trustee during the applicable Due Period.

     Unless otherwise specified in the applicable Prospectus Supplement, 'Spread' with respect to a Distribution Date for a Series of Multi-Class Certificates will be the excess of (a) the sum of (i) all payments of principal and interest received on the related Mortgage Loans or Contracts (net of the Fixed Retained Yield, if any, and the applicable Servicing Fee, if any, with respect to such Mortgage Loans or Contracts) in the Due Period applicable to such Distribution Date and, in the case of the first Due Period, any amount deposited by the Depositor in the Certificate Account on the Closing Date, (ii) income from reinvestment thereof, if any, and (iii) to the extent specified in the applicable Prospectus Supplement, the amount of cash withdrawn from any reserve fund or available under any other form of credit enhancement for such Series since the prior Distribution Date (or since the Closing Date, in the case of the first Distribution Date) and required to be deposited in the Certificate Account for such Series, over (b) the sum of (i) all required to be deposited on the Multi-Class Certificates of such Series on such Distribution Date, (ii) the Multi-Class Certificate Distribution Amount for such Distribution Date, (iii) if applicable, any Special Distributions (as described below) in reduction of the Stated Amount of the Multi-Class Certificates of such Series made since the preceding Distribution Date (or since the Closing Date in the case of the first Distribution Date), including any accrued interest distributed with such Special Distributions, (iv) all administrative and other expenses relating to the Trust Fund payable during the Due Period preceding such Distribution Date, other than such expenses which are payable by the Servicer, if any, and (v) any amount required to be deposited into any reserve fund. Reinvestment income on any reserve fund will not be included in Spread except to the extent that reinvestment income is taken into account in calculating the initial amount required to be deposited in such reserve fund, if any.

     SUBORDINATION

     The Prospectus Supplement relating to a Series which includes one or more Classes or Subclasses of Multi-Class Certificates may specify that the rights of one or more of such Classes or Subclasses (or the related Residual Certificates of such Series) will be Senior to, or subordinated to, the rights of one or more other Classes of Certificates of such Series.

     If a Series which includes one or more Classes or Subclasses of Multi-Class Certificates includes a subordination feature, on each Distribution Date, distributions of interest, if any, will be made in accordance with the preferential priorities specified in the related Prospectus Supplement and from the date and at the Interest Rates specified therein or as otherwise specified therein and distributions in reduction of Stated Amount, if any, will be made to the holders of the Multi-Class Certificates in the amount and in the manner specified in and in accordance with the preferential distribution provisions described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement the Subordinated Amount will be reduced as the pool experiences losses, as well as through seasoning and prepayment of the Mortgage Loans or Contracts included in the Trust Fund.

     SPECIAL DISTRIBUTIONS

     To the extent specified in the Prospectus Supplement relating to a Series which includes Multi-Class Certificates which have less frequent than monthly Distribution Dates, any such Class or Subclass having Stated Amounts may receive special distributions in reduction of Stated Amount, together with accrued interest on the amount of such reduction ('Special Distributions') in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans or Contracts, the Trustee determines, based on assumptions specified in the applicable Pooling and Servicing Agreement, that the amount of cash anticipated to be available on the next Distribution Date for such Series to be distributed to the holders of such Multi-Class Certificates may be less than the sum of (i) the interest scheduled to be distributed to such holders and (ii) the amount to be distributed in reduction of Stated Amount of such Multi-Class Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Amount would be made on the next Distribution Date.

     To the extent specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be subject to special distributions in reduction of the Stated Amount thereof at the option of the holders of such Certificates, or to mandatory distributions by the Servicer. Any such distributions with respect to a Series will be described in the applicable Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Pooling and Servicing Agreement for such Series.


     LAST SCHEDULED DISTRIBUTION DATE

     The 'Last Scheduled Distribution Date' for each Class of Multi-Class Certificates of a Series having a Stated Amount, to the extent Last Scheduled Distribution Dates are specified in the applicable Prospectus Supplement, is the latest date on which (based upon the assumptions set forth in the applicable Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount of each such Class of Multi-Class Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Mortgage Loans or Contracts, the actual last Distribution Date for any such Class may occur significantly earlier than its Last Scheduled Distribution Date. To the extent of any delays in receipt of any payments, insurance proceeds or liquidation proceeds with respect to the Mortgage Loans or Contracts included in any Trust Fund, the last Distribution Date for any such Class may occur later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans or Contracts in the Trust Fund for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of Interest Rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage Loans or Contracts. See 'Prepayment and Yield Considerations.'

                                 CREDIT SUPPORT

SUBORDINATION

     CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES

     If so specified in the Prospectus Supplement relating to a Series of Certificates as to which the related Trust Fund consists of Mortgage Loans or Contracts, other than a Series of Shifting Interest Certificates, the rights of the holders of a Class of Subordinated Certificates to receive distributions will be subordinated to the rights of the holders of a Class of Senior Certificates, to the extent of the Subordinated Amount specified in such Prospectus Supplement. The Subordinated Amount will be reduced by an amount equal to Aggregate Losses and will be further reduced in accordance with a schedule described in the applicable Prospectus Supplement. Aggregate Losses as defined in the applicable Pooling and Servicing Agreement for any given period will equal the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the Senior Certificateholders paid or borne by the Subordinated Certificateholders (but excluding any payments of Senior Class Shortfall Accruals or interest thereon) ('Payment Deficiencies') during such period, whether such aggregate amount results by way of withdrawals from the Subordination Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reductions in amounts that would otherwise have been distributable to the Subordinated Certificateholders on any Distribution Date, or otherwise; less the aggregate amount of previous Payment Deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such Previous Payment Deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal or interest payments, Liquidation Proceeds and insurance proceeds (net, in each case, of any applicable Fixed Retained Yield and any unpaid Servicing Fee to which the Servicer is entitled, foreclosure costs and other servicing costs, expenses and advances relating to such Mortgage Loans or Contracts).

     The protection afforded to the Senior Certificateholders by the subordination feature described above will be effected both by the preferential right, to the extent specified in the applicable Prospectus Supplement, of such Senior Certificateholders to receive current distributions on the related Mortgage Loans or Contracts that, but for such subordination, would otherwise have been distributable to the Subordinated Certificateholders from the related Trust Fund (to the extent of the Subordinated Amount for such Series) and (unless otherwise specified in the applicable Prospectus Supplement) by the establishment and maintenance of a Subordination Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Subordination Reserve Fund will not be a part of the Trust Fund. The Subordination Reserve Fund may be funded initially with an initial deposit by the Depositor (the 'Initial Deposit') in an amount set forth in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) first equals or exceeds the Specified Subordination Reserve Fund Balance set forth in the applicable Prospectus Supplement, the Servicer will withhold all amounts that would otherwise have been distributable to the Subordinated Certificateholders and deposit such amounts (less any portions thereof required to be distributed to Senior Certificateholders as described below) in the Subordination Reserve Fund. The time necessary for the Subordination Reserve Fund of a Series to reach the applicable Specified Subordination Reserve Fund Balance for such Series after the initial issuance of the Certificates, and the period for which such balance is maintained, will be affected by the prepayment, delinquency and foreclosure or repossession experience of the Mortgage Loans or Contracts in the related Trust Fund and cannot be accurately predicted. Unless otherwise specified in the applicable Prospectus Supplement, after the amount in the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) for a Series first equals or exceeds the applicable Specified Subordination Reserve Fund Balance, the Servicer will withhold from the Subordinated Certificateholders and will deposit in the Subordination Reserve Fund such portion of the principal payments on the Mortgage Loans or Contracts otherwise distributable to the Subordinated Certificateholders as may be necessary to maintain the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) at the Specified Subordination Reserve Fund Balance. The Prospectus Supplement for each Series will set forth the amount of the Specified Subordination Reserve Fund Balance applicable from time to time and the extent, if any, to which the Specified Subordination Reserve Fund

Balance may be reduced. Unless otherwise specified in the applicable Prospectus Supplement, the Specified Subordination Reserve Fund Balance for a Series will not be required to exceed the Subordinated Amount.

     If on any Distribution Date while the Subordinated Amount exceeds zero, there is a Senior Class Shortfall, the Senior Class Certificateholders will be entitled to receive from current payments on the Mortgage Loans or Contracts that would otherwise have been distributable to Subordinated Certificateholders the amount of such Senior Class Shortfall. If such current payments are insufficient, an amount equal to the lesser of: (i) the entire amount on deposit in the Subordination Reserve Fund available for such purpose; or (ii) the amount necessary to cover the Senior Class Shortfall will be withdrawn from the Subordination Reserve Fund. Amounts representing investment earnings on amounts held in the Subordination Reserve Fund will not be available to make payments to the Senior Certificateholders. If current payments on the Mortgage Loans or Contracts and amounts available in the Subordination Reserve Fund are insufficient to pay the entire Senior Class Shortfall, then amounts held in the Certificate Account for future distributions will be distributed as necessary to the Senior Certificateholders.

     In the event the Subordination Reserve Fund is depleted before the Subordinated Amount is reduced to zero, the Senior Certificateholders will continue to have a preferential right, to the extent specified in the applicable Prospectus Supplement, to receive current distributions of amounts that would otherwise have been distributable to the Subordinated Certificateholders to the extent of the then Subordinated Amount.

     After the Subordinated Amount is reduced to zero, the Senior Certificateholders of a Series will, unless otherwise specified in the applicable Prospectus Supplement, nonetheless have a preferential right to receive payment of Senior Class Shortfall Accruals and interest which has accrued thereon from amounts that would otherwise have been distributable to the Subordinated Certificateholders. The Senior Certificateholders will otherwise bear their proportionate share of any losses realized on the Trust Fund in excess of the Subordinated Amount.

     Unless otherwise specified in the related Prospectus Supplement, amounts held from time to time in the Subordination Reserve Fund for a Series will be held for the benefit of the Senior Certificateholders and Subordinated Certificateholders of such Series until withdrawn from the Subordination Reserve Fund as described below; provided, however, that the portion of the Initial Deposit, if any, which has not been recovered by the Servicer and any undistributed investment earnings attributable thereto will continue to be the property of the Servicer and will ultimately be recoverable by the Servicer.

     Amounts withdrawn from the Subordination Reserve Fund for a Series and deposited in the Certificate Account for such Series will be charged first against amounts in the Subordination Reserve Fund other than the Initial Deposit, if any, for such Series, and thereafter against such Initial Deposit.

     If so specified in the related Prospectus Supplement, if the Subordinated Amount for a Series is reduced to zero and funds remain in the Subordination Reserve Fund, an amount (the 'Advance Reserve') equal to the lesser of (i) the amount of the Initial Deposit and (ii) such funds remaining in the Subordination Reserve Fund at the time the Subordinated Amount is reduced to zero, will remain in the Subordination Reserve Fund and be available in certain circumstances for withdrawal to make Advances.

     Any amounts in the Subordination Reserve Fund for a Series on a Distribution Date in excess of the Specified Subordination Reserve Fund Balance on such date prior to the time the Subordinated Amount for such Series is reduced to zero, and any amounts remaining in the Subordination Reserve Fund for such Series upon termination of the trust created by the applicable Pooling and Servicing Agreement, will be paid, unless otherwise specified in the applicable Prospectus Supplement, to the Subordinated Certificateholders of such Series in accordance with their pro rata ownership thereof, or, in the case of a Series with respect to which an election has been made to treat the Trust Fund as a REMIC, first to the Residual Certificateholders (to the extent of any portion of the Initial Deposit, if any, and undistributed reinvestment earnings attributable thereto), and second to the Subordinated Certificateholders of such Series, in each case in accordance with their pro rata ownership thereof. Amounts permitted to be distributed from the Subordination Reserve Fund for a Series will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

     Funds in the Subordination Reserve Fund for a Series will be invested as provided in the applicable Pooling and Servicing Agreement in certain types of eligible investments ('Eligible Investments'). If an election has been made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, no more than

30% of the income or gain of the Subordination Reserve Fund in any taxable year may be derived from the sale or other disposition of investments held for less than three months in the Subordination Reserve Fund. The earnings on such investments will be withdrawn and paid to the Subordinated Certificateholders of such Series or to the holders of the Residual Certificates, in the event that an election has been made to treat the Trust Fund (or a pool of segregated assets therein) with respect to such Series as a REMIC, in accordance with their respective interests. Investment income earned on amounts held in the Subordination Reserve Fund will not be available for distribution to the Senior Certificateholders or otherwise subject to any claims or rights of the Senior Certificateholders.

     Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling and Servicing Agreement and, unless otherwise provided in the applicable Prospectus Supplement, will mature no later than the next Distribution Date.

     Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are entitled.

     If specified in the related Prospectus Supplement, the Subordination Reserve Fund may be funded in any other manner acceptable to each Rating Agency and consistent with an election, if any, to treat the Trust Fund (or one or more pools of segregated assets therein) for such Series as a REMIC, as will be more fully described in such Prospectus Supplement.

     SHIFTING INTEREST CERTIFICATES

     If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Shifting Interest

Certificates to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of such Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor or obligor defaults.

     The protection afforded to the holders of Senior Certificates of such a Series by the subordination feature described above will be effected by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described below, by the right of such holders to receive future distributions on the Mortgage Loans or Contracts that would otherwise have been payable to the holders of Subordinated Certificates.

     Losses realized on Liquidated Mortgage Loans or Liquidated Contracts (other than certain Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans or Contracts to which such holders are entitled. Prior to the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date in respect of each Mortgage Loan or Contract that became a Liquidated Mortgage Loan or Liquidated Contract in the preceding month (subject to the additional limitation described below applicable to Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts), their respective shares of the Scheduled Principal Balance of each such Liquidated Mortgage Loan or Liquidated Contract, together with interest accrued at the Pass-Through Rate for such Class, irrespective of whether Net Liquidation Proceeds and Net Insurance Proceeds realized thereon are sufficient to cover such amount. For a description of the full Senior Class Distribution Amount payable to holders of Senior Certificates of each Series, see 'Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates.'

     On each Distribution Date occurring on or after the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments will generally receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of the Net Liquidation Proceeds and Net Insurance Proceeds actually realized in respect of the applicable Liquidated Mortgage Loans or Liquidated Contracts after reimbursement to the Servicer of any previously reimbursed Advances made in respect of such Liquidated Mortgage Loans or Liquidated Contracts. See 'Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates.'


     In the event that a Mortgage Loan becomes a Liquidated Mortgage Loan or a Contract becomes a Liquidated Contract as a result of a hazard not insured against under a Standard Hazard Insurance Policy (a 'Special Hazard Mortgage Loan' or 'Special Hazard Contract'), the holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive in respect of each Mortgage Loan or Contract which became a Special Hazard Mortgage Loan or Special Hazard Contract in the preceding month, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date prior to the Special Hazard Termination Date, their respective shares of the Scheduled Principal Balance of such Mortgage Loan or Contract, together with interest accrued at the applicable Pass-Through Rate, rather than their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds actually realized. The Special Hazard Termination Date for a Series of Certificates will be the earlier to occur of (i) the date on which cumulative net losses in respect of Special Hazard Mortgage Loans or Special Hazard Contracts exceed the Special Hazard Loss Amount specified in the applicable Prospectus Supplement or (ii) the Cross-Over Date. Since the amount of the Special Hazard Loss Amount for a Series of Certificates is expected to be significantly less than the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on other Liquidated Mortgage Loans or Liquidated Contracts as well as Special Hazard Mortgage Loans or Special Hazard Contracts), the holders of Subordinated Certificates of such Series will bear the risk of losses in the case of Special Hazard Mortgage Loans or Special Hazard Contracts to a lesser extent than they will bear losses on other Liquidated Mortgage Loans or Liquidated Contracts. Once the Special Hazard Termination Date has occurred, holders of Senior Certificates of each Class entitled to payments of principal will be entitled to receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds realized on Special Hazard Mortgage Loans or Special Hazard Contracts (less the total amount of delinquent installments in respect of each Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of the Senior Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest). The outstanding principal balance or notional amount of each such Class will, however, be reduced by such Class's specified percentage of the Scheduled Principal Balance of each such Special Hazard Mortgage Loan or Special Hazard Contract. See 'Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates.'

     If the cumulative net losses on all Mortgage Loans or Contracts in a Trust Fund that have become Special Hazard Mortgage Loans or Special Hazard Contracts in the months prior to the month in which a Distribution Date occurs would exceed the Special Hazard Loss Amount for a Series of Certificates, that portion of the Senior Class Distribution Amount as of such Distribution Date for each Class of Senior Certificates of such Series entitled to a percentage of principal payments on the Mortgage Loans or Contracts in the related Trust Fund attributable to Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date will be calculated not on the basis of the Scheduled Principal

Balances of such Special Hazard Mortgage Loans or Special Hazard Contracts but rather will be computed as an amount equal to the lesser of (a) such Class's percentage, calculated as provided in the related Prospectus Supplement, of the Scheduled Principal Balance of such Special Hazard Mortgage Loans or Special Hazard Contracts and (b) the sum of (i) the excess of the Special Hazard Loss Amount over the cumulative net losses on all Mortgage Loans or Contracts that became Special Hazard Mortgage Loans or Special Hazard Contracts in months prior to the month of such Distribution Date and (ii) the excess of (a) the product of the percentage of principal payments to which such Class is entitled multiplied by the aggregate Net Liquidation Proceeds and Net Insurance Proceeds (net of the portion of each thereof allocable to interest) of the Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date over (b) the total amount of delinquent installments in respect of such Special Hazard Mortgage Loans or Special Hazard Contracts that were previously the subject of distributions to such Class paid out of amounts otherwise distributable to the holders of the related Subordinated Certificates.

     Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans or Contracts in a Trust Fund were exceptionally high and were concentrated in a particular month. See 'Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates' for a description of the consequences of any shortfall of principal or interest.

     The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

OTHER CREDIT ENHANCEMENT

     In addition to subordination as discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

     LIMITED GUARANTEE

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

     LETTER OF CREDIT

     Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

     POOL INSURANCE POLICIES

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan or Contract is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     SPECIAL HAZARD INSURANCE POLICIES OR OTHER FORMS OF SUPPORT FOR SPECIAL HAZARD LOSSES

     If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties or Manufactured Homes caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties or Manufactured Homes are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     SURETY BONDS

     If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

     FRAUD COVERAGE

     If so specified in the applicable Prospectus Supplement, losses resulting fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans or Contracts may be covered to a limited extent by representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, by a reserve fund, letter of credit, or other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     MORTGAGOR BANKRUPTCY BOND

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans or Contracts in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency rating the Certificates of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Certificates has a floating interest rate, or if any of the Mortgage Loans or Contracts in the related Trust Fund has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

                      PREPAYMENT AND YIELD CONSIDERATIONS

PASS-THROUGH RATES AND INTEREST RATES

     Any Class of Certificates of a Series may have a fixed Pass-Through Rate or Interest Rate, or a Pass-Through Rate or Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans or Contracts (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Rate or Net Contract Rate of the underlying Mortgage Loans or Contracts) or may receive interest payments with respect to the underlying Mortgage Loans or Contracts in such other manner specified in the applicable Prospectus Supplement.

     The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Rates or Contract Rates and Net Mortgage Rates or Net Contract Rates for the Mortgage Loans or Contracts underlying such Series as of the Cut-Off Date. Unless otherwise specified in the related Prospectus Supplement, each monthly interest payment on a Mortgage Loan or Contract will generally be calculated as the product of one-twelfth of the applicable Mortgage Rate or Contract Rate at the time of such calculation and the then unpaid principal balance on such Mortgage Loan or Contract. The Net Mortgage Rate or Net Contract Rate with respect to each Mortgage Loan or Contract will be similarly calculated on a loan-by-loan basis, by subtracting from the applicable Mortgage Rate or Contract Rate, the Fixed Retained Yield, if any, payable to the Depositor or other person or entity specified in the Prospectus Supplement and any Servicing Fee applicable to each Mortgage Loan or Contract. If the Trust Fund includes adjustable-rate Mortgage Loans or Contracts or includes Mortgage Loans or Contracts with different Net Mortgage Rates or Net Contract Rates, the weighted average Net Mortgage Rate or Net Contract Rate may vary from time to time as set forth below. See 'The Trust Funds.' The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate or Interest Rate for each Class of Certificates of such Series having a Pass-Through Rate or Interest Rate and will specify whether each such Pass-Through Rate or Interest Rate is fixed or is variable.

     The Net Mortgage Rate or Net Contract Rate for any adjustable rate Mortgage Loan or Contract will change with any changes in the index specified in the related Prospectus Supplement on which such Mortgage Rate or Contract Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Rate or Contract Rate or other limitations described in the related Prospectus Supplement. The weighted average Net Mortgage Rate or Net Contract Rate with respect to any Series may vary due to changes in the Net Mortgage Rates or Net Contract Rates of adjustable rate Mortgage Loans or Contracts, to the timing of the Mortgage Rate or Contract Rate readjustments of such Mortgage Loans or Contracts and to different rates of payment of principal of fixed or adjustable rate Mortgage Loans or Contracts bearing different Mortgage Rates or Contract Rates.

     If the Trust Fund for a Series includes adjustable rate Mortgage Loans or Contracts, any limitations on the periodic changes in a mortgagor's or obligor's monthly payment, any limitations on the adjustments to the Net Mortgage Rates or Mortgage Rates or to the Net Contract Rates or Contract Rates, any provision that could result in Deferred Interest and the effects, if any, thereof on the yield on Certificates of the related Series will be discussed in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, no distribution of principal and only a partial distribution of interest will be made to Certificateholders with respect to a negatively amortizing Mortgage Loan or Contract. Distribution of the portion of scheduled interest at the applicable Net Mortgage Rate or Net Contract Rate representing Deferred Interest with respect to such Mortgage Loan or Contract will be passed through to the Certificateholders on the Distribution Date following the Due Date on which it is received. Such Deferred Interest will bear interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract. For federal income tax purposes, Deferred Interest may constitute interest income to the Trust Fund and to Certificateholders at the time that it accrues, rather than at the time that it is paid. See 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--Deferred Interest,' '--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Deferred Interest' and '--Taxation of Residual Certificates--Deferred Interest.'

SCHEDULED DELAYS IN DISTRIBUTIONS

     At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates (other than certain Classes of Residual Certificates) will be required to pay accrued interest at the applicable Pass-Through Rate or Interest Rate for such Class from the Cut-Off Date for such Series to, but not including the date of issuance. With respect to Standard Certificates, the effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because while interest will accrue at such Pass-Through Rate from the first day of each month through the last day of such month (unless otherwise specified in the related Prospectus Supplement), principal and interest distributions with respect to such month will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month following the month of accrual (or until such other Distribution Date specified in the applicable Prospectus Supplement). If so specified in the related Prospectus Supplement, a Class of Multi-Class Certificates may be entitled to distributions on each Distribution Date of interest accrued during a period (an 'Interest Accrual Period' specified in such Prospectus Supplement ending on such Distribution Date or ending on a date preceding such Distribution Date. In the latter case the effective yield to such Certificateholders will be below the yield otherwise produced by the applicable initial public offering prices and Interest Rates because (i) on the first Distribution Date the time period upon which interest payable is calculated will be less than the time elapsed since the commencement of accrual of interest, (ii) the interest that accrues during the Interest Accrual Period will not be paid until a date following such Interest Accrual Period specified in the related Prospectus Supplement, and (iii) during each Interest Accrual Period following the first Interest Accrual Period, in the case of a Class of Multi-Class Certificates currently receiving distributions in reduction of Stated Amount, interest is based upon a Stated Amount which is less than the Stated Amount of such Certificates actually outstanding, since the distribution in reduction of Stated Amount made on the following Distribution Date is deemed to have been made, for interest accrual purposes only, at the end of the preceding Interest Accrual Period. The Prospectus Supplement for each Series of Certificates will set forth the nature of any scheduled delays in distribution and the impact on the yield of such Certificates.

INTEREST SHORTFALLS DUE TO PRINCIPAL PREPAYMENTS

     When a Mortgage Loan or Contract is prepaid in full, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, Liquidation Proceeds and Insurance Proceeds are also likely to include interest only to the time of payment. When a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than the Due Date occurring in the month of receipt or the Due Date occurring in the month following the month of receipt, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. To mitigate this reduction in yield, the Pooling and Servicing Agreement relating to a Series will provide, unless otherwise specified in the applicable Prospectus Supplement, that with respect to any principal prepayment or liquidation of any Mortgage Loan or Contract underlying the Certificates of such Series, the Servicer will pay into the Certificate Account for such Series to the extent funds are available for such purpose from the related aggregate Servicing Fees (or portion thereof as specified in the related Prospectus Supplement) which the Servicer is entitled to receive relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date, such amount, if any, as may be necessary to assure that the amount paid into the Certificate Account with respect to such Mortgage Loan or Contract includes an amount equal to interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract for the period from the date of such prepayment or liquidation to but not including the next Due Date. See 'Servicing of the Mortgage Loans and Contracts--Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts.'

WEIGHTED AVERAGE LIFE OF CERTIFICATES

     Weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of the principal amount or Stated Amount of such Certificate is distributed to the investor. The weighted average life and the yield to maturity of any Class of the Certificates of a Series will be influenced by, among other things, the rate at which principal on the Mortgage Loans or Contracts included in the Mortgage Pool or Contract Pool for such Certificate is paid, which is determined by scheduled amortization and prepayments (for this purpose, the term 'prepayments' includes prepayments and liquidations due to default, casualty, condemnation and the like).

     The Mortgage Loans or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement or as described in the following paragraph, no Mortgage Loan or Contract will provide for a prepayment penalty and all fixed rate Mortgage Loans or Contracts will contain due-on-sale clauses permitting the holder to accelerate the maturity of the Mortgage Loan or Contract upon conveyance of the Mortgaged Property or Manufactured Home.

     Some of the Mortgage Loans may call for Balloon Payments. Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally.

     Some of the Mortgage Loans included in the Trust Fund may, in the event one or more are required to be repurchased or otherwise removed from the Trust Fund, require the payment of a release premium.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series which includes more than one Class or Subclass of Multi-Class Certificates will describe one or more such prepayment standards or models and will contain tables setting forth the weighted average life of each such Class or Subclass and the percentage of the original aggregate Stated Amount of each such Class or Subclass that would be outstanding on specified Distribution Dates for such

Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the

Mortgage Loans or Contracts are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

     There is, however, no assurance that prepayment of the Mortgage Loans or Contracts underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of economic, geographic, social and other factors may affect prepayment experience. These factors may include homeowner mobility, economic conditions, changes in mortgagor's or obligor's housing needs, job transfers, unemployment, mortgagor's or obligor's net equity in the properties securing the mortgages or contracts, servicing decisions, enforceability of due-on-sale clauses, market interest rates, the magnitude of related taxes, and the availability of funds for refinancing. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates or Contract Rates on the Mortgage Loans or Contracts underlying a Series of Certificates, the prepayment rates of such Mortgage Loans or Contracts are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans or Contracts. It should be noted that Certificates of a Series may evidence an interest in a Trust Fund with different Mortgage Rates or Contract Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of Mortgage Rates or Contract Rates of the Mortgage Loans or Contracts. In addition, the terms of the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause to the extent specified therein. See 'Servicing of the Mortgage Loans and Contracts--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts' and 'Certain Legal Aspects of the Mortgage Loans and Contracts--Due-On-Sale Clauses' for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans or Contracts.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount or, if applicable, their parity price, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount or, if applicable, their parity price. Parity price is the price at which a Certificate will yield its coupon, after giving effect to any payment delay. In addition, the yield to investors in a Class of Certificates which bears interest at a variable Interest Rate or at a variable Pass-Through Rate, will also be affected by changes in the index on which any such variable Interest Rate, or variable Pass-Through Rate is based. Changes in the index may not correlate with changes in prevailing mortgage interest rates or financing rates for manufactured housing, and the effect, if any, thereof on the yield of the Certificates will be discussed in the related Prospectus Supplement. The yield on certain types of Certificates may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.


     At the request of the mortgagor or obligor, the Servicer may refinance the Mortgage Loans or Contracts in any Trust Fund by accepting prepayments thereon and making new loans secured by a Mortgage on the same property or a security interest in the same Manufactured Home. Upon such refinancing, the new loans will not be included in the Trust Fund. A mortgagor or obligor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan or Contract.

     The Depositor may be obligated and the applicable Unaffiliated Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans or Contracts. In addition, the terms of certain insurance policies relating to the Mortgage Loans or Contracts may permit the applicable insurer to purchase delinquent Mortgage Loans or Contracts. The proceeds of any such repurchase will be deposited in the related Certificate Account and such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan or Contract. See 'The Trust Funds--Assignment of the Mortgage Loans and Contracts.' In addition, if so specified in the applicable Prospectus Supplement, the Servicer will have the option to purchase all, but not less than all, of the Mortgage Loans or Contracts in any Trust Fund under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase may be effected only pursuant to a 'qualified liquidation,' as defined in Code Section 86OF(a)(4)(A). See 'The Pooling and Servicing Agreement--Termination; Purchase or other Disposition of Mortgage Loans and Contracts.'

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans or Contracts represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Loans or Contracts until the sale of the Certificates and other expenses connected with pooling the related Mortgage Loans or Contracts and issuing the Certificates.

                                 THE DEPOSITOR

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the 'Depositor'), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, 15th Floor, New York, New York 10292. Its telephone number is (212) 778-1000.

     As described herein under 'The Trust Funds--Assignment of the Mortgage Loans and Contracts' and '--Representations and Warranties,' the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans or Contracts under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Mortgage Pool, Contract Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement the Servicer with respect to any Series of Certificates relating to Mortgage Loans or Contracts may be an affiliate of the Depositor. As described under 'The Trust Funds,' the Depositor anticipates that it may acquire Mortgage Loans and Contracts through or from an affiliate.

     Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                            UNDERWRITING GUIDELINES

MORTGAGE LOANS SECURED BY RESIDENTIAL PROPERTIES

     The Depositor expects that all Mortgage Loans included in a Mortgage Pool will have been originated in accordance with the underwriting procedures described herein, subject to such variations as are specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all or a representative sample of the Mortgage Loans comprising the Mortgage Pool for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting procedures and standards and compliance with other requirements for inclusion in the related Mortgage Pool.

     Except as otherwise set forth in the related Prospectus Supplement, it is expected that each originator of Mortgage Loans will have applied, in a standard procedure which complies with applicable federal and state law and regulations, underwriting procedures that are intended to evaluate the mortgagor's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. A prospective mortgagor will have been required to fill out an application designed to provide to the original lender pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor will have been required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification will have been obtained in the case of individual borrowers which reports the mortgagor's current salary, length of such employment and whether it was expected that the mortgagor will continue such employment in the future. If a prospective borrower was self-employed, the mortgagor will have been required to submit copies of signed tax

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
returns. The mortgagor may also have been required to authorize verification of deposits at financial institutions where the mortgagor has demand or savings accounts.


     In determining the adequacy of the Mortgaged Property as collateral, except in the instance of certain small second loan applications, an appraisal will have been made of each Mortgaged Property considered for financing. Each appraiser will have been selected in accordance with predetermined guidelines established by or acceptable to the Unaffiliated Seller for appraisers. The appraiser will have been required to inspect the Mortgaged Property and verify that it was in good condition and that construction, if new, has been completed. The appraisal is based on the market value of the comparable properties, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the Mortgaged Property.

     In determining the adequacy of the Mortgaged Property as collateral, the originator shall, in the case of second or more junior loans, look at the combined Loan-to-Value Ratio in determining whether the Mortgage Loan exceeds lending guidelines. Furthermore, when considering such second or more junior loans, confirm that payment has been timely made on the senior liens.

     Once all applicable employment, credit and property information was received, a determination would have been made as to whether the prospective mortgagor had sufficient monthly income available (i) to meet its monthly obligations on the Mortgage Loan (determined on the basis of the monthly payments due in the year of origination and taking into consideration, payments due on any senior liens) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) in the case of individual mortgagors, to meet monthly housing expenses and other financial obligations and monthly living expenses. When two individuals cosign loan documents, the income and expenses of both individuals may be included in the computation. Underwriting guidelines generally similar to traditional underwriting guidelines used by FNMA and FHLMC which were in effect at the time of origination of each Mortgage Loan will generally have been used, except that the ratios at origination of the amounts described in clauses (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines. With respect to a vacation or second home, no income derived from the property will have been considered for underwriting purposes.

     Other credit considerations may cause departure from the traditional guidelines. If the Loan-to-Value Ratio and/or term of the Mortgage Loan is less than a percentage specified in the related Prospectus Supplement, certain aspects of review relating to monthly income assets may be foregone and standard ratios of monthly or total expenses to gross income may not be applied. The Depositor may permit an Unaffiliated Seller's underwriting standards to otherwise vary in certain cases to the extent specified in the related Prospectus Supplement.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor will require that the Unaffiliated Sellers represent and warrant that underwriting standards applied to each Mortgage Loan purchased by the Depositor from such Unaffiliated Seller (including Mortgage Loans secured by Mortgaged Properties located in anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of such Mortgage Loan.

     Certain of the types of loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors will have the ability to make larger monthly payments in subsequent years. In some instances, however, a mortgagor's income may not be sufficient to make loan payments as such payments increase.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions, insurance policies or other credit support, such losses will be borne, at least in part, by the holders of the Certificates of the related series.

CONTRACTS

     The underwriting guidelines utilized in connection with the origination of the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

                 SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

     The following summaries describe certain provisions of the Pooling and Servicing Agreements which relate to Trust Funds comprised of Mortgage Loans or Contracts. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Pooling and Servicing Agreement for each Series and the related Prospectus Supplement, which may further modify the provisions summarized below. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series.

THE SERVICER


     The Servicer under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Mortgage Loans or Contracts contained in the Trust Fund for such Series. For Trust Funds comprised of Mortgage Loans, the Servicer will be a seller/servicer approved by FNMA or FHLMC. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers (each a 'Sub-Servicer'), but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Certificateholders will constitute an Event of Default by the Servicer under the related Pooling and Servicing Agreement. See 'The Pooling and Servicing Agreement--Events of Default--Mortgage Loans or Contracts' and '--Rights Upon Event of Default--Mortgage Loans or Contracts.'

PAYMENTS ON MORTGAGE LOANS AND CONTRACTS

     The Servicer or the Trustee will, as to each Series of Certificates, establish and maintain, or cause to be established and maintained, a separate trust account or accounts in the name of the Trustee (collectively, the 'Certificate Account'), which must be maintained with a depository institution (the 'Certificate Account Depository') acceptable to the Rating Agency rating the Certificates of such Series. Such account or accounts will be maintained with a Certificate Account Depository (i) whose long-term debt obligations at the time of any deposit therein are rated not lower than the rating on the related Series of Certificates at the time of the initial issuance thereof, (ii) the deposits in which are insured by the Federal Deposit Insurance Corporation (the 'FDIC') through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel, the Trustee for the benefit of the Certificateholders of the related Series has a claim with respect to funds in the Certificate Account for such Series, or a perfected security interest in any collateral (which shall be limited to Eligible Investments) securing such funds, that is superior to the claims of any other depositor or general creditor of the Certificate Account Depository with which the Certificate Account is maintained or (iii) which is otherwise acceptable to the Rating Agency or Agencies.

     A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in certain Eligible Investments. Any such Eligible Investments shall mature not later than the business day preceding the next Distribution Date and no such investment shall be sold or disposed of prior to the maturity date of such Eligible Investment; however, in the event that an election has been made to treat the Trust Fund (or a segregated pool of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Fund (or segregated pool of assets) to be subject to the tax on 'prohibited transactions' imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund (or segregated pool of assets) to tax, or cause the Trust Fund (or segregated pool of assets) to fail to qualify as a REMIC. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Servicer or its designee as additional servicing compensation. All losses from any such investment will be deposited by the Servicer into the Certificate Account immediately as realized. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one Series of Certificates.

     Each Sub-Servicer servicing a Mortgage Loan or Contract will be required by the Servicer to establish and maintain one or more separate accounts which may be interest bearing and which comply with the standards with respect to Certificate Accounts set forth above (collectively, the 'Sub-Servicing Account'). Each Sub-Servicer will be required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans or Contracts received by the Sub-Servicer, less its servicing compensation. The Sub-Servicer shall remit to the Servicer by wire transfer of immediately available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan or Contract on a monthly remittance date which shall occur on or before two business days preceding the Determination Date occurring in such month.

     The Servicer will deposit in the Certificate Account for each Series of Certificates any amounts representing scheduled payments of principal and interest on the Mortgage Loans or Contracts due after the applicable Cut-Off Date but received prior thereto, and, on a daily basis, the following payments and collections received or made by it with respect to the Mortgage Loans or Contracts subsequent to the applicable Cut-Off Date (other than payments due on or before the Cut-Off Date):

          (i) all payments on account of principal, including prepayments, and interest, net of any portion thereof retained by a Sub-Servicer as its servicing compensation and net of any Fixed Retained Yield;

          (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or Contracts or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans or Contracts received from the mortgagor or obligor other than amounts required to be paid to the mortgagor or obligor pursuant to the terms of the applicable Mortgage Loan or Contract or otherwise pursuant to law ('Liquidation Proceeds'), and further reduced by expenses incurred in connection with such liquidation, other reimbursed servicing costs associated with such liquidation, certain amounts applied to the restoration, preservation or repair of the Mortgaged Property or Manufactured Home, any unreimbursed Advances with respect to such Mortgage Loan or Contract and, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid Servicing Fees, in respect of the related Mortgage Loans or Contracts or the related Mortgaged Properties or Manufactured Homes ('Net Liquidation Proceeds');

          (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan or Contract ('Insurance Proceeds'), other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the mortgagor or obligor in accordance with the applicable Pooling and Servicing Agreement, and further reduced by expenses incurred in connection with collecting on related insurance policies, any unreimbursed Advances with respect to such Mortgage Loan or Contract and in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid Servicing Fees, in respect of such Mortgage Loan or Contract ('Net Insurance Proceeds');

          (iv) all amounts required to be deposited therein from any related reserve fund, and amounts available under any other form of credit enhancement applicable to such Series;

          (v) all Advances made by the Servicer;

          (vi) all amounts withdrawn from Buy-Down Funds or other funds described in the related Prospectus Supplement, if any, with respect to the Mortgage Loans or Contracts, in accordance with the terms of the respective agreements applicable thereto;

          (vii) all Repurchase Proceeds; and

          (viii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof any Fixed Retained Yield from any payment or other recovery on account of interest as received and prior to deposit in the Certificate Account or (b) to withdraw the applicable Servicing Fee and/or any Fixed Retained Yield from the Certificate Account after the entire payment or recovery has been deposited therein; however, with respect to each Trust Fund (or a segregated pool of assets therein) as to which a REMIC election has been made, the Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Certificate Account.

     Advances, amounts withdrawn from any reserve fund, and amounts available under any other form of credit enhancement will be deposited in the Certificate Account not later than the business day preceding the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Servicer.


     If the Servicer deposits in the Certificate Account for a Series any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account.

     The Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement:

          (i) to reimburse itself for Advances;

          (ii) to reimburse itself from Liquidation Proceeds for expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan or Contract or property acquired in respect thereof and for amounts expended in good faith in connection with the restoration of damaged property, to reimburse itself from Insurance Proceeds for expenses incurred by the Servicer in connection with the restoration, preservation or repair of the related Mortgage Properties or Manufactured Homes and expenses incurred in connection with collecting on the related insurance policies and, to the extent that Liquidation Proceeds or Insurance Proceeds after such reimbursement are in excess of the unpaid principal balance of the related Mortgage Loans or Contracts together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate or Net Contract Rate through the last day of the month in which such Liquidation Proceeds or Insurance Proceeds were received, to pay to itself out of such excess the amount of any unpaid Servicing Fees and any assumption fees, late payment charges or other mortgagor or obligor charges on the related Mortgage Loans or Contracts;

          (iii) to pay to itself the applicable Servicing Fee and/or pay the owner thereof any Fixed Retained Yield, in the event the Servicer is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such payment or recovery in the Certificate Account;

          (iv) to reimburse itself and the Depositor for certain expenses (including taxes paid on behalf of the Trust Fund) incurred by and recoverable by or reimbursable to it or the Depositor, as the case may be;

          (v) to pay to the Depositor or the Unaffiliated Seller with respect to each Mortgage Loan or Contract or property acquired in respect thereof that has been repurchased by the Depositor or the Unaffiliated Seller, as the case may be, all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan or Contract was determined;

          (vi) to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

          (vii) to make withdrawals from the Certificate Account in order to make distributions to Certificateholders; and


          (viii) to clear and terminate the Certificate Account.

     The Servicer will be authorized to appoint a paying agent (the 'Paying Agent') to make distributions, as agent for the Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

     The Servicer will cause any Paying Agent which is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

          (1) hold all amounts deposited with it by the Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

          (2) give the Trustee notice of any default by the Servicer in the making of such deposit; and

          (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

ADVANCES AND LIMITATIONS THEREON

     Unless otherwise provided in the applicable Prospectus Supplement, the Servicer will advance on or before the business day preceding each Distribution Date its own funds (an 'Advance') or funds held in the Certificate Account for future distribution or withdrawal and which are not included in the Pool Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest which were due during the related Due Period, that were delinquent on the Determination Date and were not advanced by any Sub-Servicer, to the extent that the Servicer determines that such advances will be reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans or Contracts respecting which such amounts were advanced, or from any amounts in the Certificate Account to the extent that the Servicer shall determine that any such advances previously made are not ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise. If advances have been made by the Servicer from excess funds in the Certificate Account, the Servicer will replace such funds in the Certificate Account on any future

Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH PREPAID AND LIQUIDATED MORTGAGE LOANS AND CONTRACTS

     When a mortgagor or obligor prepays a Mortgage Loan or Contract in full, the mortgagor or obligor pays interest on the amount prepaid only to the date on which such principal prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property or Manufactured Home will not include interest for any period after the date on which the liquidation took place, and Insurance Proceeds may include interest only to the date of settlement of the related claims. Further, when a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than a Due Date, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. Unless otherwise specified in the applicable Prospectus Supplement, in order to mitigate the adverse effect to Certificateholders of a Series resulting from the prepayment or liquidation of a Mortgage Loan or Contract or settlement of an insurance claim with respect thereto, the amount of the aggregate Servicing Fees will be reduced by an amount equal to the accrual of interest on any prepaid or liquidated Mortgage Loan or Contract at the Net Mortgage Rate for such Mortgage Loan or the Net Contract Rate for such Contract from the date of its prepayment or liquidation or the date of such insurance settlement to the next Due Date (the 'Prepayment Interest Shortfall'). Such reductions in the aggregate Servicing Fees will be made by the Servicer with respect to the Mortgage Loans or Contracts under the applicable Pooling and Servicing Agreement, but only to the extent that the aggregate Prepayment Interest Shortfall does not exceed the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date. The amount of the offset against the aggregate Servicing Fees will be included in the scheduled distributions to Certificateholders on the Distribution Date on which the related principal prepayments, Liquidation Proceeds or Insurance Proceeds are passed through to Certificateholders. See 'Prepayment and Yield Considerations.' Payments with respect to any Prepayment Interest Shortfall will not be obtained by means of any subordination of the rights of Subordinated Certificateholders or any other credit enhancement arrangement (except to the extent such credit enhancement pays interest with respect to a Mortgage Loan or Contract in excess of the related Net Mortgage Rate or Net Contract Rate and such excess would otherwise be paid to the Servicer as a Servicing Fee).

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, a statement setting forth the following information, if applicable, will be included with each distribution to Certificateholders of record of such Series:


          (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Loans or Contracts, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans or Contracts, and the aggregate unpaid principal balance of the Mortgage Loans or Contracts after giving effect to the principal distributions on such Distribution Date;

          (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

          (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

          (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date),

             (a) the information contained in the report delivered pursuant to clause (ii) above;

             (b) the interest accrued on such Class of Compound Interest Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

             (c) the Stated Amount of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

          (v) to each holder of a Certificate, the aggregate amount of the Servicing Fees paid with respect to such Distribution Date;

          (vi) to each holder of a Certificate, the amount by which the Servicing Fee has been reduced by the aggregate Prepayment Interest Shortfall for the related Distribution Date;

          (vii) the aggregate amount of any Advances by the Servicer included in the amounts actually distributed to the Certificateholders;


          (viii) to each holder of each Senior Certificate (other than a Shifting Interest Certificate):

             (a) the amount of funds, if any, otherwise distributable to Subordinated Certificateholders and the amount of any withdrawal from the Subordination Reserve Fund, if any, included in amounts actually distributed to Senior Certificateholders;

             (b) the Subordinated Amount remaining and the balance in the Subordination Reserve Fund, if any, following such distribution; and

             (c) the amount of any Senior Class Shortfall with respect to, and the amount of any Senior Class Carryover Shortfall outstanding prior to, such Distribution Date;

          (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any reserve fund other than the Subordination Reserve Fund:

             (a) the amounts so distributed under any such form of credit enhancement or from any such reserve fund on the applicable Distribution Date; and

             (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

          (x) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

          (xi) the book value of any collateral acquired by the Trust Fund through foreclosure or otherwise; and

          (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two or more months delinquent.

     In addition, within a reasonable period of time after the end of each calendar year, a report will be furnished to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (i) through (xii) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Trustee with respect to a Series will be required to sign the federal income tax returns with respect to such REMIC. See 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Administrative Matters.'

REPORTS TO THE TRUSTEE


     No later than 15 days after each Distribution Date for a Series, the Servicer will provide the Trustee of such Series with a report setting forth the status of the related Certificate Account and the related Subordination Reserve Fund, if any, and any other reserve fund as of the close of business on such Distribution Date, stating that all distributions required to be made by the Servicer under the applicable Pooling and Servicing Agreement have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits to and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. Such statement shall also include information as to (i) the aggregate unpaid principal balances of all the Mortgage Loans or Contracts as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs (or such other day as may be specified in the applicable Pooling and Servicing Agreement); and (ii) the amount of any Subordination Reserve Fund and any other reserve fund, as of such Distribution Date (after giving effect to the distributions on such Distribution Date). Copies of such reports may be obtained by Certificateholders upon request in writing addressed to the related Trustee at its mailing address provided in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, follow such collection procedures as it follows with respect to mortgage loans or manufactured housing contracts serviced by it that are comparable to the Mortgage Loans or Contracts, as the case may be. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan or Contract and (ii) arrange with a mortgagor or obligor a schedule for the liquidation of deficiencies running for not more than six months after the applicable Due Date.

     Pursuant to the Pooling and Servicing Agreement, the Servicer, to the extent permitted by law, will establish and maintain or will cause to be established and maintained one or more escrow accounts (collectively, the 'Servicing Account') in which the Servicer will be required to deposit or cause to be deposited payments by mortgagors or obligors, as applicable, for taxes, assessments, mortgage and hazard insurance premiums and other comparable items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in the Servicing Account, if required, to repair or otherwise protect the Mortgaged Properties or Manufactured Homes and to clear and terminate such account. The Servicer will be responsible for the administration of each Servicing Account. The Servicer will be obligated to advance certain amounts which are not timely paid by mortgagors or obligors, to the extent that the Servicer determines that such amounts will be recoverable out of Insurance Proceeds, Liquidation Proceeds, or otherwise. Alternatively, if specified in the applicable Pooling and Servicing Agreement, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS AND CONTRACTS

     Each Pooling and Servicing Agreement will provide that, when any Mortgaged Property or Manufactured Home is conveyed by the mortgagor or obligor, the Servicer will exercise its rights to accelerate the maturity of such Mortgage Loan or Contract under any 'due-on-sale' clause applicable thereto, if any, unless (a) it is not exercisable under applicable law or (b) such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or Contract. In any such case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property or Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Contract and, unless prohibited by applicable state law, the mortgagor or obligor remains liable thereon, provided that the Mortgage Loan or Contract will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy, and the Mortgage Rate or Contract Rate with respect to such Mortgage Loan or Contract and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior

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
approval of any pool insurer and any primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor or obligor is released from liability and such person is substituted as mortgagor or obligor and becomes liable under the Mortgage Note or Contract.

     The Servicer is obligated under the Pooling and Servicing Agreement for each Series to realize upon defaulted Mortgage Loans or Contracts to the extent provided therein. However, in the case of foreclosure or of damage to a Mortgaged Property or Manufactured Home from an uninsured cause, the Servicer is not required to expend its own funds to foreclose, repossess or restore any damaged property, unless it reasonably determines (i) that such foreclosure, repossession or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan or Contract after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to charge the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

     The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see 'Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders' for a description of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments against any mortgagor or obligor, and the Servicer is not required under the Pooling and Servicing Agreement to seek deficiency judgments.

     With respect to a Trust Fund (or one or more segregated pools of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property or Manufactured Home as a result of a default or imminent default of any Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, the Trustee generally will be required to dispose of such property with two years following its acquisition by the Trust Fund. The Servicer also will be required to administer the Mortgaged Property or Manufactured Home in a manner which does not cause the Mortgaged Property or Manufactured Home to fail to qualify as 'foreclosure property' within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any 'net income from foreclosure property' within the meaning of Code Section 860G(c). In general, this would preclude the holding of the Mortgaged Property or Manufactured Home as a dealer in such property or the receipt of rental income based on the profits of the lessee.

     The Servicer may modify, waive or amend the terms of any Mortgage Loan or Contract without the consent of the Trustee or any Certificateholder. Such modification, waiver or amendment shall only be given if the Servicer determines that it is in the best interests of Certificateholders and, generally, only if the Mortgage Loan is in default or the Service has determined that default is reasonably foreseeable.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     For each Series of Certificates, the Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans or Contracts until termination of the applicable Pooling and Servicing Agreement, subject, unless otherwise specified in the applicable Prospectus Supplement, to adjustment as described under 'Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts' above. The Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan or Contract by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Certificate Account for such Series or (b) withdrawing the Servicing Fee from the Certificate Account after the entire interest payment has been deposited in the Certificate Account. The Servicer may also pay itself out of the Liquidation Proceeds or Insurance Proceeds with respect to a Mortgage Loan or Contract, or withdraw from the Certificate Account, the Servicing Fee in respect of such Mortgage Loan or Contract or other recoveries with respect thereto to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee with respect to the Mortgage Loans or Contracts underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Any additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer to the extent not required to be deposited in the Certificate Account.

     In addition to amounts payable to any Sub-Servicer, the Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans or Contracts underlying a Series, including, without limitation, payment of the hazard insurance policy premiums and fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. However, certain of these expenses may be reimbursable to the Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Fund will suffer a loss to the extent that Net Liquidation Proceeds and Net Insurance Proceeds are less than the principal balance of the related Mortgage Loan or Contract, plus accrued interest thereon at the Net Mortgage Rate or Net Contract Rate. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any Mortgaged Property or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive Liquidation Proceeds and Insurance Proceeds. The Servicer is also entitled to reimbursement from the Certificate Account of Advances, of advances made by it to pay taxes or insurance premiums with respect to any Mortgaged Property or Manufactured Home and of certain losses against which it is indemnified by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     THE MORTGAGE LOANS

     Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first such date occurring at least six months after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with the terms of such agreements other than exceptions that are immaterial and any significant exceptions of errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     THE CONTRACTS

     Each Pooling and Servicing Agreement relating to a Series of Certificates representing interests in a Contract Pool will provide that on or before a specified date in each year, beginning with the first such date after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Servicer under the Pooling and Servicing Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust Fund and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with the provisions of the Pooling and Servicing Agreement, other than such exceptions as shall be set forth in such report.

     Each Pooling and Servicing Agreement will also provide for delivery to the Trustee annually on or before the specified date therein, a statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of the annual accountants' statement and the statement of officers of the Servicer may be obtained by Certificateholders without charge upon written request to the Servicer at the address of the Servicer set forth in the related Prospectus Supplement.

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
CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series (other than its duties as Certificate Registrar for such Series, if it is acting as such), except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee for such Series or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for servicing the Mortgage Loans or Contracts, it may appoint another institution as Servicer, as described under 'The Pooling and Servicing Agreement--Rights Upon Event of Default--Mortgage Loans or Contracts' below.

     The Pooling and Servicing Agreement will provide that neither the Depositor, the Servicer (if the Series of Certificates relates to Mortgage Loans or Mortgage Contracts) nor any director, officer, employee or agent of either of them will be under any liability to the Trust Fund or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Servicer or any director, officer, employee or agent of the Depositor or Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Depositor, the Servicer and any director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Depositor and the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Depositor and the Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Servicer will be the successor of the Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and that the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such event is not adversely affected thereby.

     The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series
(A) in connection with a sale or transfer of a substantial portion of its mortgage or manufactured housing servicing portfolio; provided that (i) in the case of a transfer by a Servicer of Mortgage Loans, the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser or transferee is reasonably satisfactory to the Depositor and the Trustee for such Series and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer or (B) to any affiliate of the Servicer, provided that the conditions contained in

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clauses (i) through (iii) above are met. In the case of any such assignment or delegation, the Servicer will be released from its obligations under the Pooling and Servicing Agreement except for liabilities and obligations incurred prior to such assignment and delegation.

                      THE POOLING AND SERVICING AGREEMENT

EVENTS OF DEFAULT

     MORTGAGE LOANS OR CONTRACTS

     Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans or Contracts include (i) any failure by the Servicer to remit to the Trustee or to any Paying Agent for distribution to Certificateholders any required payment which continues unremedied for 5 days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days (or 10 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ('Voting Interests') aggregating not less than 25% of the Voting Interests represented by all Certificates for such Series; (iii) any breach of representation or warranty of the Servicer relating to such Servicer's authority to enter into, and its ability to perform its obligations under, such Pooling and Servicing Agreement; (iv) certain events of insolvency, readjustments of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to any its obligations and (v) if specified in the applicable Pooling and Servicing Agreement, any failure by the Servicer to remit to the Trustee the amount of any Advance by the business day preceding the applicable Distribution Date.

RIGHTS UPON EVENT OF DEFAULT

     MORTGAGE LOANS OR CONTRACTS

     So long as Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Fund for such Series may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans or Contracts (other than the Servicer's right to recovery of any Initial Deposit for such Series and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the private or public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, (i) in the case of a Servicer of Mortgage

Loans, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 and which is a FNMA- and FHLMC-approved seller/servicer or (ii) in the case of a Servicer of Contracts, an institution with a net worth of at least $15,000,000 which has serviced for at least one year immediately prior thereto a portfolio of manufactured housing loans of not less than $100,000,000, to act as successor to the Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans or Contracts. In the event such public bid procedure is utilized, the successor Servicer would be entitled to servicing compensation in an amount equal to the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement, and the Servicer would be entitled to receive the net profits, if any, received from the sale of its servicing rights and obligations under the Pooling and Servicing Agreement.

     During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series will have the right to take action

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to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to the nonassenting Certificateholders or if, under certain circumstances, the Trustee receives conflicting directions from different groups of Certificateholders.

     No Certificateholders of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer (with respect to a Series of Certificates relating, to the Mortgage Loans or Contracts) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any over provision therein,

(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or modify the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of certain Certificates, which are inserted in response to the Code provisions described below under 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates,' or
(vi) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, where applicable, and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating, any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans or Contracts that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in clause (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of the Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, where

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applicable, and the Trustee provided that such action is approved by holders of
Certificates evidencing 100% of the Percentage Interest of each Class that, as evidenced by an opinion of counsel, is adversely affected in any material respect by such action. For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the Certificateholders of any Class, while the Servicer or any affiliate thereof is the holder of Certificates aggregating not less than

66 2/3% of the Percentage Interest of such Class), any Certificates registered in the name of the Servicer or any affiliate thereof shall be deemed not to be outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Fund to tax or cause the Trust Fund (or one or more segregated pools of assets therein) to fail to qualify as a REMIC.

TERMINATION; PURCHASE OR OTHER DISPOSITION OF MORTGAGE LOANS AND CONTRACTS

     The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (i) the later of the final payment or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) any purchase or disposition described in the following paragraph. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the late survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination.

     If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the person or persons specified in such Prospectus Supplement to purchase from the Trust Fund for such Series, or will require the Trust Fund to sell, all remaining Mortgage Loans or Contracts at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that an election has been made to treat the related Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase or disposition will be effected only upon receipt by the Trustee of an opinion of counsel that such purchase (i) will be part of a 'qualified liquidation' or other evidence as defined in Code Section 860F(a)(4)(A), (ii) will not otherwise subject the Trust Fund (or segregated asset pool) to tax, or
(iii) will not cause the Trust Fund (or segregated asset pool) to fail to qualify as a REMIC. The exercise of such right or such disposition will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised, or the obligation to sell will arise, only after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the related Prospectus Supplement. See 'Prepayment and Yield Considerations.'

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Servicer or any of their respective affiliates.

     With respect to a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer (with respect to a Series of Certificates relating to Mortgage Loans or Contracts) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Fund for state-tax reasons. Upon becoming aware of such circumstances, the Servicer or Depositor, as the case may be, will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interest in the Trust Fund, except that, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Fund necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus, or shall be a member of a bank holding system with an aggregate combined capital and surplus, of at least $50,000,000 and will be subject to supervision or examination by federal or state authorities.

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
           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

THE MORTGAGE LOANS

     GENERAL

     The Mortgage Loans will, in general, be secured by either first, second or more junior mortgages, deeds of trust, or other similar security agreements depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grant the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgage's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.


     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

     FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state be laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having, a junior encumbrance on

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the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

     FORECLOSURE ON SHARES OF COOPERATIVES

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease of occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition

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agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

     RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

     JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The Mortgage Loans are secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults or senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. It is standard practice of the Sellers to protect their interest by attending any sale of which they have notice or appearing and bidding for, or redeeming, the property if it is in their best interest to do so.

     The standard form of the mortgage or deed of trust used by most institutional lenders, (including the sellers) confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages will have the prior right to collect and apply any insurance proceeds payable under a hazard insurance policy to restore or repair the property if feasible, and to collect any remaining insurance proceeds or any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or trust deed.

     The form of mortgage or deed of trust used by most institutional lenders typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or 'optional' advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene

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between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a 'future advance' cause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a 'credit limit' amount stated

in the recorded mortgage.

     Another provision sometimes included in the form of the mortgage or deed of trust used by institutional lenders (and included in some of the forms used by the Sellers) obligates the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligations itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgage under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its

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security. For example, in a Chapter 13 proceeding under the Federal Bankruptcy
Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage of deed of trust. Certain environmental protection laws may also impose liability for cleanup expenses on owners by foreclosure on real property, which liability may exceed the value of the property involved. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     'DUE-ON-SALE' CLAUSES

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a 'due-on-sale' clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the 'Act') which purports to preempt state laws which prohibit the enforcement of 'due-on-sale' clauses by providing among other matters, that 'due-on-sale' clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Act are enforceable, within certain limitations as set forth in the Act and the regulations promulgated thereunder. 'Due-on-sale' clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ('OTS'), as successor to the Federal Home Loan Bank Board ('FHLBB'), which preempt state law restrictions on the enforcement of such clauses. Similarly, 'due-on-sale' clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Act created a limited exemption from its general rule of enforceability for 'due-on-sale' clauses in certain mortgage loans ('Window Period Loans') which were originated by non-federal lenders and made or assumed in certain states ('Window Period States') during the period, prior to October 15, 1982, in which that state prohibited the enforcement of 'due-on-sale' clauses by constitutional provision, statute or statewide court decision (the 'Window Period'). Though neither the Act nor the FHLBB regulations promulgated thereunder actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were:
Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of 'due-on-sale' clauses in Window Period Loans, 'due-on-sale' clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of 'due-on-sale' clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

     By virtue of the Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a 'due-on-sale' clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a

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leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children becomes an owner of the property in each case where the transferee(s) will occupy the property,
(iii) a number resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See 'Prepayment and Yield Considerations.'

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS (as successor to the FHLBB) is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose Stated Rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to impose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

     Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller will represent and warrant in the related Loan Sale Agreement that all Mortgage Loans sold by such Unaffiliated Seller to the Depositor were originated in full compliance with applicable state laws, including usury laws. See 'The Trust Funds--Representations and Warranties.'

     ADJUSTABLE RATE LOANS

     The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a 'holder in due course' within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

     ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have sustained their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process

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concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

THE CONTRACTS

     GENERAL

     As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are 'chattel paper' as defined in the Uniform Commercial Code (the 'UCC') in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

     SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at

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the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Depositor nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the Unaffiliated Seller) which continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Unaffiliated Seller) or a trustee in bankruptcy of the Servicer (or the Unaffiliated Seller).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Unaffiliated Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Unaffiliated Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

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     ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     CONSUMER PROTECTION LAWS

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the

Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

     TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF 'DUE-ON-SALE' CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a 'due-on-sale' clause in respect of certain Manufactured Homes.

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     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Unaffiliated Seller will represent that all of the Contracts comply with applicable usury law.

     FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Certificateholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

INSTALLMENT CONTRACTS

     MORTGAGE LOANS AND CONTRACTS

     The Mortgage Loan and Contracts may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclosure in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the

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property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statute, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

     ENVIRONMENTAL RISKS

     Real property pledged for a Mortgaged Loan or Contract as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which have been the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any Mortgage Loan or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan.

     Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any Hazardous Material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an 'Environmental Condition') may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. The value of a Mortgaged Property as collateral for a Mortgage Loan could therefore be adversely affected by the existence of any such Environmental Condition.

     The state of the law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ('CERCLA'), a lender may be liable as an 'owner or operator' for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though CERCLA's definition of 'owner or operator,' however, is a person 'who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest' (the 'secured-creditor exemption'). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an 'owner or operator' under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.


     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly contained CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., disagreeing with the Fleet Factors court, held that a secured lender had no liability absent 'some actual management of the facility' on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency (the 'EPA') issued a final rule interpreting and delineating CERCLA's secured-creditor

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exemption. The final rule defines a specific the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. Issuance of this rule by the EPA under CERCLA would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on 'owners or operators' but do not incorporate the second-creditor exemption.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the documents in the Mortgage Document File. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see 'Anti-Deficiency Legislation and Other Limitations on Lenders' below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities by the lender.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's Mortgage Loan or Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan or Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans or Contracts in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or Contract during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property or Manufactured Home in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties. Finally, Mortgaged Properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

CERTAIN MATTERS RELATING TO INSOLVENCY

     The Unaffiliated Seller of the Mortgage Loans or Contracts and the Depositor intend that the transfer of such Mortgage Loans or Contracts to the Trust Fund constitute a sale rather for a pledge of the Mortgage Loans or Contracts to secure indebtedness of the seller of the Mortgage Loans or Contracts. However, if the Unaffiliated Seller were to become a debtor under the federal bankruptcy code or be placed in a conservatorship or receivership under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ('FIRREA'), as the case may be, it is possible that a creditor, receiver, conservator or trustee-in-bankruptcy of such seller may

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argue that the sale of the Mortgage Loans or Contracts by the Unaffiliated
Seller is a pledge of the Mortgage Loans or Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

     Under FIRREA the FDIC as receiver or conservator of a Servicer subject to its jurisdiction may enforce a contract notwithstanding any provision of the contract providing for termination thereof by reason of the insolvency of, or appointment of a receiver or conservator for, the Servicer. Consequently, provisions in a Pooling and Servicing Agreement providing for an Event of Default upon certain events of insolvency, receivership or conservatorship of the Servicer may not be enforceable against the FDIC as receiver or conservator to the extent that the exercise of such rights is based solely upon the insolvency of or appointment of a receiver or conservator for the Servicer. In addition, the FDIC may transfer the assets and liabilities of an institution in receivership or conservatorship to another institution.

BANKRUPTCY LAWS

     Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and the consequences thereof caused by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien. In a case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rent and leases related to the Mortgaged Property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.


     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the federal bankruptcy laws, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in

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possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with 'adequate assurance' of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must release the mortgage property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited by a formula.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer to the Trust Fund of any payments made by the mortgagor under the related Mortgage Loan. Moreover, some recent court decisions suggest that even a non-collusive, regularly conducted foreclosure sale may be challenged in a bankruptcy proceeding as a 'fraudulent conveyance,' regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The discussion below does not purport to address all federal income consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The discussion is based upon laws, regulations, rulings and decisions now in effect all of which are subject to change. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the Certificates.

     For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans or Contracts of a Series of Certificates, references to the Mortgage Loans or Contracts will be deemed to refer to that portion of the Mortgage Loans or Contracts held by the Trust Fund, which does not include the Fixed Retained Yield. For purposes of this discussion, references to the 'principal amount' or 'principal balance' of a Certificate will be deemed to refer to the Stated Amount in the case of Multi-Class Certificates. For purposes of this discussion, unless otherwise specified, the term 'Mortgage Loans' will be used to refer to Mortgage Loans and Contracts. References to a 'holder' or 'Certificateholder' in this discussion generally mean the beneficial owner of a Certificate.

     The following discussion addresses securities of three general types: (i) securities ('REMIC Certificates') representing interests in a Trust Fund, or a portion thereof, which the Depositor will covenant to elect to have treated as a real estate mortgage investment conduit ('REMIC') under sections 860A through 860G of the Code and the regulations promulgated thereunder (the 'REMIC Regulations'); (ii) securities ('Non-REMIC Certificates') representing interests in a Trust Fund (a 'Grantor Trust Estate') which the Depositor will covenant not to elect to have treated as a REMIC; and (iii) securities ('Notes') that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests. Such a discussion will be set forth in the applicable Prospectus Supplement for any trust issuing securities characterized as partnership interests. The Prospectus Supplement for each series of securities will indicate whether a REMIC election (or elections) will be made for the related Trust Estate and, if a REMIC election is to be made, will identify all 'regular interests' and 'residual interests' in the REMIC.

                               REMIC CERTIFICATES

     GENERAL

     With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund (or one or more segregated pools of assets therein) as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a 'REMIC Pool.' For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made, which will include all Multi-Class Certificates and may include Standard Certificates or Stripped Certificates or both, are referred to as 'REMIC Certificates' and will consist of one or more Classes of 'Regular Certificates' and one Class of 'Residual Certificates' in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, the Depositor's Counsel has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be 'regular interests' in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be 'residual interests' in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to REMIC or 'REMIC Pool' herein shall be deemed to refer to each such REMIC Pool.

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
     STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute either 'a regular or residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as 'loans . . . secured by an interest in real property which is . . . residential real property' (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of a REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting 'loans . . . secured by an interest in real property' for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Fund. REMIC Certificates held by certain financial institutions will constitute an 'evidence of indebtedness' within the meaning of Code Section 582(c)(1).


     QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the 'Startup Day' (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than 'qualified mortgages' and 'permitted investments.' The REMIC Regulations provide a 'safe harbor' pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets in less than 1 percent of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide 'reasonable arrangements' to prevent its residual interest from being held by 'disqualified organizations' and applicable tax information to transferors or agents that violate this requirement. See 'Taxation of Residual Certificates--Tax-Related Restrictions on Transfers of Residual Certificates-- Disqualified Organizations.'

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a 'defective obligation' within a two-year period thereafter. A 'defective obligation' includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage

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that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A mortgage loan that is 'defective' as described in clause (iv) that is not sold or, if within two years of the Startup

Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. Effective September 1, 1997, a qualified mortgage will include any regular interest in a financial asset securitization investment trust ('FASIT') transferred to the REMIC on the Startup Day or purchased by the REMIC within a three month period thereafter pursuant to a fixed-price contract in effect on the Startup Day, but only if 95% or more of the value of the FASIT's assets is at all times attributable to obligations that are principally secured by an interest in real property as described above.

     The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as 'single family residences' within the meaning of Code Section 25(e)(10) may be treated as 'qualified mortgages' of a REMIC. Under Code Section 25(e)(10), the term 'single family residence' includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Depositor will represent and warrant that each of the Manufactured Homes securing the Contracts meets this definition of 'single family residence.'

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any instrument, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or to provide additional security for payments due on the regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30 percent of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced 'promptly and appropriately' as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or at a qualified variable rate or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to each REMIC Pool in that Series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be

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treated as equity interests therein. The Code, however, provides that in certain situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief, the Secretary of the Treasury may determine that the REMIC shall continue to be treated as a REMIC or that the period of cessation of REMIC status shall be disregarded. Investors should be aware, however, that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     GENERAL

     In general, interest paid or accrued, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the 'Regular Certificateholder'), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

     ORIGINAL ISSUE DISCOUNT

     Compound Interest Certificates will be, and certain of the Regular Certificates of other Classes of a Series may be, issued with 'original issue discount' within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest. Such accrual may be in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1275 (the 'OID Regulations') and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in the OID Regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a 'Retail Class Certificate')) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the 'stated redemption price at maturity' of the Regular Certificate over its 'issue price.' The issue price of a Regular Certificate offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the principal amount of the Regular Certificate, but generally will not include distributions of interest if such interest distributions constitute 'qualified stated interest.' Under the OID

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Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate as described below, provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. No distributions on a Compound Interest Certificate, or on other Regular Certificates with respect to which interest distributions may be deferred and added to principal, will constitute qualified stated interest, and, accordingly, the stated redemption price at maturity of such Regular Certificates includes not only their principal balances but also all other distributions (whether denominated as accrued interest or current interest) to be received thereon. Likewise, the Depositor intends to treat an 'interest only' Class, or a Class on which interest is substantially disproportionate to its principal amount (a so-called 'super-premium') Class as having no qualified stated interest.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the 'Prepayment Assumption') and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect of a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount, as well as market discount and market premium, under the constant yield method. See 'Election to Treat All Interest Under the Constant Yield Method.'

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the 'daily portions,' as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Retail Class Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity, and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events

(including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issued price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all such prior periods, and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

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     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.

     In the case of a Retail Class Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Retail Class Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Retail Class Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the 'pro-rata prepayment' rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for a Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading 'Election to Treat All Interest Under the Constant Yield Method.'

     VARIABLE RATE REGULAR CERTIFICATES

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the total contingent principal payments by more than a specified amount, (ii) the interest compounds or is payable at least annually at current values of (a) one or more 'qualified floating rates,' (b) a single fixed rate followed by one or more qualified floating rates, (c) a single 'objective rate' or (d) a single fixed rate and a single objective rate that is a 'qualified inverse floating rate,' and (iii) the instrument does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i) above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the Regular Certificates should not be considered contingent for this purpose. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, and such rate may be subject to a multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate includes a rate determined using a single fixed formula and that is based on objective financial or economic information. However, a rate will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the instrument's term will be significantly less than or greater than the average value of the rate during the final half of the instrument's term. Further, an objective rate does not include a rate that is based on information within the control of or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate and that inversely reflects the contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a qualified floating rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more qualified floating rates) including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the qualified mortgages that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes, with regular interests that do not meet the definition of a variable rate in the OID Regulations being treated as having all non-qualified stated interest.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under 'Original Issue Discount,' with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on a rate determined by substituting a fixed rate for each qualified floating rate, objective rate, or initial fixed interest rate, in a manner determined under Treasury regulations. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or similar Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     DEFERRED INTEREST

     Any Deferred Interest that accrues with respect to a Class of Regular Certificates will constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. The Depositor will treat all interest on a Regular Certificate as to which there may be Deferred Interest as includible in the stated redemption price at maturity thereof.

     MARKET DISCOUNT

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, 'market discount' is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of all or a portion of the excess of the interest paid or accrued on indebtedness incurred or continued to purchase or carry the Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See

'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which such election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under 'Original Issue Discount') remaining after the date of purchase. It appears that de minimis market discount would generally be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

     PREMIUM

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a 'capital asset' within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under 'Market Discount' are available. Amortizable bond premium will be treated as an offset to interest income on the Regular Certificates, rather than a separate deduction item. See 'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     TREATMENT OF LOSSES


     Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. Although not entirely clear, it appears that Regular Certificateholders that are corporations should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations will be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating 'negative' original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

     ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) 'interest' includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

     SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the state redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110 percent of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

     TAXATION OF REMIC INCOME


     Generally, the 'daily portions' of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ('Residual Holders'), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) a limitation on the deductibility of interest and expenses related to tax-exempt income similar to the general limitation imposed on financial institutions will apply. The REMIC Pool's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute payments in reduction of principal balance sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as payments on the later Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool contains fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of 'excess inclusions' below under 'Limitations on Offset or Exemption of REMIC Income.' The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

     BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was

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
disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under 'Taxation of REMIC Income,' the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent the initial adjusted basis of the Residual Holder (other than the original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See 'Treatment of Certain Items of REMIC Income and Expense--Market Discount' below regarding the basis of Mortgage Loans to the REMIC Pool and 'Sale or Exchange of a Residual Certificate' below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to uncertainty and differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under 'Taxation of Regular Certificates--Original Issue Discount' and '--Variable Rate Regular Certificates,' without regard to the de minimis rule described therein.

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under 'Taxation of Regular Certificates--Deferred Interest.'

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans (presumably, allocated based on the relative fair market values of the Mortgage Loans) is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally their fair market value immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date in the case of a retained Class). The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under 'Taxation of Regular Certificates--Market Discount.'


     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal

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to the amount of such excess. As stated above, the REMIC Pool's basis in
Mortgage Loans is the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool. In a manner analogous to the discussion above under 'Taxation of Regular Certificates--Premium,' a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on the Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that mortgagors on the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof.

     LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the 'excess inclusion,' is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the 'excess inclusion' generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusion will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under 'Tax-Related Restrictions on Transfer of REMIC Residual Certificates--Foreign Investors'), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See 'Taxation of Certain Foreign Investors--Residual Certificates' below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

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     TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and that projected payments are based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization.

     In addition, if a 'Pass-Through Entity' (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i)

the amount of excess inclusions on the Residual Certificate that is allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number, and during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) 'Disqualified Organization' means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax or unrelated business income imposed by Code Section 511, and (ii) 'Pass-Through Entity' means any regulated investment company, real estate investment trust, common trust fund, partnership, trust, or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor, the Depositor and the Trustee an affidavit providing its taxpayer identification number and stating such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each holder of a Residual Certificate will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party

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
within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a 'noneconomic residual interest' (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under 'Foreign Investors') is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a 'noneconomic residual interest' unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under 'Disqualified Organizations.' The REMIC Regulations explain that a significant purpose of a transfer will be deemed to impede the assessment or collection of tax if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to a Series will require the transferee of a REMIC Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading 'Disqualified Organizations.' The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has 'tax avoidance potential' to a 'foreign person' will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a 'U.S. Person' (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.

Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or any trust that is not a 'foreign trust' as defined in Section 7701(a)(31) of the Code.

     SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under 'Taxation of Residual Certificates--Basis and Losses') of such Residual Holder in such Residual Certificate at the time of the

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
sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in such Residual Holder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Holder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Holder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Code provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section
1091) any residual interest in any REMIC or any interest in a 'taxable mortgage pool' (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     PROHIBITED TRANSACTIONS

     Income from certain transactions entered into by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation (or the repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time), or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or reasonably foreseeable default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

     CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, a REMIC Pool will be subject to tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to a REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.

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
     NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as 'foreclosure property' for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, then the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Residual Holder owning the largest percentage interest in the Residual Certificates may be obligated to act as the REMIC Pool's 'tax matters person,' as defined in applicable Treasury regulations, with respect to the REMIC Pool, and will be required to irrevocably designate the Trustee as its agent to perform all of the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSE

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed two percent of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, subject to adjustment for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as to holders of Residual Certificates, where such Regular Certificates are similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a Regular Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to the REMIC Pool. As a result, individuals, estates, or trusts holding REMIC Certificates (either directly or indirectly

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
through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations), may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of distributions of cash for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR CERTIFICATES

     Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (i.e., any persons who are not U.S. Persons, as defined above), will be considered 'portfolio interest' and, therefore, generally, will not be subject to 30% United States withholding provided that such Non-U.S. Person (i) is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B) with respect to the Depositor, or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Proposed Treasury regulations, which would be effective for payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means for claiming the exemption from federal income and withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

     RESIDUAL CERTIFICATES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as 'portfolio interest,' subject to the conditions described in 'Regular Certificates' above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in 'registered form' within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an 'excess inclusion.' See 'Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income.' If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See 'Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investor Investors' above concerning the disregard of certain transfers having 'tax avoidance potential.' Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Residual Certificate.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a 'backup' withholding tax under Code Section 3406 of 31% on 'reportable payments' (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent, or the broker who

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
effected the sale of the Regular Certificates, or such Regular Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of records of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar year by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 (which will be available on the IRS electronic bulletin board) with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see 'Limitations on Deduction of Certain Expenses' above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under 'Status of REMIC Certificates.'

                             NON-REMIC CERTIFICATES

STANDARD CERTIFICATES

     GENERAL

     In the event that a Trust Fund (or a segregated pool of assets therein) with respect to a Series of Standard Certificates does not elect to be treated as a REMIC, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a 'taxable mortgage pool' within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying such Series of Standard Certificates and where such Certificates are not designated as Stripped Certificates, as described below under 'Stripped Certificates,' the holder of each such Certificate will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by the Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under 'Recharacterization of Servicing Fees.' Accordingly, the holder of a Standard Certificate of a particular Series (a 'Standard Certificateholder') will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate, original issue discount (if any,) prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates, or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212, for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, subject to adjustment for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, might have aggregate taxable income in excess of the aggregate amount of cash received as interest or discount on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Standard Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction may be subject to the application of the 'stripped bond' and 'stripped coupon' rules of the Code, as described below under 'Stripped Certificates' and 'Recharacterization of Servicing Fees,' respectively.

     TAX STATUS

     The Depositor's Counsel has advised the Depositor that, except as discussed below with respect to Buy-Down Loans:

          1. A Standard Certificate owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) will be considered to represent 'loans secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v), provided that the property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent 'real estate assets' within the meaning of Code
     Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income of such assets will be considered 'interest on obligations secured by mortgages on real property' to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an 'obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in

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     real property' within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of 'qualified mortgages' within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Standard Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Standard Certificateholder's investment for federal income tax purposes.

     PREMIUM AND DISCOUNT

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium,' as if the purchaser had purchased the Mortgage Loans directly.

     Original Issue Discount. Original issue discount generally must be reported as gross income as it accrues under a constant interest method, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of an obligation holder that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.


     Market Discount. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount;'

     Unless indicated otherwise in the applicable Prospectus Supplement, a 0% prepayment assumption will be assumed for purposes of such accrual.

     Deferred Interest. Any Deferred Interest that accrues with respect to a Standard Certificate will constitute income to the holder of such Standard Certificate prior to the time distributions of cash with respect to such Deferred Interest are made under the OID Regulations. The Depositor will treat all interest on a Standard Certificate as to which there may be Deferred Interest as includible in the stated redemption price at maturity of the Mortgage Loans.

     RECHARACTERIZATION OF SERVICING FEES

     If the Servicing Fee paid to the Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Mortgage Loans, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased.

     Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ('excess servicing') will cause the Mortgage Loans to be treated under the 'stripped bond' rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments

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
on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as 'stripped coupons' and 'stripped bonds.' Subject to the de minimis rule discussed below under '--Stripped Certificates,' each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. See 'Stripped Certificates' below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     SALE OR EXCHANGE OF STANDARD CERTIFICATES

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost of the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as 'Stripped Certificates.' The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the

Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than arm's length consideration for servicing the Mortgage Loans (see 'Standard Certificates--Recharacterization of Servicing Fees' above), or (iii) Certificates are issued in two or more Classes or Subclasses representing the right to non-pro rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate (a 'Stripped Certificateholder') will be considered to own 'stripped bonds' with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under 'Standard Certificates--Recharacterization of Servicing Fees.' Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class (or Subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under 'Standard Certificates--General,' subject to the limitation described therein.

     Code Section 1286 generally treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a 'taxable mortgage pool' within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under 'Taxation of Stripped Certificates--Possible Alternative Characterizations,' the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. Accordingly, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificates was treated as zero under the de minimis rule, or (ii) no more than 100 basis points is stripped off the related Mortgage Loans. Any such market discount generally would be reportable as described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount.' It is unclear whether discount attributable to a stripped Mortgage Loan the principal amount of which exceeds the value of real property securing the Mortgage Loan will be eligible for treatment as market discount.

     TAXATION OF STRIPPED CERTIFICATES

     Original Issue Discount. Except as described above under 'General,' each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate in any taxable year likely will be computed generally as described above under 'Federal Income Tax Consequences for REMIC Certificates--Original Issue Discount' and '--Variable Rate Regular Certificates.' However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under 'General,' the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

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
     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes Certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecovered basis.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under 'Non-REMIC Certificates--Standard Certificates--Sale or Exchange of Standard Certificates.' To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any payments, as described above under 'Federal Income Tax Consequences for REMIC Certificates--Backup Withholding.'

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
TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Standard Certificate or Stripped Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ('foreign persons') generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount or market discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury Regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person with respect to an ownership interest in Mortgage Loans issued after July 18, 1984 will be 'portfolio interest' and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates.'

                                     NOTES

     GENERAL

     With respect to each Series of Notes, the Depositor's Counsel will deliver its opinion to the Depositor that (unless otherwise limited in the applicable Prospectus Supplement) such securities will be classified as debt secured by the related Mortgage Loans. Consequently, Notes will not be treated as ownership interests in the Mortgage Loans or the Trust Fund. Holders will be required to report income received with respect to Notes in accordance with their normal method of accounting. For additional tax consequences relating to Notes purchased at a discount or with premium, see 'Non-REMIC Certificates--Premium and Discount' and the applicable Prospectus Supplement.

     SPECIAL TAX ATTRIBUTES

     As described above, Non-REMIC Certificates will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Certificates will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Notes will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Notes.


     SALE OR EXCHANGE

     If a holder of a Note sells or exchanges such security, the holder will recognize gain or loss equal to the difference, in any, between the amount received and the holder's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general (except as described in 'Non-REMIC Certificates--Premium and Discount--Market Discount') except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Note recognized by an investor who holds the security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code impose certain requirements on those employee benefit plans to which they apply ('Plans') and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

     Before purchasing any Certificates, a Plan fiduciary should determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

     GENERAL

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans or Contracts, as discussed in the related Prospectus Supplement and in 'Prepayment and Yield Considerations' herein.


      Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called 'parties in interest' within the meaning of ERISA or 'disqualified persons' within the meaning of the Code). The Depositor, the Servicer (if any) or the Trustee or certain affiliates thereof might be considered or might become 'parties in interest' or 'disqualified persons' with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a 'prohibited transaction' within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Servicer (if any) or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     DELEGATION OF FIDUCIARY DUTY

     Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code.

     The U.S. Department of Labor (the 'Department') has published final regulations (the 'Regulations') concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an 'equity interest' (such as a Certificate) in such entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered 'plan assets' if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by 'benefit plan investors,' which are defined as Plans, individual retirement accounts, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

     Individual Administrative Exemptions. Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an 'Individual Exemption') which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Individual Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. An Individual Exemption does not apply to Plans sponsored by the Restricted Group (as defined below) or the Trustee.

     Some of the conditions that must be satisfied for an Individual Exemption to apply are the following:

          (1) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

          (2) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Structural Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. ('National Credit Rating Agencies').

          (3) The Trustee is not an affiliate of any of the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Servicer (if any), any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the 'Restricted Group');

          (4) The Plan investing in the Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

          (5) The sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer and any Sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith;

          (6) (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates; and

          (7) The acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

     If the conditions to an Individual Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a Mortgage Pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

     Moreover, an Individual Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements, (i) a Plan's investment in Certificates of any class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (ii) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same person.

     PTE 83-1. Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ('PTE 83-1') permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA.

     The term 'mortgage pool pass-through certificate' is defined in PTE 83-1 as 'a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor.' It appears that, for purposes of PTE 83-1, the term 'mortgage pool pass-through certificate' would include Certificates issued in a single Class or in multiple classes that evidence a beneficial undivided fractional interest in a mortgage pool of one- to four-family residential mortgage loans and entitle the holder thereof to both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments.

     However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Certificates evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (c) Residual or other Certificates which are subordinated to other classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

     PTE 83-1 sets forth certain 'general conditions' and 'specific conditions' to its applicability. Section 11 of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of 1% of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

EXEMPT PLANS

     Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above, subject to the provisions of other applicable federal and state law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by such plans, or by most varieties of ERISA Plans, may give rise to 'unrelated business taxable income' as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not a 'Disqualified Organization' which term includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed herein under the caption 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates.'

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries carefully consider the consequences under

ERISA of their acquisition and ownership of Certificates.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plan generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     If specified in the related Prospectus Supplement, the Certificates of one or more classes offered pursuant to this Prospectus will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ('SMMEA'), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As 'mortgage related securities,' such Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in 'mortgage related securities,' in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the 'NCUA') Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances.


     All depository institutions considering an investment in the Certificates should review the 'Supervisory Policy Statement on Securities Activities' dated January 28, 1992 (the 'Policy Statement') of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain 'high-risk' mortgage securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest-bearing' or 'income-paying' and, with regard to any

Certificates issued in book-entry form, provisions which may restrict or prohibit investment in securities which are issued in book-entry form.

     OTHER CLASSES OF CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS WILL NOT CONSTITUTE 'MORTGAGE RELATED SECURITIES' UNDER SMMEA BECAUSE THEY WILL NOT REPRESENT BENEFICIAL OWNERSHIP INTERESTS IN QUALIFYING MORTGAGE LOANS UNDER SMMEA. THE APPROPRIATE CHARACTERIZATION OF THOSE CERTIFICATES UNDER VARIOUS LEGAL INVESTMENT RESTRICTIONS, AND THUS THE ABILITY OF INVESTORS SUBJECT TO THESE RESTRICTIONS TO PURCHASE THE CERTIFICATES, MAY BE SUBJECT TO SIGNIFICANT INTERPRETIVE UNCERTAINTIES. ALL INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER, AND TO WHAT EXTENT, THE CERTIFICATES WILL CONSTITUTE LEGAL INVESTMENTS FOR THEM.

     NO REPRESENTATION IS MADE AS TO THE PROPER CHARACTERIZATION OF THE CERTIFICATES FOR LEGAL INVESTMENT OR FINANCIAL INSTITUTION REGULATORY PURPOSES, OR AS TO THE ABILITY OF PARTICULAR INVESTORS TO PURCHASE CERTIFICATES UNDER APPLICABLE LEGAL INVESTMENT RESTRICTIONS. THE UNCERTAINTIES DESCRIBED ABOVE MAY (AND ANY UNFAVORABLE FUTURE DETERMINATIONS CONCERNING LEGAL INVESTMENT OR FINANCIAL INSTITUTION REGULATORY CHARACTERISTICS OF THE CERTIFICATES ADVERSELY AFFECT THE LIQUIDITY OF THE NON-SMMEA CERTIFICATES.

     INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS.


                              PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

     If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. Unless otherwise provided in the related Prospectus Supplement, the underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnity the related underwriters against certain civil liabilities, including liabilities under the Securities Act.

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard any such reoffer and sale.

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this

Prospectus and the related Prospectus Supplement, some or all of such

Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an 'underwriter' within the meaning of the Securities Act of 1933, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                 LEGAL MATTERS

     Certain legal matters and certain tax matters will be passed upon for the Depositor by Dewey Ballantine, New York, New York and/or such other counsel as will be named on the related Prospectus Supplement.

                                     RATING

     At the date of issuance of each Series of Certificates, the Certificates offered hereby will be rated in one of the four highest categories by at least one Rating Agency. See 'Ratings' in the related Prospectus Supplement. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

TERM                                                                                                          PAGE
------------------------------------------------------------------------------------------------------   ---------
Act...................................................................................................          74
Additional Balance....................................................................................          18
Advance...............................................................................................          59
Advance Reserve.......................................................................................          44
Advances..............................................................................................           8
APR...................................................................................................          19
ARM Buy-Outs..........................................................................................          19
Balloon Loan..........................................................................................          17
Balloon Loans.........................................................................................          11
Balloon Period........................................................................................          17
Basic Monthly Amount..................................................................................          18
Basic Senior Class Distribution.......................................................................          34
Buy-Down Account......................................................................................          17
Buy-Down Loans........................................................................................          17
Call protection.......................................................................................          40
CERCLA................................................................................................          81
Certificate Account...................................................................................          56
Certificate Account Depository........................................................................          56
Certificateholder.....................................................................................           1
Certificates..........................................................................................           1
Class.................................................................................................           1
Closing Date..........................................................................................          31
Code..................................................................................................           9
Commission............................................................................................           1
Compound Interest Certificates........................................................................          31
Contract Pool.........................................................................................          16
Contract Rate.........................................................................................           6
Contracts.............................................................................................           1
Convertible Mortgage Loans............................................................................          16
Cooperative Loans.....................................................................................          16
Cooperative Notes.....................................................................................          16
Cooperatives..........................................................................................          16
Credit Enhancer.......................................................................................          15
Cut-Off Date Aggregate Principal Balance..............................................................      17, 21
Debt Securities.......................................................................................          86
Deferred Interest.....................................................................................      12, 18
Definitive Certificate................................................................................          29
Deleted Loan..........................................................................................          27
Depositor.............................................................................................    1, 2, 54
Determination Date....................................................................................          32
Direct or Indirect Participants.......................................................................          15
Disqualified Organization.............................................................................          99
Distribution Dates....................................................................................           5
DTC...................................................................................................          30
Due Date..............................................................................................      17, 21

Due Period............................................................................................          41
Eligible Investments..................................................................................          46
Environmental Condition...............................................................................          82
EPA...................................................................................................          82
ERISA.................................................................................................      9, 111
Excess servicing......................................................................................         107
Extension protection..................................................................................          41
FDIC..................................................................................................          57

TERM                                                                                                          PAGE
------------------------------------------------------------------------------------------------------   ---------
FHLBB.................................................................................................          75
FIRREA................................................................................................          83
Foreign persons.......................................................................................         110
Forward Purchase Agreement............................................................................           6
Funding Period........................................................................................          32
Gain From Acquired Property...........................................................................          34
GEM Loans.............................................................................................          20
GPM Fund..............................................................................................          20
GPM Mortgage Loans....................................................................................          20
Grantor Trust Estate..................................................................................          86
Home Equity Lines.....................................................................................          19
Indemnification Payments..............................................................................          34
Initial Deposit.......................................................................................          44
Insurance Proceeds....................................................................................          58
Interest Accrual Period...............................................................................          51
Interest Rate.........................................................................................           1
Liquidated Contract...................................................................................          34
Liquidated Mortgage Loan..............................................................................      13, 34
Liquidation Proceeds..................................................................................      13, 58
Loan Agreement........................................................................................          19
Loan Sale Agreement...................................................................................          24
Loan-to-Value Ratio...................................................................................      17, 21
Mortgage Certificate Pool.............................................................................          16
Mortgage Loans........................................................................................           1
Mortgage Notes........................................................................................          16
Mortgage Pool.........................................................................................          16
Mortgage Rate.........................................................................................           6
Mortgaged Properties..................................................................................          18
Mortgages.............................................................................................          16
Mortgagor.............................................................................................          12
Multi-Class Certificates..............................................................................           1
Net Contract Rate.....................................................................................           6
Net Insurance Proceeds................................................................................          58
Net Liquidation Proceeds..............................................................................          58
Net Mortgage Rate.....................................................................................           6

Non-REMIC Certificates................................................................................          86
Notional Amount.......................................................................................           1
OTS...................................................................................................          75
Pass-Through Entity...................................................................................          99
Pass-Through Rate.....................................................................................           5
Paying Agent..........................................................................................          59
Payment Deficiencies..................................................................................          44
Percentage Certificates...............................................................................          30
Plans.................................................................................................         111
Pool..................................................................................................           1
Pool Distribution Amount..............................................................................          32
Pool Value Group......................................................................................          40
Pooling and Servicing Agreement.......................................................................           2
Pre-Funding Account...................................................................................           7
Prepayment Interest Shortfall.........................................................................          60
PTE 83-1..............................................................................................         114
Purchase Obligation...................................................................................          11
Purchase Price........................................................................................          25
Rating Agency.........................................................................................          10
Record Date...........................................................................................           5

TERM                                                                                                          PAGE
------------------------------------------------------------------------------------------------------   ---------
Registration Statement................................................................................           1
Regular Certificates..................................................................................       2, 29
Relief Act............................................................................................      15, 83
REMIC.................................................................................................          86
REMIC Certificates....................................................................................          85
REMIC Regulations.....................................................................................          85
Repurchase Proceeds...................................................................................          32
Residual Certificates.................................................................................          29
Residual Holders......................................................................................          95
Scheduled.............................................................................................          37
Scheduled Principal...................................................................................          34
Secured-creditor exemption............................................................................          82
Securities Act........................................................................................           1
Senior Certificates...................................................................................       2, 29
Senior Class Credit Enhancement.......................................................................          35
Senior Class Distributable Amount.....................................................................          33
Senior Class Principal Portion........................................................................          33
Senior Class Pro Rata Share...........................................................................          35
Senior Class Shortfall................................................................................          35
Senior Class Shortfall Accruals.......................................................................          36
Series................................................................................................           1
Servicer..............................................................................................           1
Servicing Account.....................................................................................          63

Servicing Fee.........................................................................................           6
Shifting Interest Certificates........................................................................           2
SMMEA.................................................................................................      9, 115
Special Distributions.................................................................................          42
Special Hazard Contract...............................................................................          47
Special Hazard Mortgage Loan..........................................................................          47
Standard Certificateholder............................................................................         105
Standard Certificates.................................................................................           1
Standard Hazard Insurance Policy......................................................................          22
Stated Amount.........................................................................................           1
Stripped Certificates.................................................................................           1
Subclass..............................................................................................           1
Subordinated Amount...................................................................................           7
Subordinated Certificates.............................................................................       2, 29
Subordinated Class Distributable Amount...............................................................          33
Subordinated Class Principal Portion..................................................................          34
Subordinated Class Pro Rata Share.....................................................................          35
Subordination Reserve Fund............................................................................           8
Sub-Servicer..........................................................................................       2, 56
Sub-Servicing Account.................................................................................          57
Substitute Loan.......................................................................................          27
Thrift institutions...................................................................................          98
Title V...............................................................................................      76, 80
Trust Fund............................................................................................           1
U.S. Person...........................................................................................         100
UCC...................................................................................................      73, 77
Unaffiliated Sellers..................................................................................           2
Unpaid Interest Shortfall.............................................................................          37
Voting Interests......................................................................................          67
Window Period.........................................................................................          76
Window Period Loans...................................................................................          76
Window Period States..................................................................................          76

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

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                         ------------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                   ----
Summary.........................................   S-3
Risk Factors....................................   S-14
The Certificate Insurer.........................   S-17
Delta Funding Corporation.......................   S-19
Description of the Mortgage Loans...............   S-25
Prepayment and Yield Considerations.............   S-42
Description of the Certificates.................   S-48
Description of the Purchase Agreement...........   S-69
Use of Proceeds.................................   S-69
Certain Federal Income Tax Consequences.........   S-69
State Taxes.....................................   S-71
ERISA Considerations............................   S-71
Legal Investment Considerations.................   S-72
Underwriting....................................   S-72
Experts.........................................   S-73
Legal Matters...................................   S-73
Ratings.........................................   S-73
Index of Defined Terms..........................   S-74

                      PROSPECTUS
Reports.........................................    4
Available Information...........................    4
Incorporation of Certain Information by
  Reference.....................................    4
Summary of Prospectus...........................    5
Risk Factors....................................   12

The Trust Funds.................................   17
Description of the Certificates.................   29
Credit Support..................................   43
Prepayment and Yield Considerations.............   48
Use of Proceeds.................................   52
The Depositor...................................   52
Underwriting Guidelines.........................   52
Servicing of the Mortgage Loans and Contracts...   54
The Pooling and Servicing Agreement.............   64
Certain Legal Aspects of the Mortgage Loans and
  Contracts.....................................   67
Certain Federal Income Tax Consequences.........   81
ERISA Considerations............................   104
Legal Investment................................   108
Plan of Distribution............................   109
Legal Matters...................................   110
Rating..........................................   110
Index of Significant Definitions................   111

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                                  $210,000,000

                                 DELTA FUNDING

                                  HOME EQUITY
                               LOAN TRUST 1996-3

                                HOME EQUITY LOAN
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-3

                           DELTA FUNDING CORPORATION,
                             AS SELLER AND SERVICER

                             PRUDENTIAL SECURITIES
                         SECURED FINANCING CORPORATION,
                                  AS DEPOSITOR

                        -------------------------------
                             PROSPECTUS SUPPLEMENT
                        -------------------------------

                      PRUDENTIAL SECURITIES INCORPORATED

                                LEHMAN BROTHERS

                        GREENWICH CAPITAL MARKETS, INC.


                               December 18, 1996

            -------------------------------------------------------
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